                                                                Exhibit 10.1

                     ======================================
                           LOAN AND SECURITY AGREEMENT
                     ======================================


                       VALUE CITY DEPARTMENT STORES, INC.
                                THE LEAD BORROWER
                                      FOR:
                       VALUE CITY DEPARTMENT STORES, INC.
                               SHONAC CORPORATION
                            DSW SHOE WAREHOUSE, INC.
                           GRAMEX RETAIL STORES, INC.
                             FILENE'S BASEMENT, INC.
                         VALUE CITY LIMITED PARTNERSHIP
                          VALUE CITY OF MICHIGAN, INC.
                               GB RETAILERS, INC.
                                    VCM, LTD.

                                  THE BORROWERS

                     NATIONAL CITY COMMERCIAL FINANCE, INC.
                            ADMINISTRATIVE AGENT FOR
                 THE REVOLVING CREDIT LENDERS REFERENCED HEREIN

                     NATIONAL CITY COMMERCIAL FINANCE, INC.
                            FLEET RETAIL FINANCE INC.
                              AS COLLATERAL AGENTS

                               NATIONAL CITY BANK
                           AS LETTER OF CREDIT ISSUER

                       THE CIT GROUP/BUSINESS CREDIT, INC.
                      GENERAL ELECTRIC CAPITAL CORPORATION
                           AS CO-DOCUMENTATION AGENTS

                            FLEET RETAIL FINANCE INC.
                         WELLS FARGO RETAIL FINANCE, LLC
                            AS CO-SYNDICATION AGENTS

                               NATIONAL CITY BANK
                             FLEET SECURITIES, INC.
                         WELLS FARGO RETAIL FINANCE, LLC

                       THE CIT GROUP/BUSINESS CREDIT, INC.
                              AS CO-LEAD ARRANGERS

                                TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS:



ARTICLE 2 - THE REVOLVING CREDIT:


         2.1.     Establishment of  Revolving Credit.............................................................41
         2.2.     Advances in Excess of Borrowing Base (OverLoans)...............................................42
         2.3.     Risks of Value of Collateral...................................................................42
         2.4.     Commitment to Make Revolving Credit Loans and Support Letters of Credit........................43
         2.5.     Revolving Credit Loan Requests.................................................................43
         2.6.     Suspension of Revolving Credit.................................................................45
         2.7      Making of Revolving Credit Loans...............................................................45
         2.8.     SwingLine Loans................................................................................46
         2.9.     The Loan Account...............................................................................47
         2.10.    The Revolving Credit Notes.....................................................................48
         2.11.    Payment of The Loan Account....................................................................48
         2.12.    Interest on Revolving Credit Loans. ...........................................................49
         2.13.    Underwriting Fee; Collateral Monitoring Fee....................................................50
         2.14.    Unused Line Fee................................................................................50
         2.15.    Early Termination Fee..........................................................................51
         2.16.    Concerning Fees................................................................................51
         2.17.    Agent's and Revolving Credit Lenders' Discretion...............................................51
         2.18.    Procedures For Issuance of L/Cs and Banker's Acceptances.......................................51
         2.19.    Fees For L/Cs and Banker's Acceptances.........................................................54
         2.20.    Concerning L/C's and Banker's Acceptances......................................................55
         2.21.    Changed Circumstances..........................................................................57
         2.22.    Designation of Lead Borrower as Borrowers' Agent...............................................57
         2.23.    Revolving Credit Lenders' Commitments..........................................................58
         2.24     PAYMENTS.......................................................................................60

ARTICLE 3 - CONDITIONS PRECEDENT:

         3.1.     Corporate Due Diligence........................................................................60
         3.2.     Opinions.......................................................................................61
         3.3.     Additional Documents...........................................................................61
         3.4.     Officers' Certificates.........................................................................61
         3.5.     Representations and Warranties.................................................................61
         3.6.     Minimum Day One Availability...................................................................61
         3.7.     Term Loans; Intercreditor Agreement............................................................61
         3.8      Repayment of Existing Indebtedness.............................................................61
         3.9      CONSENTS.......................................................................................61
         3.10     Appraisals and Commercial Finance Examinations.................................................61
         3.11     Material Agreements............................................................................62
         3.12     Litigation.....................................................................................62
         3.13     Perfection of Encumbrances.....................................................................62
         3.14.    All Fees and Expenses Paid.....................................................................62
         3.15     CASH MANAGEMENT................................................................................62
         3.16     INSURANCE......................................................................................62
         3.17.    No Loan Party in Default.......................................................................63
         3.18.    No Adverse Change..............................................................................63
         3.19     Certain Changes................................................................................63
         3.20.    Benefit of Conditions Precedent................................................................63

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:


         4.1.     Payment and Performance of Liabilities.........................................................63
         4.2.     Due Organization. Authorization. No Conflicts..................................................63
         4.3.     Trade Names....................................................................................65
         4.4.     Intellectual property..........................................................................65
         4.5.     Locations......................................................................................65
         4.6.     Encumbrances...................................................................................66
         4.7.     Indebtedness...................................................................................67
         4.8.     Insurance......................................................................................67
         4.9.     Licenses.......................................................................................68
         4.10.    Leases.........................................................................................68
         4.11.    Requirements of Law............................................................................68
         4.12.    Labor Relations................................................................................68
         4.13.    Maintain Properties............................................................................69
         4.14.    Taxes..........................................................................................70
         4.15.    No Margin Stock................................................................................71
         4.16.    Investment and Holding Company Status..........................................................71
         4.17.    ERISA..........................................................................................71
         4.18.    Hazardous Materials............................................................................72

         4.19.    Litigation.....................................................................................73
         4.20.    Dividends. Investments. Corporate Action.......................................................73
         4.21.    Loans..........................................................................................75
         4.22.    Protection of Assets...........................................................................76
         4.23.    Line of Business...............................................................................76
         4.24.    Affiliate Transactions.........................................................................76
         4.25       Additional Subsidiaries......................................................................77
         4.26.    Further Assurances.............................................................................77
         4.27.    ADEQUACY OF DISCLOSURE.........................................................................78
         4.28.    No Restrictions on Liabilities.................................................................79
         4.29.    Restrictions on Payment of Term Loans..........................................................79
         4.30     UNRESTRICTED SUBSIDIARIES......................................................................80
         4.31     NO BANKRUPTCY FILING...........................................................................80

ARTICLE 5      FINANCIAL REPORTING AND PERFORMANCE COVENANTS:


         5.1.     Maintain Records...............................................................................81
         5.2.     Access to Records..............................................................................81
         5.3.     Prompt Notice to Administrative Agent..........................................................82
         5.4.     Weekly Reports.................................................................................84
         5.5.     Monthly Reports................................................................................84
         5.6.     Quarterly Reports..............................................................................84
         5.7.     Annual Reports.................................................................................85
         5.8.     Officers' Certificates.........................................................................85
         5.9.     Inventories, Appraisals, and Audits............................................................86
         5.10.    Additional Financial Information...............................................................87
         5.11.    Information Delivered Pursuant to Article 5....................................................88

ARTICLE 6 - USE OF COLLATERAL:


         6.1.     Use of  Inventory Collateral...................................................................88
         6.2.     Inventory Quality..............................................................................89
         6.3.     Adjustments and Allowances.....................................................................89
         6.4.     Validity of Accounts...........................................................................89
         6.5.     Notification to Account Debtors................................................................89

ARTICLE 7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:


         7.1.     Depository Accounts............................................................................90
         7.2.     Credit Card Receipts...........................................................................90

         7.3.     The Administrative agent's, Collection, and Operating Accounts.................................91
         7.4.     Proceeds and Collections.......................................................................91
         7.5.     Payment of Liabilities.........................................................................92
         7.6.     The Operating Account..........................................................................94

ARTICLE 8 - GRANT OF SECURITY INTEREST:


         8.1.     Grant of Security Interest.....................................................................94
         8.2.     Extent and Duration of Security Interest.......................................................95

ARTICLE 9 - COLLATERAL AGENTS AS BORROWERS' ATTORNEY-IN-FACT:


         9.1.     Appointment as Attorney-In-Fact................................................................96
         9.2.     No Obligation to Act...........................................................................96

ARTICLE 10 - EVENTS OF DEFAULT:

         10.1.    Failure to Pay the Revolving Credit............................................................97
         10.2.    Failure To Make Other Payments.................................................................97
         10.3.    Failure to Perform Covenant or Liability (No Grace Period).....................................97
         10.4.    Financial Reporting Requirements...............................................................97
         10.5.    Failure to Perform Covenant or Liability (Grace Period)........................................98
         10.6.    Misrepresentation..............................................................................98
         10.7.    Acceleration of Other Debt. Breach of Lease....................................................98
         10.8.    Default Under Other Agreements.................................................................98
         10.9.    Uninsured Casualty Loss........................................................................98
         10.10.   Attachment. Judgment. Restraint of Business....................................................98
         10.11.   Business Failure...............................................................................99
         10.12.   Bankruptcy.....................................................................................99
         10.13.   Termination of Guaranty........................................................................99
         10.14.   Challenge to Loan Documents....................................................................99
         10.15.   Change in Control.............................................................................100

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT:


         11.1     Acceleration..................................................................................100
         11.2.    Rights of Enforcement.........................................................................100
         11.3.    Sale of Collateral............................................................................101
         11.4.    Occupation of Business Location...............................................................102
         11.5.    Grant of Nonexclusive License.................................................................102


         11.6.    Assembly of Collateral........................................................................102
         11.7.    Rights and Remedies...........................................................................102

ARTICLE 12 - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:


         12.1.    Revolving Credit Funding Procedures...........................................................103
         12.2.    SwingLine Loans...............................................................................103
         12.3.    Administrative Agent's Covering of Fundings:..................................................104
         12.4.    Ordinary Course Distributions.................................................................106

ARTICLE 13 - ACCELERATION AND LIQUIDATION:


         13.1.    Acceleration Notices..........................................................................107
         13.2.    Acceleration..................................................................................107
         13.3.    Initiation of Liquidation.....................................................................107
         13.4.    Actions At and  Following Initiation of Liquidation...........................................108
         13.5.    Collateral Agents' Conduct of Liquidation.....................................................108
         13.6.    Distribution of Liquidation Proceeds:.........................................................108
         13.7.    Relative Priorities To Proceeds of Liquidation ...............................................109

ARTICLE 14 - THE AGENT:


         14.1.    Appointment of The Agent   ...................................................................110
         14.2.    Responsibilities of Agent.....................................................................110
         14.3.    Concerning Distributions By the Agent ........................................................111
         14.4.    Dispute Resolution:...........................................................................112
         14.5.    Distributions of Notices and of Documents.....................................................112
         14.6.    Confidential Information......................................................................113
         14.7.    Reliance by Agent ............................................................................113
         14.8.    Non-Reliance on Agent and Other Revolving Credit Lenders......................................113
         14.9.    Indemnification...............................................................................114
         14.10.   Resignation of Agent..........................................................................114
         14.11    Co-Lead Arrangers, Documentation Agent and Syndication Agent..................................115

ARTICLE 15 - ACTION BY AGENT - CONSENTS - AMENDMENTS - WAIVERS:


         15.1.    Administration of Credit Facilities...........................................................115
         15.2.    Actions Requiring or On Direction of Majority Lenders.........................................116
         15.3.    Actions Requiring or On Direction of SuperMajority Lenders....................................116

         15.4.    Action Requiring Certain Consent .............................................................117
         15.5.    Actions Requiring or Directed By Unanimous Consent............................................117
         15.6.    Actions Requiring SwingLine Lender Consent....................................................119
         15.7.    Actions Requiring Agent's Consent.............................................................119
         15.8.    Miscellaneous Actions.........................................................................119
         15.9.    Actions Requiring Lead Borrower's Consent.....................................................120
         15.10.   NonConsenting Revolving Credit Lender.........................................................121

ARTICLE 16 -      ASSIGNMENTS BY REVOLVING CREDIT LENDERS:


         16.1.    Assignments and Assumptions:..................................................................122
         16.2.    Assignment Procedures.........................................................................123
         16.3.    Effect of Assignment..........................................................................123

ARTICLE 17 - NOTICES:


         17.1.    Notice Addresses..............................................................................124
         17.2.    Notice Given..................................................................................125
         17.3.    Wire Instructions. Notice Given...............................................................126

ARTICLE 18 - TERM:


         18.1.    Termination of Revolving Credit...............................................................126
         18.2.    Actions On Termination........................................................................126

ARTICLE 19 - GENERAL:


         19.1.    Protection of Collateral......................................................................127
         19.2.    Publicity.....................................................................................127
         19.3.    Confidentiality...............................................................................127
         19.4.    Successors and Assigns........................................................................128
         19.5.    Severability..................................................................................128
         19.6.    Amendments.  Course of Dealing................................................................128
         19.7.    Power of Attorney.............................................................................129
         19.8.    Application of Proceeds.......................................................................129
         19.9.    Increased Costs...............................................................................129
         19.10.   Replacement of Revolving Credit Lender........................................................130
         19.11.   Costs and Expenses of the Agent and Issuer....................................................131
         19.12.   Copies and Facsimiles.........................................................................131

         19.13.   New York Law..................................................................................132
         19.14.   Consent to Jurisdiction.......................................................................132
         19.15.   Indemnification...............................................................................132
         19.16.   Rules of Construction.........................................................................133
         19.17.   Agent's Consent...............................................................................135
         19.18.   Participations:...............................................................................135
         19.19.   Right of Set-Off..............................................................................135
         19.20.   Pledges To Federal Reserve Banks: ............................................................135
         19.21.   Maximum Interest Rate.........................................................................135
         19.22.   Waivers. .....................................................................................136
         19.23.   Additional Waivers. ..........................................................................136

                               EXHIBITS

         1.1          :        Existing L/Cs and Banker's Acceptances
         1.2          :        Facility Guarantors
         1.3          :        Intercompany Notes
         1.4          :        Exempt DDA
         1.5          :        Unrestricted Subsidiaries
         1.6          :        Existing Investments
         1.7          :        Permitted Dispositions
         2.5          :        Form of Loan Request
         2.8(c)       :        SwingLine Note
         2.10         :        Revolving Credit Note
         2.23         :        Revolving Credit Lenders' Commitments
         3.3          :        Additional Documents
         4.2          :        Corporate Information
         4.3          :        Trade Names
         4.5          :        Locations, Leases, and Landlords
         4.6(a)       :        Encumbrances
         4.6(b)       :        Consigned Property
         4.7          :        Indebtedness
         4.8          :        Insurance Policies
         4.9          :        Licenses
         4.10         :        Capital Leases
         4.12         :        Labor Contracts
         4.14         :        Taxes
         4.18(a)      :        Hazardous Materials
         4.19         :        Litigation
         4.21(e)      :        Existing Loans
         4.21(f)      :        Intercompany Loans
         5.4          :        Borrowing Base Certificate
         5.5          :        Monthly Financial Reporting Requirements
         7.1          :        DDA's.
         7.2          :        Credit Card Arrangements
         7.3          :        Administrative Agent's Accounts; Collection
                               Account Banks; Operating Accounts
         16.2         :        Assignment / Assumption

================================================================================
LOAN AND SECURITY AGREEMENT
================================================================================
                                                                   June 11, 2002


         THIS AGREEMENT is made between

                   National City Commercial Finance, Inc., an Ohio corporation with offices at 1965 E. Sixth Street, Cleveland, Ohio 44114, as administrative agent (in such capacity, herein the "ADMINISTRATIVE AGENT"), for the ratable benefit of the "REVOLVING CREDIT LENDERS", who are, at present, those financial institutions identified on the signature pages of this Agreement and who in the future are those Persons (if any) who become "Revolving Credit Lenders" in accordance with the provisions hereof;

                  National City Commercial Finance, Inc., and Fleet Retail Finance Inc., a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as collateral agents (collectively, in such capacity, herein the "COLLATERAL AGENTS"), for the ratable benefit of the Revolving Credit Lenders,

                  and

                  The Revolving Credit Lenders;

                  and

                  Value City Department Stores, Inc. ( in such capacity, the "LEAD BORROWER"), an Ohio corporation with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224-3751, as agent for the following (individually, a "BORROWER" and collectively, the "BORROWERS"):

                  Said Value City Department Stores, Inc. ("Value City"); and

                  Shonac Corporation ("Shonac"), an Ohio corporation with its principal executive offices at 4150 East Fifth Avenue, Columbus, Ohio 43219;

                  DSW Shoe Warehouse, Inc. ("DSW"), a Missouri corporation with its principal executive offices at 4150 East Fifth Avenue, Columbus, Ohio 43219; and

                  Gramex Retail Stores, Inc. ("Gramex"), a Delaware corporation with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224; and Filene's Basement, Inc. ("Filene's"), a Delaware corporation with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224-3751; and

                  Value City Limited Partnership ("VCLP"), an Ohio limited partnership with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224-3751; and

                  Value City of Michigan, Inc. ("VC Michigan"), a Michigan corporation with its principal executive offices at 36901 Warren Road, Westland, Michigan 48185; and

                  GB Retailers, Inc. ("GBR"), a Delaware corporation with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224; and

                  VCM, Ltd. ("VCM"), an Ohio limited liability company with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224-3751 in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                   WITNESSETH:
ARTICLE 1 - DEFINITIONS:

         As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

         "ACCELERATION": The making of demand or declaration that any Indebtedness, not otherwise due and payable, is due and payable. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

         "ACCELERATION NOTICE": Written notice as follows:
                           (a) From the Administrative Agent to the Revolving
                  Credit Lenders, as provided in Section 13.1(a).
                           (b) From the SuperMajority Lenders to the
                  Administrative Agent, as provided in Section 13.1(b).

         "ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

         "ACCOUNTS" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; arising out of the use of a credit or charge card or information contained on or used with that card; winnings in a lottery or other game of chance; and also all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         "ACH":   Automated clearing house.

         "ACQUISITION ": The purchase or acquisition of all or substantially all of the assets of any Person, the purchase of a controlling equity interest in any Person, or the merger or consolidation of any Person with any other Person, in any transaction or group of transactions which are part of a common plan.

         "ADMINISTRATIVE AGENT": NCCF, or its successors or assigns, in its capacity as administrative agent for the Revolving Credit Lenders hereunder.

         "ADMINISTRATIVE AGENT'S ACCOUNT":  Is defined in Section 7.3.

         "ADMINISTRATIVE AGENT'S  COVER":   Defined in Section 12.3(c)(i).

         "AFFILIATE":      The following:

                           (a) With respect to any Person, any other Person that
                  directly or, alone or with a group of related Persons whose interests taken as a whole, indirectly through one of more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. Notwithstanding anything to the contrary herein contained, in no event shall the Agent, the Issuer, or any Revolving Credit Lender be considered an "Affiliate" of a Loan Party.

                           (b) Any Person: which is a parent, brother-sister or
                  subsidiary, of a Borrower; whose enterprise's tax returns or financial statements are consolidated with those of a Borrower; which is a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Borrower is a member; or Controls or is Controlled by any Borrower.

                           (c) With respect to the Loan Parties, without
                  limiting the provisions of clauses (a) and (b) hereof, "Affiliate" includes Schottenstein Stores Corporation.

         "AGENT": Collectively, the Administrative Agent and the Collateral
                  Agents.

         "AGENTS' RIGHTS AND REMEDIES": Is defined in Section 11.7.

         "APPLICABLE LAW": As to any Person:(i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

         "APPLICABLE MARGIN": The following percentages for Base Margin Loans and Eurodollar Loans based upon the following criteria:

                  --------------------------------------------------------------------------------
                  LEVEL        EXCESS AVAILABILITY          APPLICABLE       APPLICABLE MARGIN
                                                            MARGIN FOR       FOR EURODOLLAR LOANS
                                                            BASE MARGIN
                                                            LOANS
                  --------------------------------------------------------------------------------
                  1            Greater than $150,000,000    0%               2.00%
                  --------------------------------------------------------------------------------

                  2            Greater than $100,000,000,   0%               2.25%
                               but less than or equal to
                               $150,000,000
                  --------------------------------------------------------------------------------

                  3            Greater than $75,000,000,    0.25%            2.50%
                               but less than or equal to
                               $100,000,000
                  --------------------------------------------------------------------------------

                  4            Less than or equal to        0.50%            2.75%
                               $75,000,000
                  --------------------------------------------------------------------------------

                  The Applicable Margin shall initially be established at Level
                  2. Thereafter, the Applicable Margin shall be adjusted quarterly of the first day of each calendar quarter, commencing October 1, 2002, based upon the Average Excess Availability during the prior quarter, PROVIDED THAT in no event shall the Applicable Margin be established at Level 1 during the first six (6) months subsequent to the Closing Date. Upon the occurrence and during the continuance of a Specified Event of Default, the Applicable Margin may, at the option of the Agent, be immediately increased to the percentages set forth in Level 4 (even if the Excess Availability requirements for another Level have been met) and interest shall be determined in the manner set forth in
                  Section 2.12(g).

        "APPRAISED INVENTORY LIQUIDATION VALUE": The product of (a) the Cost of
                  Eligible Inventory (net of Inventory Reserves) multiplied by
                  (b) that percentage, determined from the then most recent appraisal of each Division's Inventory undertaken initially at the Lead Borrower's request, and subsequently at the request of the Collateral Agents, to reflect the appraiser's estimate of the net recovery on such Division's Inventory in the event of an in-store liquidation of that Inventory.

         "APPRAISED INVENTORY PERCENTAGE":  85%.

         "ASSIGNING REVOLVING CREDIT LENDER": Defined in Section 16.1(a).

         "ASSIGNMENT AND ACCEPTANCE": Defined in Section 16.2.

         "AUTHORIZED OFFICER": Is defined in Section 5.8.

         "AVAILABILITY": Gross Availability Minus the Excess Availability
                  Reserve.

         "AVAILABILITY RESERVES": Without duplication, such reserves as the Collateral Agents from time to time determine in the Collateral Agents' reasonable, good faith discretion as being appropriate to reflect the impediments to the Collateral Agents' ability to realize upon the Collateral. The Collateral Agents shall furnish the Lead Borrower with written notice two
                  (2) Business Days prior to imposing or changing any Availability Reserve (unless a Specified Event of Default then exists and is continuing, in which event no prior notice shall be required). Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                           (i) Rent (but only if a landlord's waiver, acceptable to the Collateral Agents, has not been received by the Collateral Agents).
                           (ii)     Customer Credit Liabilities.
                           (iii) Taxes and other governmental charges, including, ad valorem, personal property, and such other taxes which are reasonably likely to have priority over the Collateral Interests of the Collateral Agents in the Collateral.
                           (iv)     L/C Landing Costs.
                           (v)      Hedge Agreements.

         Without limiting the rights of the Collateral Agents to establish or modify Availability Reserves, the initial Availability Reserves on the Closing Date shall be the following:

                           (a) Gift Certificates and Merchandise Credits (in an amount equal to fifty percent (50%) of the outstanding gift certificates and merchandise credits reflected in the Borrowers' financial statements (which amount shall be updated no less frequently than every thirty (30) days and which financial statements will be maintained consistently with past practices)).
                           (b) Landlord Lien Reserve equal to two months' rent for all stores located in Pennsylvania and Virginia.
                           (c) Layaway Deposits (in an amount equal to one hundred percent (100%) of the outstanding layaway deposits reflected in the Borrowers' financial statements (which amount shall be updated no less frequently than every thirty
                                    (30) days and which financial statements will be maintained consistently with past practices)).
                           (d)      Hedge Agreements.

         "AVERAGE EXCESS AVAILABILITY ": For any period, the sum of Excess
                  Availability for each day comprising such period divided by the number of days in such period.

         "BANKER'SACCEPTANCE": A time draft or bill of exchange relating to a Documentary Letter of Credit which has been accepted by the Issuer. Without limitation, Existing Banker's Acceptances shall be deemed to be Banker's Acceptances issued under this Agreement and shall be entitled to all of the benefits hereof.

         "BANKER'S ACCEPTANCE FEES": The fees payable in respect of Banker's
                  Acceptances pursuant to Section 2.19.

         "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

         "BASE": For any day, a rate per annum equal to the higher of (a) the rate of interest which is established from time to time by NCB at its principal office in Cleveland, Ohio as its "prime rate" or "base rate" in effect, such rate to be adjusted automatically, without notice, as of the opening of business on the effective date of any change in such rate (it being agreed that (i) such rate is not necessarily the lowest rate of interest then available from NCB on fluctuating rate loans, and (ii) such rate may be established by NCB by public announcement or otherwise), and (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.50%) per annum.

         "BASE MARGIN LOAN": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

         "BASE MARGIN RATE": The Applicable Margin for Base Margin Loans.

         "BORROWER" and "BORROWERS":Is defined in the Preamble.

         "BORROWING BASE": The aggregate of the following with respect to all
                  Borrowers:

                           (a) The face amount of Eligible Credit Card
                  Receivables multiplied by the Credit Card Advance Rate.
                                    Plus
                           (b) The lesser of (a) the Cost of Eligible Inventory
                  (net of Inventory Reserves) multiplied by the Inventory Advance Rate or (b) the Appraised Inventory Percentage of the Appraised Inventory Liquidation Value.

         "BORROWING BASE CERTIFICATE": Is defined in Section 5.4.

         "BUSINESS DAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Cleveland, Ohio, generally are not open to the general public for the purpose of conducting commercial banking business; (c) a day on which the principal office of the Administrative Agent is not open to the general public to conduct business; or (d) when used in connection with a Eurodollar Loan, any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "BUSINESS PLAN": The business plan for the Loan Parties fiscal years
                  2002 through and including 2004 dated March 19, 2002, as set forth in that certain confidential side letter from the Lead Borrower to the Administrative Agent.

         "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

         "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

         "CASH CONTROL EVENT": Either (i) an Event of Default has occurred and is continuing, or (ii) the Average Excess Availability for any five (5) consecutive Business Days is less than Seventy Million Dollars ($70,000,000.00). For purposes hereof, the occurrence of a Cash Control Event shall be deemed continuing notwithstanding that Average Excess Availability may thereafter exceed the amount set forth in the preceding sentence unless and until Average Excess Availability exceeds such amounts for ninety (90) consecutive Business Days, in which case a Cash Control Event shall no longer be deemed to be continuing for purposes hereof; provided that a Cash Control Event shall be deemed continuing (even if Average Excess Availability exceeds the required amounts for ninety (90) consecutive Business Days) if a Cash Control Event has occurred and been discontinued on one (1) occasion during the preceding twelve month period.

         "CCM": Cerberus Partners, L.P., a Delaware limited partnership with its principal office at 450 Park Avenue, New York, New York 10022.

         "CCM TERM LOAN FACILITIES": The term loan facilities entered into amongst the Borrowers and CCM, as agent, pursuant to a Financing Agreement dated June 11, 2002, in the aggregate principal amount of $100,000,000.00.

         "CHANGE IN CONTROL": The occurrence of any of the following:

                           (a) The acquisition, by any group of Persons (within
                  the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 25% or more of the issued and outstanding capital stock of the Lead Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Lead Borrower, excluding from the foregoing any acquisition pursuant to warrants issued under the CCM Term Loan Facilities or the exercise of conversion rights under the Senior Convertible Facility.

                           (b) Other than as a result of the exercise by CCM of
                  board representation rights under the Senior Convertible Facility, more than half of the Persons who were directors of the Lead Borrower on the first day of any period consisting of twelve (12) consecutive calendar months (the first of which twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death, disability, or replacement by other Persons nominated by a nominating committee controlled by Schottenstein Stores Corporation to be directors of the Lead Borrower.

                           (c) The failure of the Lead Borrower to own, directly
                  or indirectly, 95% of the capital stock of each of the other Loan Parties.

                           (d) The failure of Schottenstein Stores Corporation
                  to possess, directly or indirectly, the power to cause the direction of the management and policies of the Borrowers.

         "CHATTEL PAPER":  Has the meaning given that term in the UCC.

         "CLOSING DATE": The date upon which the conditions precedent set forth in Article 3 hereof have been satisfied or waived and the first Revolving Credit Loans are to be made and L/Cs to be issued hereunder.

         "CO-LEAD ARRANGERS": Collectively, Fleet Securities Inc., Wells Fargo
                  Retail Finance, LLC, The CIT Group/Business Credit, Inc., and NCB.

         "COLLATERAL": Is defined in Section 8.1.

         "COLLATERAL AGENTS": Collectively, NCCF and FRF, in their capacity as collateral agents for the Revolving Credit Lenders hereunder.

         "COLLATERAL INTEREST": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

         "COLLATERAL MONITORING FEE": Is defined in Section 2.13.

         "COLLECTION ACCOUNT": Any DDA into which the proceeds of Collateral are transferred and concentrated, including, without limitation, transfers from other DDAs, credit card processors, checks, and accounts receivables. The Collection Accounts as of the Closing date are set forth on EXHIBIT 7.3 hereto.

         "COLLECTION ACCOUNT AGREEMENT": An Agreement, in form satisfactory to the Collateral Agents, which Agreement recognizes the Collateral Agents' Collateral Interest in the contents of the DDA which is the subject of such Agreement and agrees that, after and during the continuance of a Cash Control Event, such contents shall be transferred only to the Administrative Agent's Account or as otherwise instructed by the Administrative Agent.

         "COMMERCIAL TORT CLAIM": Has the meaning given that term in the UCC.

         "COMPETITIVE BUSINESS": Any business or enterprise consisting of any of the following:

                  (a)      Operation of Off-Price Discount Department Stores.
                  (b) Operation of Retail Furniture Stores and Related Accessories.
                  (c)      Operation of Designer and Name Brand Shoe Stores.
                  (d)      Operation of Licensed Shoe Departments.
                  (e)      Furniture Manufacturing.
                  (f)      Bedding Manufacturing.

         "CONSENT": Actual consent given by the Revolving Credit Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Revolving Credit Lender from any Agent of a proposed course of action to be followed by such Agent without such Revolving Credit Lender's giving such Agent written notice of that Revolving Credit Lender's objection to such course of action, provided that the Agent may rely on such passage of time as consent by a Revolving Credit Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.

         "CONSOLIDATED": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Borrowers and any Subsidiaries.

         "CONTROL": The possession, direct or indirect, of the power to cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. A Person shall be deemed to have control of another Person if it is a "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 of the Securities Exchange Act of 1934, as amended) or a member of a "group" that is the beneficial owner, directly or indirectly, of 20% or more of the voting stock or equity interest in such Person. The terms "Controlled" and "Controlling" as used herein are intended to have the same meaning as "Control."

         "COST": The lower of cost or market, determined in each case in accordance with GAAP.

         "COSTS OF COLLECTION": Includes, without limitation, all reasonable attorneys' fees and reasonable out-of-pocket expenses incurred by the Agents' and Issuer's attorneys, and all reasonable out-of-pocket costs incurred by the Agents and the Issuer in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Agents and Issuer, where such costs and expenses are related to or in respect of the Agents' and Issuer's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agents' Rights and Remedies and/or any of the rights and remedies of the Agents and Issuer against or in respect of any guarantor or other Person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection" also includes the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are Liabilities, and at the Administrative Agent's option may bear interest at the then effective Base Margin Rate after such time as they have been added to the Loan Account.

         "CREDIT CARD ADVANCE RATE":        85%

         "CUSTOMERCREDIT LIABILITY": Gift certificates, customer deposits, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of any Borrower to its retail customers and prospective customers.

         "DDA": Any checking or other demand daily depository account maintained by any Borrower other than any Exempt DDA.

         "DEFAULT": Any occurrence, circumstance, or state of facts with respect to a Borrower which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not cured within any applicable grace period.

         "DELINQUENT REVOLVING CREDIT LENDER": Defined in Section 12.3(c).

         "DEPOSIT ACCOUNT": Has the meaning given that term in the UCC and also includes all demand, time, savings, passbook, or similar accounts maintained with a bank.

         "DIVISION(S)": The various business segments of the Borrowers, such being the DSW/Shonac Business, the Filene's Business, and the Value City Business.

         "DOCUMENTS": Has the meaning given that term in the UCC.

         "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

         "DSW": Has the meaning given that term in the Preamble hereto.

         "DSW/SHONAC
         AVAILABILITY":   The lesser of:

                          (a) the result of the following:

                          (i)     The lesser of
                                  (A) The Revolving Credit Ceiling
                                      or
                                  (B) The DSW/Shonac Borrowing Base
                         Minus
                          (ii)    The aggregate unpaid balance of the
                                  Loan Account attributable to
                                  Revolving Credit Loans made to DSW
                                  or Shonac.
                          Minus
                          (iii)   The aggregate undrawn Stated Amount
                                  of all then outstanding L/Cs and
                                  Banker's Acceptances issued for the
                                  account of DSW or Shonac.
                          Minus
                          (iv) The aggregate of the Availability Reserves attributable to

                                             DSW and Shonac.
                                    or

                                    (b)      Availability.

         "DSW/SHONAC BORROWING BASE":  The aggregate of the following:

                           (a) The face amount of Eligible Credit Card
                           Receivables of DSW and Shonac multiplied by the Credit Card Advance Rate.
                                    Plus
                           (b) The lesser of (a) the Cost of Eligible Inventory
                  (net of Inventory Reserves) of DSW and Shonac multiplied by the Inventory Advance Rate or (b) the Appraised Inventory Percentage of the Appraised Inventory Liquidation Value of the Inventory of DSW and Shonac.


         "DSW/SHONAC BUSINESS": Collectively, the businesses operated by DSW Shoe Warehouse Inc. and Shonac Corporation.

         "ELIGIBLE ASSIGNEE": A bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $500,000,000 or any Affiliate of any Revolving Credit Lender, or any Person to whom a Revolving Credit Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Revolving Credit Lender's rights in and to a material portion of such Revolving Credit Lender's portfolio of asset based credit facilities. In no event shall an "Eligible Assignee" include a Person who is engaged in a Competitive Business with any Loan Party, and as long as Schottenstein Stores Corporation remains in Control of the Borrowers, an "Eligible Assignee" shall in no event include a Person which is engaged in a Competitive Business or a Related Business with Schottenstein Stores Corporation.

         "ELIGIBLE CREDIT CARD RECEIVABLES":Accounts due on a non-recourse basis from major or private label credit card processors, which have been outstanding for less than five (5) Business Days.

         "ELIGIBLE INVENTORY": Such of the Borrowers' Inventory, inclusive of
                  Eligible L/C Inventory, at such locations, and of such types, character, qualities and quantities, as the Collateral Agents in their reasonable, good faith discretion from time to time determine to be acceptable for borrowing, as to which Inventory, the Collateral Agents have a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances. Without limiting the foregoing,

                  Inventory acquired in a Permitted Acquisition shall not be deemed Eligible Inventory unless the Collateral Agents otherwise agree.

         "ELIGIBLEL/C INVENTORY": Without duplication of other Eligible
                  Inventory, Inventory not yet delivered to the Borrowers, the purchase of which is supported by a documentary L/C or Banker's Acceptance then having an initial expiry of sixty
                  (60) or less days, provided that

                                    (a) Such Inventory is of such types,
                           character, qualities and quantities (net of Inventory Reserves) as the Collateral Agents in their reasonable, good faith discretion from time to time determine to be eligible for borrowing and it would otherwise constitute Eligible Inventory; and

                                    (b) The documentary L/C supporting such
                           purchase names the Collateral Agents as consignee of the subject Inventory or the Collateral Agents have control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Collateral Agents of a Customs Brokers Agreement in form reasonably satisfactory to the Collateral Agents).

         "EMPLOYEE BENEFIT PLAN": An employee benefit pension benefit plan that is covered by Title IV of ERISA or is subject to the minimum finding standards under Section 412 of the Internal Revenue Code of 1986, as amended from time to time, and as to which a Borrower or any ERISA Affiliate may have any liability.

         "ENCUMBRANCE": Each of the following:

                           (a) A Collateral Interest or agreement to create or
                  grant a Collateral Interest; a security interest; the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

                           (b) The filing of any financing statement under the
                  UCC or comparable law of any jurisdiction.

         "END DATE": The date upon which all of the following conditions are met: (a) all payment Liabilities described in Section 18.2(a) have been paid in full (b) satisfactory arrangements with respect to L/Cs and Banker's Acceptances have been made in accordance with the provisions of Section 18.2(b), and (c) all obligations of any Revolving Credit Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

         "ENVIRONMENTAL ACTIONS": Any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; or (ii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

         "ENVIRONMENTAL LAWS": The Comprehensive Environmental Response,
                  Compensation and Liability Act (42 U.S.C. Section 9601, ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C.
                  Section 1801, ET seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, ET SEQ.), the Federal Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.

         "ENVIRONMENTAL LIABILITIES AND COSTS": All liabilities, monetary obligations, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, reasonable costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

         "ENVIRONMENTAL LIEN": Any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

         "EQUIPMENT": Includes, without limitation, "equipment" as defined in the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Borrowers' business, and any and all accessions or additions thereto, and substitutions therefor.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE": Any Person which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

         "EUROCURRENCY RESERVE PERCENTAGE": For any Interest Period with respect to a Eurodollar Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentages shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which the Administrative Agent or any Revolving Credit Lender may be subject in respect of eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the rate of interest on Eurodollar Loans is determined or any category or extension of credit or other assets that include Eurodollar Loans. as defined in such regulations. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities subject to reserve requirements without benefit of credits for proration, exceptions or offsets which may be available to any Revolving Credit Lender under Regulation D.

         "EURODOLLAR BUSINESS DAY": Any day which is both a Business Day and a day on which the principal market for Eurodollars in which NCB participates is open for dealings in United States Dollar deposits.

         "EURODOLLAR LOAN": Any Revolving Credit Loan which bears interest at a
                  Eurodollar Rate.

         "EURODOLLAR MARGIN": The Applicable Margin for Eurodollar Loans.

         "EURODOLLAR OFFER RATE": For any Interest Period for Eurodollar Loans, the quotient

                  (rounded upwards, if necessary, to the next 1/100 of 1%) of:
                  (x) the per annum rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, appearing on page 3770 of the Dow Jones Market Services (or any successor or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in U.S. Dollars in the applicable Eurodollar interbank market) as the rate in the applicable Eurodollar interbank market for deposits in U.S. Dollars in immediately available funds with a maturity comparable to such Interest Period DIVIDED BY (y) a number equal to 1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (x) hereof) shall be the rate, determined by the Administrative Agent as of approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, to be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the per annum rates at which deposits in U.S. Dollars in immediately available funds in an amount comparable to NCCF's Revolving Credit Commitment Percentage of such Eurodollar Loan and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the applicable Eurodollar interbank market. The Eurodollar Offer Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "EURODOLLAR RATE": That per annum rate which is the aggregate of the Eurodollar Offer Rate plus the Eurodollar Margin.

         "EVENTS OF DEFAULT": Is defined in Article 10. An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the Administrative Agent in writing or cured to the satisfaction of the Administrative Agent.

         "EXCESS AVAILABILITY": As of any date of determination, Gross Availability less all then held checks, accounts payable which are beyond customary payment terms consistent with past practice (other than accounts payable which are being disputed in good faith and for which the Borrowers have adequate reserves), and overdrafts (other than daylight overdrafts, as defined in the Federal Reserve Daylight Credit Policies in effect from time to time).

         "EXCESS AVAILABILITY RESERVE":  $35,000,000.

         "EXCLUDED PROPERTY":       Shall mean the following:

                           (a) the Equipment that is subject to a "purchase
                  money security interest", as such term is now or hereafter defined in the UCC, which (x) constitutes a Permitted Encumbrance under this Agreement and (y) prohibits the creation by a Loan Party of a junior security interest therein, unless the holder thereof has consented to the creation of such a junior security interest; or

                           (b) any General Intangibles, other than Payment
                  Intangibles, if and only to the extent that (i) in the case of any such General Intangible, (x) any contract evidencing such General Intangible contains a valid and effective contractual restriction or limitation which prohibits the grant or creation of a security interest therein, or (y) a valid and effective restriction or limitation imposed by applicable law, regulation, rule, order or other directive of any governmental body, agency or authority, or the order of any court of competent jurisdiction, prohibits the grant or creation of a security interest in such General Intangible, or (ii) in the case of any such General Intangible, such General Intangible would be subject to loss or forfeiture upon the grant or creation of a security interest therein by reason of (x) a valid and effective contractual restriction or limitation contained in any contract evidencing such General Intangible, or (y) a valid and effective restriction or limitation imposed by applicable law, regulation, rule, order or other directive of any governmental body, agency or authority, or the order of any court of competent jurisdiction.

                           (c) Inventory or other property held pursuant to
                  consignment arrangements in which a Borrower is the consignee to the extent that the consignor has properly perfected its interest therein;

                           (d) all motor vehicles owned by any Loan Party; or

                           (e) any Exempt DDA.

         PROVIDED THAT the Proceeds realized from any of the foregoing shall not be deemed Excluded Property but shall constitute Collateral.

         "EXEMPT DDA": Those depository accounts described on EXHIBIT 1.4 hereto, and, in addition, any depository account maintained by any Borrower, the only contents of which may be transfers from the Operating Account and actually used solely (i) for petty cash purposes; (ii) for payroll; (iii) for charitable contributions; or (iv) for medical, pension, benefits, VEBA, employees, taxes, stock options and like special purpose accounts.

         "EXISTING BANKER'S ACCEPTANCES": Those Banker's Acceptances described on EXHIBIT

                  1.1 hereto which have been issued by NCB under the Borrowers' existing credit facility with, among others, NCB.

         "EXISTING L/CS": Those letters of credit described on EXHIBIT 1.1 hereto which have been issued by NCB under the Borrowers' existing credit facility with, among others, NCB.

         "FACILITY GUARANTEE": The Guaranty executed by the Facility Guarantors in favor of the Agent, the Issuer and the Revolving Credit Lenders.

         "FACILITY GUARANTORS": Each Borrower, the Persons listed on EXHIBIT 1.2 hereto and all other Subsidiaries of each Borrower now existing or hereafter created, other than Unrestricted Subsidiaries.

         "FACILITY GUARANTORS COLLATERAL DOCUMENTS": All security agreements, mortgages, pledge agreements, deeds of trust, and other instruments, documents or agreements executed and delivered by any Facility Guarantor to secure the Facility Guarantee.

         "FARM PRODUCTS":  Has the meaning given that term in the UCC.

         "FEDERAL FUNDS EFFECTIVE RATE": For any day, the rate per annum
                  (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED THAT (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any Business Day, the Federal Funds Effective Rate for such day shall be the average of quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

         "FEE LETTER": That letter dated on or about the Closing Date and styled "Fee Letter" between the Lead Borrower and the Administrative Agent, as such letter may from time to time be amended.

         "FILENE'S": Has the meaning given that term in the Preamble hereto.

         "FILENE'S
         AVAILABILITY": The lesser of:

                                    (a) the result of the following:

                                    (i)     The lesser of
                                            (A) The Revolving Credit Ceiling
                                       or
                                            (B) The Filene's Borrowing Base
                                    Minus
                                    (ii)    The aggregate unpaid balance of the
                                            Loan Account attributable to
                                            Revolving Credit Loans made to
                                            Filene's.
                                    Minus
                                    (iii)   The aggregate undrawn Stated Amount
                                            of all then outstanding L/Cs and
                                            Banker's Acceptances issued for the
                                            account of Filene's.
                                    Minus
                                    (iv)    The aggregate of the Availability
                                            Reserves attributable to Filene's.

                                    or

                                    (b)       Availability.

         "FILENE'S BORROWING BASE": The aggregate of the following:

                           (a) The face amount of Eligible Credit Card Receivables of Filene's multiplied by the Credit Card Advance Rate.
                                    Plus
                           (b) The lesser of (a) the Cost of Eligible Inventory
                  (net of Inventory Reserves) of Filene's multiplied by the Inventory Advance Rate or (b) the Appraised Inventory Percentage of the Appraised Inventory Liquidation Value of the Inventory of Filene's.

         "FILENE'S BUSINESS": The businesses operated by Filene's Basement, Inc.

         "FISCAL": When followed by "month", "quarter" or "year", the relevant fiscal period based on the Borrowers' fiscal year and accounting conventions.

         "FIXTURES": Has the meaning given that term in the UCC.

         "FRF":   Fleet Retail Finance Inc., a Delaware corporation.

         "GAAP": Generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that "GAAP" shall mean generally accepted accounting principles consistent with those used in the preparation of the financial statements described herein.

         "GBR":   Has the meaning given that term in the Preamble hereto.

         "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to any Borrower; credit memoranda in favor of any Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of any Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by any Borrower or credit extended or services performed, by any Borrower, whether intended for an individual customer or the general business of any Borrower, or used or useful in connection with research by any Borrower.

         "GOODS": Has the meaning given that term in the UCC, and also includes all things movable when a security interest therein attaches and also all computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such manner that it customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

         "GOVERNMENTAL AUTHORITY": Any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GRAMEX": Has the meaning given that term in the Preamble hereto.

         "GROSS AVAILABILITY": The result of the following in the aggregate with respect to all Borrowers:

                                    (i)     The lesser of
                                            (A) The Revolving Credit Ceiling
                                       or
                                            (B) The Borrowing Base
                                    Minus
                                    (ii)    The aggregate unpaid balance of the
                                            Loan Account.
                                    Minus
                                    (iii)   The aggregate undrawn Stated Amount
                                            of all then outstanding  L/Cs and
                                            Banker's Acceptances.
                                    Minus
                                    (v)     The aggregate of the Availability
                                            Reserves.

         "HAZARDOUS MATERIALS": (a) Any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is reasonably likely to cause immediately, or at some reasonably foreseeable future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

         "HEDGE AGREEMENTS": All obligations of any Person in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates, including, without limitation, the Hedge Agreement between the Lead Borrower and NCB dated March 28, 2000.

         "INDEBTEDNESS": Without duplication, all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the balance sheet of any Borrower and/or the consolidated balance sheet of the Borrowers as liabilities, other than trade payables, deferred rent, or accrued expenses incurred in the ordinary course of business or to which reference should be made by footnotes thereto, including in any event and whether or not so classified:

                           (a) All obligations in respect of money borrowed
                  (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                           (b) All obligations evidenced by bonds, notes,
                  debentures or other similar instruments.

                           (c) All obligations in connection with Hedge
                  Agreements.

                           (d) All obligations in connection with any letter of
                  credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                           (e) All obligations in connection with the sale or
                  discount of accounts receivable or chattel paper of such Person.

                           (f) All obligations on account of deposits or
                  advances other than deferred rent incurred in the ordinary course of business.

                           (g) All obligations as lessee under Capital Leases;
                  and

                           (h) All obligations in connection with any sale and
                  leaseback transaction.

                                    "Indebtedness" also includes:

                                            (x) Indebtedness of others secured
                                    by an Encumbrance on any asset of such
                                    Person, whether or not such Indebtedness is assumed by such Person.

                                            (y) Any guaranty, endorsement,
                                    suretyship or other undertaking in respect of Indebtedness pursuant to which that Person may be liable on account of any obligation of any third party; and

                                            (z) The Indebtedness of a
                                    partnership or joint venture for which such Person is liable as a general partner or joint venturer.

         "INDEMNIFIED PERSON": Is defined in Section 19.15.

         "INFORMATION": Is defined in Section 19.3.

         "INSTRUMENTS": Has the meaning given that term in the UCC.

         "INTERCOMPANY NOTES": The promissory notes and other evidences of Indebtedness amongst the Loan Parties outstanding from time to time. The Intercompany Notes outstanding as of the Closing Date are set forth on EXHIBIT 1.3 hereto.

         "INTERCREDITOR AGREEMENT": The Intercreditor and Lien Subordination
                  Agreement of even date entered into amongst the Agent, on behalf of the Revolving Credit Lenders, CCM, as agent under the CCM Term Loan Facilities, and CCM, as agent under the Senior Convertible Facility.

         "INTEREST PAYMENT DATE":   With reference to:

                           Each Eurodollar Loan: The last day of the Interest
                  Period relating thereto (and on the last day of the third month for any such loan which has a six month Interest Period); the Termination Date; and the End Date.

                           Each Base Margin Loan: The first day of each month;
                  the Termination Date; and the End Date.

         "INTEREST PERIOD": The following:

                           (a) With respect to each Eurodollar Loan: Subject to
                  Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Eurodollar Loan and ending one, two, three, or six months thereafter, as the Lead Borrower may elect by notice (pursuant to Section 2.5) to the Administrative Agent

                           (b) With respect to each Base Margin Loan: Subject to
                  Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date
                  (i) as of which the subject Base Margin Loan is converted to a Eurodollar Loan, as the Lead Borrower may elect by notice (pursuant to Section 2.5) to the Administrative Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrowers.

                           (c) The setting of Interest Periods is in all
                  instances subject to the following:

                                    (i) Any Interest Period for a Base Margin
                           Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                                    (ii) Any Interest Period for a Eurodollar
                           Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                                    (iii) Subject to Subsection (iv), below, any
                           Interest Period applicable to a Eurodollar Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                                    (iv) Any Interest Period which would
                           otherwise end after the Termination Date shall end on the Termination Date.

                                    (v) The number of Interest Periods in effect
                           at any one time is subject to Section 2.12(e) hereof.

         "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: (a) Goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed or associated thereto; and (f) Documents and Documents of Title which represent any of the foregoing.

         "INVENTORY ADVANCE RATE": As to any Borrower, the following percentages of the Cost of Eligible Inventory of such Borrower specified below for the periods indicated:

--------------------------------------------------------------------------------------------------------------------
Borrower                                 Period                                Inventory Advance Rate
--------------------------------------------------------------------------------------------------------------------
Filene's Basement, Inc.                  December 15 through                   73%
                                         August 31 of each year

                                         September 1 through December 14 of
                                         each year                             80%
--------------------------------------------------------------------------------------------------------------------

DSW Shoe Warehouse Inc.                  October 15 through March 31 of each   74%
                                         year

                                         April 1 through October 14 of each
                                         year                                  78%
--------------------------------------------------------------------------------------------------------------------

Shonac Corporation                       December 15 through October 31 of     77%
                                         each year

                                         November 1 through December 14 of
                                         each year                             83%
--------------------------------------------------------------------------------------------------------------------

All other Borrowers                      December 15 through October 31 of     67%
                                         each year

                                         November 1 through December 14 of
                                         each year                             79%
--------------------------------------------------------------------------------------------------------------------

         Any Inventory Advance Rate may be increased by the Collateral Agents from time to time in their sole discretion by an amount not to exceed two percent (2%) from the rates set forth above. Without limiting the generality of the Collateral Agent's discretion, the increase of an Inventory Advance Rate by the Collateral Agents shall not obligate the Collateral Agents to maintain such increased Inventory Advance Rate for any specific period of time and the Collateral Agents may reduce the Inventory Advance Rate (but not below the levels set forth in the above table) at any time in their sole discretion. The increase of the Inventory Advance Rate by the Collateral Agents on any one occasion shall not obligate them to increase the Inventory Advance Rate on any other occasion.

         "INVENTORY RESERVES": Without duplication, such Reserves as may be established from time to time by the Collateral Agents in the Collateral Agents' reasonable, good faith discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. The Collateral Agents shall furnish the Lead Borrower with notice two (2) Business Days prior to imposing or changing any Inventory Reserve (unless a Specified Event of Default then exists and is continuing, in which event no prior notice shall be required). Without limiting the rights of the Collateral Agents to establish or modify Inventory Reserves, the initial Inventory Reserves on the Closing Date shall be the following:

                           (a)      Shrinkage.
                           (b)      Consigned Inventory.
                           (c)      Damaged Goods.

         "INVESTMENT PROPERTY": Has the meaning given that term in the UCC.

         "ISSUER":The issuer of any L/C or Banker's Acceptance. The Issuer shall be NCB or such other Revolving Credit Lender (or Affiliate of a Revolving Credit Lender) as the Administrative Agent may, in its reasonable, good faith discretion, select.

         "L/C": Any letter of credit, the issuance of which is procured by the Administrative Agent for the account of any Borrower. Without limitation, Existing L/Cs shall be deemed to be L/Cs issued under this Agreement and shall be entitled to all of the benefits hereof.

         "L/C LANDING COSTS": To the extent not included in the Stated
                  Amount of an L/C or a Banker's Acceptance, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C or Banker's Acceptance.

         "L/C FEES": The fees payable in respect of L/Cs pursuant to Section
                  2.19.

         "LEAD BORROWER": Defined in the Preamble.

         "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which a Borrower is entitled to the use or occupancy of any space.

         "LEASEHOLD INTEREST": Any interest of a Borrower as lessee under any Lease.

         "LENDERS'SPECIAL COUNSEL": A single counsel, selected by the Majority
                  Lenders following the occurrence of an Event of Default, to represent the interests of the Revolving Credit Lenders in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

         "LETTER-OF-CREDIT RIGHT": Has the meaning given that term in UCC and also refers to any right to payment or performance under an L/C, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

         "LIABILITIES":    Includes, without limitation, the following:

                  (a) All and each of the following, arising under this Agreement or under any of the other Loan Documents, whether now existing or hereafter arising:

                           (i) Any and all direct and indirect liabilities,
                  debts, and obligations of each Borrower to any Agent or any Revolving Credit Lender, each of every kind, nature, and description.

                           (ii) Each obligation to repay any loan, advance,
                  indebtedness, note, obligation, overdraft, or amount now or hereafter owing by any Borrower to each Agent or any Revolving Credit Lender (including all future advances whether or not made pursuant to a commitment by the Agent or any Revolving Credit Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which any Agent or any Revolving Credit Lender may hold against any Borrower.

                           (iii) All notes and other obligations of each
                  Borrower now or hereafter assigned to or held by any Agent or any Revolving Credit Lender, each of every kind, nature, and description.

                           (iv) All interest, fees, and charges and other
                  amounts which may be charged by any Agent or any Revolving Credit Lender to any Borrower and/or which may be due from any Borrower to any Agent or any Revolving Credit Lender from time to time.

                           (v) All reasonable costs and expenses incurred or
                  paid by any Agent or any Revolving Credit Lender in respect of any agreement between any Borrower and any Agent or any Revolving Credit Lender or instrument furnished by any Borrower to any Agent or any Revolving Credit Lender (including, without limitation, Costs of Collection, reasonable attorneys' fees, and all court and litigation costs and expenses).

                           (vi) Any and all covenants of each Borrower to or
                  with any Agent or any Revolving Credit Lender and any and all obligations of each Borrower to act or to refrain from acting in accordance with any agreement between that Borrower and any Agent or any Revolving Credit Lender or instrument furnished by that Borrower to any Agent or any Revolving Credit Lender.

                           (vii) Each of the foregoing as if each reference to
                  the "any Agent or any Revolving Credit Lender" were to each Affiliate of each Agent.

                  (b) Any and all direct or indirect liabilities, debts, and obligations of each Borrower to any Agent or any Affiliate of any Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrower pursuant to this or any other Loan Document, including cash management services, Hedge Agreements, and the issuances of L/C's and Banker's Acceptances.

         "LIQUIDATION": The exercise, by the Collateral Agents, of those rights accorded to the Collateral Agents under the Loan Documents as a creditor of the Borrowers following and on account of the occurrence and continuance of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

         "LOAN ACCOUNT":   Is defined in Section 2.9.

         "LOAN COMMITMENT": With respect to each Revolving Credit Lender, that respective Revolving Credit Lender's Revolving Credit Dollar Commitment.

         "LOAN DOCUMENTS": This Agreement, the Facility Guarantee, the
                  Facility Guarantors Collateral Documents, the Intercreditor Agreement, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with any Agent or any Affiliate of any Agent related to this Agreement, including, without limitation, any transaction which arises out of any cash management, depository, investment, banker's acceptance, letter of credit, interest rate protection, Hedge Agreement, or other services provided by any Agent or any Affiliate of any Agent, as each may be amended from time to time.

         "LOAN PARTY OR LOAN PARTIES":Collectively,  the Borrowers and the
                  Facility Guarantors.

         "MAJORITY LENDERS": (a)  If there are two or fewer Revolving Credit
                  Lenders who are not Delinquent Revolving Credit Lenders: All Revolving Credit Lenders who are not Delinquent Revolving Credit Lenders.

                           (b) If there are three or more Revolving Credit
                  Lenders who are not Delinquent Revolving Credit Lenders:
                  Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding more than 50% of the Revolving Credit Commitment Percentages (calculated without regard to any Revolving Credit Commitment Percentages of any Delinquent Revolving Credit Lender).

         "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrowers' fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrowers' Consolidated financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place.


         "MATERIAL ADVERSE EFFECT": A material adverse effect on (a) the business, operations, property, assets, or financial condition of (i) the Loan Parties taken as a whole, or (ii) the Value City Business taken as a whole (including those portions of Shonac that operate as part of the Value City Business), or
                  (b) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Agent or the Revolving Credit Lenders hereunder or thereunder.

         "MATURITY DATE":   June 11, 2005.

         "NCB":   National City Bank, a national banking association.

         "NCCF":  National City Commercial Finance, Inc., an Ohio corporation.

         "NOMINEE": A business entity (such as a corporation or limited partnership) formed by the Collateral Agents to own or manage any Post Foreclosure Asset.

         "OPERATING ACCOUNT": Is defined in Section 7.3.

         "OVERLOAN": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability, DSW/Shonac Availability, Filene's Availability or VC Availability, as applicable, is less than zero.

         "PARTICIPANT": Is defined in Section 19.18, hereof.

         "PAYMENT INTANGIBLE": As defined in the UCC and also any general intangible under which the Account Debtor's primary obligation is a monetary obligation.

         "PERMITTED ACQUISITION": (i) Any Acquisition the cash consideration for which is less than $3,000,000 in the aggregate in any fiscal year of the Borrowers and which satisfies the conditions set forth in clauses (f), (g), (h), and (i) below, and (ii) any other Acquisition in which each of the following conditions are satisfied:

                  (a) No Default or Event of Default then exists or would arise from the consummation of such Acquisition.

                  (b) Such Acquisition shall have been approved by the Board of Directors of the

         Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate applicable law.

                  (c) The Lead Borrower shall have furnished the Collateral Agents with ten (10) days prior notice of such intended Acquisition and shall have furnished the Collateral Agents with a current draft of the acquisition agreement and other acquisition documents, a summary of any due diligence undertaken by the Borrowers in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a consolidated basis with all Loan Parties), and such other information as the Collateral Agents may reasonably require, each of which shall be reasonably satisfactory to the Collateral Agents.

                  (d) The structure of the Acquisition shall be acceptable to the Collateral Agents in their reasonable judgment. If an Acquisition of capital stock or other equity interests, after consummation of such Acquisition, a Borrower shall own directly or indirectly a majority of the equity interests in the Person being acquired and shall control a majority of any voting interests, and/or shall otherwise Control the Person being acquired.

                  (e) The Collateral Agents shall have received (i) the results of appraisals of the assets (or the assets of the Person) to be acquired in such Acquisition and of a commercial finance examination of the Person which is (or whose assets are) being acquired, and (ii) such other due diligence as the Collateral Agents may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Collateral Agents.

                  (f) Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, only those businesses permitted under Section 4.23, below.

                  (g) If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of the Borrower, such Subsidiary shall have executed such documents as may be necessary to be joined as a "Borrower" or "Facility Guarantor" hereunder , as determined by the Collateral Agents, and the Collateral Agents shall have received a first priority security and mortgage interest (subject to Permitted Encumbrances) in such Subsidiary's capital stock, inventory, accounts, equipment, real estate, leaseholds, and other property of the same nature as constitutes Collateral under this Agreement in order to secure the Liabilities.

                  (h) The total consideration paid for all Acquisitions (whether in cash, tangible property, notes or other property (other than capital stock of the Parent)) after the Closing Date, shall not exceed in the aggregate the sum of $15,000,000.

                  (i) Excess Availability immediately prior to such Acquisition, immediately after giving effect thereto, and projected Excess Availability on a pro forma projected basis for the twelve months immediately following such Acquisition, shall not be less than $70,000,000.

         "PERMITTED DISPOSITION":    Shall mean any of the following:

                  (a) Licenses of intellectual property or licensed departments of a Loan Party or any of its Subsidiaries in the ordinary course of business;

                  (b) Leases or subleases of Leases, to the extent at any point in time such Lease or subleases have anticipated minimum fixed annual rental payments of not more than $3,000,000 in the aggregate;

                  (c) Sales, assignments, transfers, conveyances or other dispositions of any or all of the Property specified in EXHIBIT 1.7 hereof; provided that in connection with a sale or similar disposition of any such Property, if a Loan Party receives a note or similar obligations as all or part of the consideration therefor, such Loan Party shall secure such note or obligation with a mortgage or similar Lien on such Property and pledge such note or other obligation to the Collateral Agents as security for the Liabilities pursuant to the terms of the Loan Documents;

                  (d) Sales of Inventory and Equipment in connection with store closures permitted in accordance with the provisions of Section 4.5(c) hereof, PROVIDED THAT all sales of Inventory in connection with store closings (1) after the occurrence and during the continuance of an Event of Default, or (2) consisting of more than fifteen (15) retail stores at the same time, shall be in accordance with liquidation agreements and with liquidators reasonably acceptable to the Collateral Agents; and

                  (e) (i) the sale of any property, land or building (including any related receivables or other intangible assets) to any Person which is not a Subsidiary of a Borrower, or (ii) the sale of the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by a Loan Party to any Person which is not a Subsidiary of a Borrower, or (iii) the consummation of any other asset sale with a Person who is not a Subsidiary of a Borrower, provided that:

                  A. the consideration for such transaction represents fair value, and at least 90% of such consideration consists of cash, PROVIDED THAT in connection with a sale or similar disposition of any such Property, if a Loan Party receives a note or similar obligations as all or part of the consideration therefor, such Loan Party shall secure such note or obligation with a mortgage or similar Lien on such Property and pledge such note or other obligation to the Collateral Agents as security for the Liabilities pursuant to the terms of the Loan Documents;

                  B. the aggregate consideration for all such transactions completed in any fiscal year does not exceed $500,000,

                  C. the aggregate consideration for all such transactions completed after the Closing Date does not exceed $1,500,000, and

                  D. other than in connection with a transaction, the aggregate consideration for which is equal to an amount less than $500,000, at least five (5) Business Days prior to the date of completion of such transaction such Loan Party shall have delivered to the Agent an officer's certificate executed on behalf of such Loan Party by an Authorized Officer of such Loan Party, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, financial information pertaining to compliance with the preceding clause (A), and which shall (if requested by the Agent) include a certified copy of the draft or definitive documentation pertaining thereto.

         "PERMITTED ENCUMBRANCES":   Shall mean any of the following:

                  (a) Encumbrances for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings, PROVIDED THAT adequate reserves with respect thereto are maintained on the books of the Borrowers in accordance with GAAP, and PROVIDED FURTHER THAT, no notice of tax lien has been filed with respect thereto;

                  (b) Encumbrances in respect of property or assets imposed by law in the ordinary course of business, such as carrier's, warehousemen's, mechanics', materialmen's, repairmen's, landlord's or similar Encumbrances arising in the ordinary course of business which
         (i) are not overdue in accordance with customary business practices and consistent with the applicable Loan Party's prior practices, and do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Loan Parties, or (ii) are being contested in good faith by a Loan Party, by appropriate proceedings diligently instituted and conducted and without danger of any material risk to the Collateral and adequate reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

                  (c) Encumbrances, pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security;

                  (d) Deposits to secure the performance of tenders, bids, sales, trade and government contracts, leases, statutory obligations, surety, appeal, and supersedeas bonds, warranty, advance payment, customs, performance and return-of-money bonds and other obligations of a like nature in the ordinary course of business (exclusive of obligations in respect of the payment of borrowed money) whether pursuant to statutory requirements, common law or consensual arrangements;

                  (e) Easements, rights of way, leases, zoning or deed restrictions, licenses, covenants, building, restrictions, minor defects or irregularities in title and other similar real estate encumbrances incurred in the ordinary course of business that in the aggregate do not materially interfere with the conduct of the business of the Loan Parties; defects and irregularities in titles, survey exceptions, encumbrances, easements or reservations of others for rights-of-way, roads, pipelines, railroad crossings, services, utilities or other similar purposes; outstanding mineral rights or reservations (including rights with respect to the removal of material resource) which do not materially diminish the value of the surface estate, assuming usage of such surface estate similar to that being carried on by any Loan Party as of the effective date;

                  (f) Any interest or title of a lessor under any lease entered into by any Loan Party in the ordinary course of business not in violation of the Loan Documents;

                  (g) Any interest or title of any lessee under any leases or subleases of real property of a Loan Party not in violation of the requirements of the Loan Documents, provided that all such Encumbrances do not in the aggregate materially detract from the value of such Loan Party's property or materially impair the use thereof in the operation of such Loan Party's business;

                  (h) Encumbrances arising from financing statements regarding property subject to Capital Leases not in violation of the requirements of the Loan Documents, provided that such Encumbrances are only in respect of the property subject to, and secure only, the respective lease;

                  (i) Rights of consignors of goods to a Loan Party as consignee;

                  (j) Encumbrances arising from judgments, decrees or attachments in existence less than 30 days after the entry thereof, with respect to which execution has been stayed and with respect to which payment in full above any applicable deductible is covered by insurance or a bond, or in circumstances not constituting an Event of Default under section 10.10(a);

                  (k) Encumbrances created by this Agreement or the other Loan Documents;

                  (l) Encumbrances (i) listed on EXHIBIT 4.6(a), annexed hereto, or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Encumbrances, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

                  (m) Encumbrances which are placed upon Equipment or improvements to real property (including the associated real property) used in the ordinary course of business of a Loan Party or any Subsidiary (i) at the time of (or within 90 days after) the acquisition of such Equipment or the completion of such improvements by such Loan Party or any such Subsidiary to secure Indebtedness incurred to pay or finance all or a portion of the purchase price or other cost thereof, provided that the Encumbrance on the Equipment so acquired or the real property so improved does not encumber any other asset of such Loan Party or any such Subsidiary; or (ii) are existing on Equipment or real property at the time acquired by a Loan Party or any Subsidiary or on assets of a Person at the time such Person first becomes a Subsidiary of the Borrower; provided that (A) any such Encumbrances were not created at the time of or in contemplation of the acquisition of such assets or Person by a Loan Party or any Subsidiaries; (B) in the case of any such acquisition of a Person, any such Encumbrance attaches only to the Equipment or real estate, as applicable, of such Person; and (C) in the case of any such acquisition of Equipment or real estate by a Loan Party or any Subsidiary, any such Encumbrance attaches only to the property and assets so acquired and not to any other property or assets of such Loan Party or any such Subsidiary; PROVIDED THAT the Encumbrances outstanding from time to time under this clause (m) shall not secure any Indebtedness other than Permitted Indebtedness described in clause (c) of such definition;

                  (n) Encumbrances securing Indebtedness assumed in connection with, or continuing to exist after, but not incurred in connection with, or contemplation of, a Permitted Acquisition, which Encumbrances were in effect prior to the consummation of the Permitted Acquisition, PROVIDED THAT such Encumbrances may not extend to any Accounts, Inventory, or General Intangibles of the Loan Parties or of the Person so acquired; and

                  (o) An Encumbrance granted by any Loan Party in connection with the Term Loans.

         The inclusion of the foregoing as "Permitted Encumbrances" shall not limit or impair the right of the Collateral Agents to impose Reserves on account thereof in accordance with the provisions of this Agreement.

         "PERMITTED INDEBTEDNESS":  Any of the following:

                           (a) Indebtedness incurred under this Agreement and
                  the other Loan

                  Documents including any Indebtedness on account of the Revolving Credit.

                           (b) Any Indebtedness incurred under the Term Loans
                  (including, without limitation, any indemnity required thereunder in connection with the securitization of the Term Loans).

                           (c) Indebtedness on account of Equipment or
                  improvements to real property acquired in compliance with the requirements of subparagraph (m) of the definition of Permitted Encumbrances, the incurrence of which would not otherwise be prohibited by this Agreement; PROVIDED THAT such Indebtedness shall not exceed $10,000,000 in the aggregate at any time outstanding;

                           (d) (i) Indebtedness consisting of all obligations of
                  a Loan Party or any Subsidiary as lessee under Capital Leases, and

                           (ii) Indebtedness consisting of all obligations of a
                  Loan Party or any Subsidiary under any lease (i) which is accounted for by the lessee as an operating lease and (ii) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes;

                  provided that (A) at the time of any incurrence thereof after the date hereof, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom; and (B) the aggregate outstanding principal amount (using the obligations in lieu of principal amount, in the case of any Capital Lease, or present value, based on the implicit interest rate, in lieu of principal amount, in the case of any lease described above in part (ii)) of Indebtedness permitted by this clause (d) shall not exceed $10,000,000 in the aggregate principal amount outstanding at any time.

                           (e) Indebtedness of the Loan Parties and any
                  Subsidiary under (i) the Hedge Agreement between the Lead Borrower and NCB dated March 28, 2000, and (ii) Hedge Agreements other than for speculative purposes with any Revolving Credit Lender or an Affiliate of a Revolving Credit Lender to which the agents under the Term Loans have consented in accordance with agreements evidencing the Term Loans.

                           (f) The Indebtedness listed on EXHIBIT 4.7, annexed
                  hereto;

                           (h) Indebtedness to sellers in connection with
                  Permitted Acquisitions;

                           (i) Intercompany indebtedness between and among the
                  Lead Borrower and the other Loan Parties;

                           (j) Indebtedness to creditors of the former Filene's
                  incurred in connection with the acquisition of Filene's, such Indebtedness not to exceed $6,000,000;

                           (k) Indebtedness with respect to indemnities,
                  warranties, statutory obligations, and surety, appeal and supersedeas bonds incurred in the ordinary course of business;

                           (l) Indebtedness in respect of overdraft protections
                  and otherwise in connection with deposit accounts; and

                           (m) Indebtedness arising out of the refinancing,
                  extension, renewal or refunding of any Indebtedness permitted under this Agreement, provided that the principal amount of such Indebtedness is not increased from the amount outstanding at the time of such refinancing.

         "PERMITTED INVESTMENTS":   Each of the following:

                           (a) direct obligations of, or obligations the
                  principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing not more than one year from the date of acquisition thereof;

                           (b) investments in commercial paper maturing not more
                  than one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poors or from Moody's Investment Services, Inc.;

                           (c) investments in certificates of deposit, banker's
                  acceptances and time deposits maturing not more than one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any financial institution organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

                           (d) fully collateralized repurchase agreements with a
                  term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above;

                           (e) marketable direct obligations issued by any state
                  of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poors or from Moody's Investment Services, Inc.;

                           (f) investments in money market funds, substantially
                  all the assets of which are comprised of securities of the types described in clauses (a) through (e) above;

                           (g) investments acquired by a Loan Party or any of
                  its Subsidiaries (i) in exchange for any other investment held by such Loan Party or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or
                  (ii) as a result of a foreclosure by such Loan Party or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                           (h) investments by a Loan Party in the capital of any
                  wholly-owned subsidiary of such Loan Party, including without limitation, any Permitted Acquisitions, provided that the provisions of Section 4.25 hereof have been complied with respect to such Subsidiary;

                           (i) to the extent not permitted by the foregoing
                  clauses, existing investments in any Subsidiaries (and any increases thereof attributable to increases in retained earnings);

                           (j) to the extent not permitted by the foregoing
                  clauses, the existing investments described on EXHIBIT 1.6 hereto;

                           (k) investments of a Loan Party and any Subsidiary in
                  Hedge Agreements other than for speculative purposes, to which the agents under the Term Loans have consented in accordance with agreements evidencing the Term Loans;

                           (l) investments of any Person which are outstanding
                  at the time such Person becomes a Subsidiary of a Loan Party as a result of Permitted Acquisition, but not any increase in the amount thereof; and

                           (m) any other investments (whether in the form of
                  cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value thereof) in any corporation, partnership, limited liability company, joint venture or other business entity, which is not itself a Subsidiary of a Borrower or owned or Controlled by any director, officer or employee of a Borrower or any of its Subsidiaries, not otherwise permitted by the foregoing clauses, made after the Closing Date, shall be permitted to be incurred if (i) no Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) the aggregate cumulative amount of such investments (together with any loans and advances permitted under Sections 4.21(c) and (d)) does not exceed $6,000,000.

         "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

        "POST FORECLOSURE ASSET": All or any part of the Collateral, ownership of which is acquired by the Collateral Agents or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

         "PROTECTIVE OVERADVANCES": Revolving Credit Loans which are OverLoans, but as to which each of the following conditions is satisfied:
                  (a) when aggregated with all other Revolving Credit Loans, SwingLine Loans, Protective OverAdvances and the Stated Amount of L/Cs and Banker's Acceptances, the Revolving Credit Ceiling is not exceeded; and (b) when aggregated with all other Protective OverAdvances, such Revolving Credit Loans do not aggregate more than $17,500,000; (c) such Protective OverAdvances shall not remain outstanding for more than forty-five (45) days in any period of one hundred eighty (180) consecutive days, and (d) such Revolving Credit Loans are made or undertaken in the Administrative Agent's reasonable, good faith discretion (or as directed by the Collateral Agents) to protect and preserve the interests of the Revolving Credit Lenders. Overadvances on account of circumstances beyond the control of the Agent (such as a drop in collateral value) shall not be deemed "Protective Overadvances" and shall not be subject to the limitations contained herein.

         "PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC and each type of property described in Section 8.1 hereof.

         "RECEIPTS": All cash, cash equivalents, money, checks, credit card slips, receipts and other Proceeds from any sale of the Collateral.

         "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of Accounts, Payment Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, Payment Intangibles, Letter-of-Credit Rights, bankers' acceptances, and all other rights to payment.

         "RELATED BUSINESS": Any business or enterprise consisting of any of the following:

                  (a)      Asset Maximization Services.

                  (b)      Asset Valuation Services.

         "RELEASE": Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

         "REGISTER":       Is defined in Section 16.2(c).

         "REQUIREMENTS OF LAW":     As to any Person:

                           (a)      Applicable Law.

                           (b)      That Person's organizational documents.

                           (c) That Person's by-laws and/or other instruments
                  which deal with corporate or similar governance, as applicable.

         "RESERVES": The following: Availability Reserves and Inventory
                  Reserves.

         "REVOLVING CREDIT": Is defined in Section 2.1.

         "REVOLVING CREDIT CEILING": $350,000,000.00.

         "REVOLVING CREDIT DOLLAR COMMITMENT": As set forth on EXHIBIT 2.23, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "REVOLVING CREDIT EARLY TERMINATION FEE":   Is defined in Section 2.15.

         "REVOLVING CREDIT LENDERS": Each Revolving Credit Lender to which reference is made in the Preamble of this Agreement and any other Person who becomes a "Revolving Credit Lender" in accordance with the provisions of this Agreement.

         "REVOLVING CREDIT LOANS": Loans made under the Revolving Credit, except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See Section 2.12(d)).

         "REVOLVING CREDIT NOTE":   Is defined in Section 2.10.

         "REVOLVING CREDIT COMMITMENT PERCENTAGE": As set forth on EXHIBIT 2.23, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "SEC":   The Securities and Exchange Commission.

         "SENIOR CONVERTIBLE FACILITY": The credit facility set forth in the Senior Subordinated Convertible Loan Agreement dated as of March 15, 2000, amended from time to time prior to the Closing Date and as amended and restated June 11, 2002, in the present principal amount of $75,000,000.00.

         "SHONAC": Has the meaning given that term in the Preamble hereto.

         "SPECIFIED EVENT OF DEFAULT": An Event of Default arising under any of the following sections of this Agreement:

                           (a)   Section 10.1.
                           (b)   Section 10.2.
                           (c) Section 10.3 (with respect to Sections 4.20, 4.21, 4.24, and Article 7 only).

                           (d) Section 10.5 (with respect to a breach of Sections 4.6 and 4.29 only).
                           (e)   Section 10.6.
                           (f)   Section 10.11.
                           (g)   Section 10.12.
                           (h)   Section 10.15.

         "STATED AMOUNT":  The maximum amount for which an L/C or Banker's
                   Acceptance may be honored.

         "SUBSIDIARY": Any corporation, association, partnership, limited liability company, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or Controlling interests) of the outstanding voting interests.

         "SUPERMAJORITY LENDERS": Revolving Credit Lenders (other than
                  Delinquent Revolving Credit Lenders) holding 66-2/3% or more of the Revolving Credit Commitment Percentages (calculated without regard to any Revolving Credit Commitment Percentage of any Delinquent Revolving Credit Lender).

         "SUPPORTING OBLIGATION": Has the meaning given that term in the UCC and also refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

         "SWINGLINE": The facility pursuant to which the SwingLine Lender may advance Revolving Credit Loans aggregating up to the SwingLine Loan Ceiling.

         "SWINGLINE LENDER":        NCCF.

         "SWINGLINE LOAN CEILING": $25,000,000.00 (subject to increase as provided in Section 15.4(e)).

         "SWINGLINE LOANS":         Defined in Section 2.8.

         "TERM LOANS": (i) The CCM Term Loan Facilities, and (ii) the Senior
                  Convertible Facility.

         "TERM LOAN SENIOR COLLATERAL": All assets of the Borrowers other than
                  Accounts, Inventory, Chattel Paper, Instruments, and Documents related to any Accounts or Inventory, Payment Intangibles, marketable securities, licensed department agreements, Intercompany Notes, Collection Accounts, DDAs, and credit card proceeds, and books and records relating to the foregoing.

         "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10.12, below; or
                  (c) the Administrative Agent's notice to the Lead Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10.12, below; or (d) that date, thirty (30) days irrevocable written notice of which is provided by the Lead Borrower to the Administrative Agent.

         "TRANSFER": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Administrative Agent making such Transfer and the subject Revolving Credit Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed (Section 17.1), except that no change of the wire instructions for Transfers to any Revolving Credit Lender shall be effective without the consent of the Administrative Agent.

         "UCC": The Uniform Commercial Code as in effect from time to time in the State of New York.

         "UNANIMOUS CONSENT": Consent of Revolving Credit Lenders (other than
                  Delinquent Revolving Credit Lenders) holding 100% of the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

         "UNDERWRITING FEE": Is defined in Section 2.13.

         "UNRESTRICTED SUBSIDIARY": Those Subsidiaries of the Lead Borrower described on EXHIBIT 1.5 hereto.

         "UNUSED LINE FEE": As defined in Section 2.14.

         "VALUE CITY": Has the meaning given that term in the Preamble hereto.

         "VALUE CITY BUSINESS": The Borrowers' business other than the
                  DSW/Shonac Business and the Filene's Business.

         "VALUE CITY ENTITIES": Collectively, Value City, Gramex, VCLP, VC
                  Michigan, GBR, and VCM.

         "VC AVAILABILITY": The lesser of:

                  (a)      the result of the following:

                           (i)      The lesser of

                                    (A)      The Revolving Credit Ceiling
                                              or
                                    (B)      The VC Borrowing Base

                                    Minus
                                    (ii)    The aggregate unpaid balance of the
                                            Loan Account attributable to
                                            Revolving Credit Loans made to the
                                            Value City Entities.
                                    Minus
                                    (iii)   The aggregate undrawn Stated Amount
                                            of all then outstanding L/Cs and
                                            Banker's Acceptances issued for the
                                            account of the Value City Entities.
                                    Minus
                                    (iv)     The aggregate of the Availability
                                             Reserves attributable to the Value
                                             City Entities.
                                    or
                                    (b)     Availability.

         "VC BORROWING BASE":       The aggregate of the following:

                  (a) The face amount of Eligible Credit Card Receivables of the Value

                  City Entities multiplied by the Credit Card Advance Rate.

                                    Plus

                           (b) The lesser of (a) the Cost of Eligible Inventory
                  (net of Inventory Reserves) of the Value City Entities multiplied by the Inventory Advance Rate or (b) the Appraised Inventory Percentage of the Appraised Inventory Liquidation Value of the Inventory of the Value City Entities.

         "VCLP":  Has the meaning given that term in the Preamble hereto.

         "VCM":   Has the meaning given that term in the Preamble hereto.

         "VC MICHIGAN": Has the meaning given that term in the Preamble hereto.

ARTICLE 2 - THE REVOLVING CREDIT:

         2.1.     ESTABLISHMENT OF  REVOLVING CREDIT

                  (a) The Revolving Credit Lenders hereby establish a revolving line of credit (the "REVOLVING CREDIT") in the Borrowers' favor pursuant to which each Revolving Credit Lender, subject to, and in accordance with, this Agreement, acting through the Administrative Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein.

                  (b) Loans, advances, and financial accommodations under the Revolving Credit shall be made (i) with respect to DSW and Shonac, with reference to the DSW/Shonac Borrowing Base and shall be subject to DSW/Shonac Availability, (ii) with respect to Filene's, with reference to the Filene's Borrowing Base and shall be subject to Filene's Availability, and (iii) with respect to the Value City Entities, with reference to the VC Borrowing Base and shall be subject to VC Availability, and (iv) with respect to all Borrowers, with reference to Availability. The Borrowing Base, the DSW/Shonac Borrowing Base, the Filene's Borrowing Base, the VC Borrowing Base, Availability, DSW/Shonac Availability, Filene's Availability and VC Availability shall be determined by the Administrative Agent by reference to Borrowing Base Certificates furnished as provided in Section 5.4, below, and shall be subject to the following:

                           (i) Such determination shall take into account such Reserves as the Collateral Agents may determine as being applicable thereto.

                           (ii) The Cost of Eligible Inventory will be determined in a manner consistent with current tracking practices, based on the Borrowers' stock ledgers inventory.

                  (c) The commitment of each Revolving Credit Lender to provide such loans, advances, and financial accommodations is subject to Section 2.23.

                  (d) The proceeds of borrowings under the Revolving Credit shall be used solely to repay the Borrowers' existing lines of credit due to NCB, as agent, and to Schottenstein Stores Corporation, and for the Borrowers' working capital and general corporate purposes (including, intercompany loans), all solely to the extent permitted by this Agreement. No proceeds of a borrowing under the Revolving Credit may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrowers other than in the ordinary course of the Borrowers' business and consistent with the provisions of this Agreement.

         2.2. ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS).

                  (a) No Revolving Credit Lender has any obligation to any Borrower to make any loan or advance, or otherwise to provide any credit to or for the benefit of any Borrower where the result of such loan, advance, or credit is an OverLoan.

                  (b) The Revolving Credit Lenders' obligations, among themselves, are subject to (among other provisions of this Agreement) Section 12.3(a) (which relates to each Revolving Credit Lender's making amounts available to the Administrative Agent) and 15.3(a) (which relates to Protective OverAdvances).

                  (c) The Revolving Credit Lenders' providing of an OverLoan on any one occasion does not affect the obligations of each Borrower hereunder (including each Borrower's obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Revolving Credit Lenders to do so on any other occasion.

         2.3. RISKS OF VALUE OF COLLATERAL. The Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by any Agent or any Revolving Credit Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Administrative Agent in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

         2.4. COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS OF CREDIT. Subject to the provisions of this Agreement, the Revolving Credit Lenders shall make a loan or advance under the Revolving Credit and the Administrative Agent shall endeavor to have an L/C or Banker's Acceptance issued for the account of one or more of the Loan Parties, in each instance if duly and timely requested by the Lead Borrower as provided herein provided that:

                           (a) No OverLoan is then outstanding and none will
                  result therefrom.

                           (b) No Borrower is then in Default and none will
                  thereby become in Default.

         2.5. REVOLVING CREDIT LOAN REQUESTS.

                  (a) Requests for loans and advances under the Revolving Credit or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan may be requested by the Lead Borrower by written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent). Such notice of borrowing shall be substantially in the form of EXHIBIT 2.5 hereto, signed by the Lead Borrower and transmitted to the Administrative Agent by telecopier. Each such notice shall be irrevocable and shall specify (i) the proposed Borrower (i.e. DSW/Shonac, Filene's or the Value City Entities, as applicable), (ii) the amount of the proposed borrowing and the date thereof (which shall be a Business Day) and (iii) whether the borrowing then being requested is to be a borrowing of Base Margin Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period with respect thereto. If no election is made as to the Type of Loan or no election of Interest Period is specified in any such notice for a borrowing of Eurodollar Loans, such notice shall be deemed a request for borrowing of Base Margin Loans. The Administrative Agent may rely on any telephonic request for a borrowing to the same extent that the Administrative Agent may rely on a written request. The Borrowers shall bear all risks related to the giving of borrowing requests telephonically.

                  (b) Subject to the provisions of this Agreement, the Lead Borrower may, on behalf of any Borrower, request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving notice to the Administrative Agent by no later than the following:

                           (i) If such Revolving Credit Loan is to be or is to be converted to a Base Margin Loan: By 2:00 p.m. on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted (PROVIDED THAT if notice is furnished after 12:00 noon on any Business Day, the Revolving Credit Loan so requested shall be deemed a request for a SwingLine Loan). Base Margin Loans requested by the Lead Borrower, other than those resulting from the conversion of a Eurodollar Loan, shall not be less than $250,000 and in increments of $10,000 in excess of such minimum.

                           (ii) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Eurodollar Loan: By 2:00 p.m. three
         (3) Eurodollar Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Eurodollar Loans and conversions to Eurodollar Loans shall each be not less than

         $3,000,000 and in increments of $1,000,000 in excess of such minimum.

                           (iii) Any Eurodollar Loan which matures while any Borrower is in Default shall be converted, at the option of the Administrative Agent, to a Base Margin Loan notwithstanding any notice from the Lead Borrower that such Loan is to be continued as a Eurodollar Loan.

                           (iv) Eurodollar Loans may not be converted or
continued as Eurodollar Loans at any time other than the end of the Interest Period applicable thereto unless the Borrowers shall pay, upon demand, any amounts due pursuant to Section 2.11(f) hereof.

                  (c) Any request for a Revolving Credit Loan or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Eurodollar Business Day, as applicable.

                  (d) The Lead Borrower may, on behalf of any Loan Party, request that the Administrative Agent cause the issuance by the Issuer of L/Cs or Banker's Acceptances for the account of the Borrowers as provided in Section 2.18.

                  (e) The Administrative Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Administrative Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Administrative Agent's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Administrative Agent.

                  (f) A request by the Lead Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

                           (i) There has been no material adverse change in the Borrowers' financial condition from the most recent financial information furnished any Agent or any Revolving Credit Lender pursuant to this Agreement.

                           (ii) Each representation which is made herein or in any of the Loan Documents is then true and complete in all material respects as of and as if made on the date of such request except to the extent that any of the same relates expressly to a different date.

                           (iii) Unless accompanied by a written Certificate of the Lead Borrower's President or its Chief Financial Officer describing (in reasonable detail) the facts and circumstances of any Default then existing and the steps (if any) being taken to remedy such condition, that no Default has occurred and is continuing.

         2.6. SUSPENSION OF REVOLVING CREDIT. If, at any time or from time to time, any Borrower is in Default:

                  (a) The Administrative Agent may, and at the direction of the SuperMajority Lenders shall, suspend the Revolving Credit immediately, in which event, neither the Administrative Agent nor any Revolving Credit Lender shall be obligated, during such suspension, to make any loans or advance to any Borrower, or to provide any financial accommodation hereunder or to seek the issuance of any L/C or of any Banker's Acceptance for the account of any Loan Party. Nothing contained herein shall limit the right of the Administrative Agent to make Protective OverAdvances or the obligation of the Revolving Credit Lenders with respect to SwingLine Loans, Protective OverAdvances, L/Cs and Banker's Acceptances during such suspension period.

                  (b) The Administrative Agent may, and at the direction of the SuperMajority Lenders shall, suspend the right of the Lead Borrower to request any Eurodollar Loan or to convert any Base Margin Loan to a Eurodollar Loan.

         2.7      MAKING OF REVOLVING CREDIT LOANS.

                  (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account of the applicable Division. The proceeds of any Revolving Credit Loan shall be made available before 3:00 p.m. on the date requested in accordance with Section
2.5 hereof.

                  (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Administrative Agent and the Revolving Credit Lenders for the amount thereof immediately) at the following:

                           (i) The Administrative Agent's initiation of the transfer of the proceeds of such loan or advance in accordance with the Lead Borrower's instructions (if such loan or advance is of funds requested by the Lead Borrower).

                           (ii) The charging of the amount of such loan to the
                  Loan Account (in all other circumstances).

                  (c) Absent gross negligence, bad faith or willful misconduct, there shall not be any recourse to or liability of the Administrative Agent or any Revolving Credit Lender, on account of:

                           (i) Any delay in the making of any loan or advance requested under the Revolving Credit.

                           (ii) Any delay by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

                           (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Lead Borrower.

         2.8.     SWINGLINE LOANS.

                  (a) For ease of administration, Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the "SWINGLINE LOANS") in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Revolving Credit. The aggregate unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the lesser of (i) as to all Borrowers, the SwingLine Loan Ceiling, or (ii) as to any Division, DSW/Shonac Availability, Filene's Availability, or VC Availability, as applicable. The SwingLine Lender shall not make a SwingLine Loan if the SwingLine Lender has received notice from the Administrative Agent that the Administrative Agent has suspended, or the Administrative Agent has received written notice from the SuperMajority Lenders instructing the Administrative Agent to suspend, the Revolving Credit in accordance with the terms hereof. Absent such notification, the SwingLine Lender (x) shall not otherwise be required to determine whether the conditions precedent to such SwingLine Loan have been satisfied or whether the requested borrowing would cause Availability, DSW/Shonac Availability, Filene's Availability or VC Availability, as applicable, to be exceeded, and (y) shall be entitled in all cases to have each Revolving Credit Lender make Revolving Credit Loans in settlement of such SwingLine Loans in accordance with the provisions of Section 12.2 hereof.

                  (b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Base Margin Loans and shall be repayable as a loan under the Revolving Credit.

                  (c) The Borrowers' obligation to repay SwingLine Loans shall be evidenced by a Note in the form of EXHIBIT 2.8(C), annexed hereto, executed by the Borrowers, and payable to the SwingLine Lender. Neither the original nor a copy of that Note shall be required, however, to establish or prove any Liability. Upon receipt of an affidavit of an officer of, and a customary indemnity from, a SwingLine Lender as to the loss, theft, destruction or mutilation of the SwingLine Note, the Borrowers will issue in lieu thereof a replacement SwingLine Note in the same principal amount thereof and of like tenor.

                  (d) For all purposes of this Loan Agreement, the SwingLine Loans and the Borrowers' obligations to the SwingLine Lender constitute Revolving Credit Loans and are secured as "Liabilities".

                  (e) SwingLine Loans shall be subject to periodic settlement with the Revolving Credit Lenders as provided in this Agreement.

         2.9.     THE LOAN ACCOUNT.

                  (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Administrative Agent in which a record shall be kept of all loans and advances made under the Revolving Credit (including, without limitation, Swingline Loans). The Loan Account shall also contain separate entries for loans and advances made to each Division.

                  (b) The Administrative Agent shall also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to each Agent and each Revolving Credit Lender on account of the Liabilities from each Borrower and from each Division and of all credits against such amounts so owed.

                  (c) All credits against the Liabilities shall be conditional upon final payment to the Administrative Agent for the account of the Agent or Revolving Credit Lender entitled thereto of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against any Agent or any Revolving Credit Lender or is disgorged for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

                  (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which any Borrower is obligated hereunder are payable on demand.

                  (e) The Administrative Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which any Agent or any Revolving Credit Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that an OverLoan may result thereby; PROVIDED THAT the Administrative Agent shall not charge the Loan Account for any third-party expenses incurred by the Agent (such as fees for attorneys, appraisers and commercial finance examinations) without first having furnished the Lead Borrower with a copy of the invoice therefor two (2) Business Days prior to the date that the Loan Account is to be so charged.. Any such advance shall be deemed a Base Margin Loan. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent's rights and each Borrower's obligations under Section 2.11(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.9(e) shall bear interest at the interest rate then and thereafter applicable to Base Margin Loans. The Administrative Agent shall promptly furnish the Lead Borrower with a detailed statement itemizing any amounts so charged to the Loan Account.

                  (f) Any statement rendered by the Administrative Agent or any Revolving Credit Lender to the Lead Borrower concerning the Liabilities shall be considered correct and accepted by each Borrower and shall, absent manifest error, be conclusively binding upon each Borrower unless the Lead Borrower provides the Administrative Agent with written objection thereto within twenty (20) days from the receipt by the Lead Borrower of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Administrative Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

         2.10. THE REVOLVING CREDIT NOTES. The Borrowers' obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "REVOLVING CREDIT NOTE") in the form of
EXHIBIT 2.10, annexed hereto, executed by each Borrower, one payable to each Revolving Credit Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. Upon receipt of an affidavit of an officer of, and a customary indemnity from, a Revolving Credit Lender as to the loss, theft, destruction or mutilation of the Revolving Credit Note, the Borrowers will issue in lieu thereof a replacement Revolving Credit Note in the same principal amount thereof and of like tenor.

         2.11.    PAYMENT OF THE LOAN ACCOUNT.

                  (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date.

                  (b) Each Borrower, without notice or demand from the Administrative Agent or any Revolving Credit Lender, shall immediately pay the Administrative Agent that amount, from time to time, which is necessary so that there is no OverLoan outstanding.

                  (c) Subject to Section 7.4, during the continuance of a Cash Control Event, the Borrowers shall repay the Revolving Credit:

                           (i) subject to the terms of the Intercreditor
                  Agreement, in an amount equal to the proceeds realized from the sale, refinancing, or other disposition of, or realization upon, any Collateral; and

                           (ii) in accordance with the provisions of Article 7
                  hereof.

All amounts prepaid under this Section 2.11(c) may be reborrowed under the Revolving Credit, subject to and in accordance with, the terms of this Agreement.

                  (d) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

                  (e) The Administrative Agent shall endeavor to cause the application of payments (if any), pursuant to Sections 2.11(a) and 2.11(b) against Eurodollar Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Administrative Agent's failure to have done so. In no event shall action or inaction taken by the Administrative Agent excuse any Borrower from any indemnification obligation under Section 2.11(f).

                  (f) The Borrowers shall indemnify the Administrative Agent and each Revolving Credit Lender and hold the Administrative Agent and each Revolving Credit Lender harmless from and against any loss, cost or expense (including loss of anticipated profits and amounts payable by the Administrative Agent or such Revolving Credit Lender on account of "breakage fees" (so-called)) which the Administrative Agent or such Revolving Credit Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

                           (i) Failure by any Borrower to pay any of the principal amount of or any interest on any Eurodollar Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Revolving Credit Lender in order to maintain its Eurodollar Loans.

                           (ii) Failure by any Borrower to make a borrowing or conversion after the Lead Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

                           (iii) The making of any payment on a Eurodollar Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

                  (g) Upon at least two (2) Business Days' prior written notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Dollar Commitments. Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple thereof. Each such reduction or termination shall (i) be applied ratably to the Revolving Credit Dollar Commitments of each Revolving Credit Lender and (ii) be irrevocable when given. At the effective time of each such termination, the Borrowers shall pay to the Administrative Agent for application as provided herein (i) all Early Termination Fees payable on the amount of the Revolving Credit Dollar Commitments so terminated, and (ii) any amount by which the unpaid balance of the Loan Account and aggregate undrawn Stated Amount of all then outstanding L/Cs and Banker's Acceptances outstanding on such date exceeds the amount to which the Revolving Credit Dollar Commitments are so reduced. Any such reduction or termination of the Revolving Credit Dollar Commitments may not be reinstated.

         2.12.    INTEREST ON REVOLVING CREDIT LOANS.

                  (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2.5) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Eurodollar Loan.

                  (b) Each Revolving Credit Loan which consists of a Eurodollar Loan shall bear interest at the applicable Eurodollar Rate.

                  (c) Subject to, and in accordance with, the provisions of this Agreement, the Lead Borrower may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Eurodollar Rate as specified from time to time by the Lead Borrower by notice to the Administrative Agent.

                  (d) For ease of reference and administration, each part of the Loan Account which bears interest at the same rate of interest and for the same Interest Period is referred to herein as if it were a separate "Revolving Credit Loan".

                  (e) The Lead Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than twelve (12) Interest Periods for Eurodollar Loans in the aggregate for all Borrowers applicable to the Revolving Credit Loans at any one time.

                  (f) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan to its Division in arrears as follows:

                           (i) On the applicable Interest Payment Date for that Revolving Credit Loan.

                           (ii) On the Termination Date and on the End Date.

                           (iii) Following the occurrence of any Event of Default, with such frequency as may be determined by the Administrative Agent.

                  (g) Following the occurrence of any Event of Default (and whether or not any Agent exercises its rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Administrative Agent or at the instruction of the SuperMajority Lenders, at a rate which is the aggregate of the applicable rate (including the Applicable Margin) for Base Margin Loans and/or Eurodollar Loans, as applicable, plus two percent (2%) per annum.

         2.13. UNDERWRITING FEE; COLLATERAL MONITORING FEE. In addition to any other fee or expense to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent the "UNDERWRITING FEE" and the "COLLATERAL MONITORING FEE" at the times and in the amounts as set forth the Fee Letter.

         2.14. UNUSED LINE FEE. In addition to any other fee to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent, for the account of the Revolving Credit Lenders, the "UNUSED LINE FEE" (so referred to herein) of 0.375% per annum of the average difference, during the month just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Ceiling and the aggregate of the unpaid principal balance of the Loan Account for its respective Division and the undrawn Stated Amount of L/Cs and Banker's Acceptances outstanding during the relevant period for its respective Division. The Unused Line Fee shall be paid in arrears, on the first day of each month after the execution of this Agreement and on the Termination Date.

         2.15.    EARLY TERMINATION FEE.

                  (a) In the event that the Termination Date occurs, for any reason, prior to the second anniversary of the Closing Date, the Borrowers shall pay to the Administrative Agent , for the benefit of the Revolving Credit Lenders, the "REVOLVING CREDIT EARLY TERMINATION FEE" (so referred to herein) in an amount equal to (i) one percent (1%) of the Revolving Credit Dollar Commitments in effect on the date of this Agreement, if the Termination Date occurs before the first anniversary of the Closing Date, or (ii) one half of one percent (0.50%) of the Revolving Credit Dollar Commitments in effect on the date of this Agreement, if the Termination Date occurs on or after the first anniversary of the Closing Date and before the second anniversary of the Closing Date. There shall be no Early Termination Fee payable if the Termination Date occurs on or after the second anniversary of the Closing Date.

                  (b) All parties to this Agreement agree and acknowledge that the Revolving Credit Lenders will have suffered damages on account of the early termination of the Revolving Credit and that, in view of the difficulty in ascertaining the amount of such damages, that the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate Revolving Credit Lenders on account thereof.

         2.16. CONCERNING FEES. The Borrowers shall not be entitled to any credit, rebate or repayment of any fee earned by the Administrative Agent or any Revolving Credit Lender pursuant to this Agreement or any Loan Document notwithstanding any termination of this Agreement or suspension or termination of the Administrative Agent's and any Revolving Credit Lender's respective obligation to make loans and advances hereunder.

         2.17.    AGENT'S AND REVOLVING CREDIT LENDERS' DISCRETION.

                  (a) Each reference in the Loan Documents to the exercise of reasonable, good faith discretion or the like by any Agent or any Revolving Credit Lender shall be to such Person's exercise of its judgment, in good faith, based upon such information of which that Person then has actual knowledge.

                  (b) The burden of establishing the failure of any Agent or any Revolving Credit Lender to have acted in a reasonable manner in such Person's exercise of such discretion shall be the Borrowers'.

         2.18.    PROCEDURES FOR ISSUANCE OF L/CS AND BANKER'S ACCEPTANCES.

                  (a) The Lead Borrower may request, either directly or, as provided in Section 2.22(a), through Value City Imports (a division of Schottenstein Stores Corporation), that the Administrative Agent cause the issuance by the Issuer of L/Cs or Banker's Acceptances for the account of any Loan Party. Requests for L/Cs and Banker's Acceptances shall be given by the Lead Borrower to the Administrative Agent and the Issuer not later than 2:00 p.m. three (3) Business Days prior to the specified date for the issuance of the requested L/C or Banker's Acceptance. Requests for L/Cs and Banker's Acceptances may be requested by the Lead Borrower by written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent). Each such notice shall be irrevocable and shall specify with respect to each L/C and Banker's Acceptance requested (i) the Borrower which is to be the account party for whose benefit the L/C or Banker's Acceptance is being issued, (ii) the face amount of the proposed L/C or Banker's Acceptance, which shall be denominated in dollars and the intended date of issuance thereof (which shall be a Business Day), (iii) the beneficiary, and
(iv) the terms (including the anticipated expiry date) of the L/C or Banker's Acceptance. The Administrative Agent and the Issuer may rely on any telephonic request for the issuance of a L/C or Banker's Acceptance to the same extent that the Administrative Agent and the Issuer may rely on a written request. The Borrowers shall bear all risks related to the giving of requests for the issuance of L/Cs or Banker's Acceptances telephonically.

                  (b) The Administrative Agent will endeavor to cause the issuance of any L/C or Banker's Acceptance so requested by the Lead Borrower from and including the Closing Date until the thirtieth (30th) Business Day prior to the Maturity Date, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2.6 and if so issued:

                           (i) The aggregate Stated Amount of all L/Cs and Banker's Acceptances then outstanding, does not exceed One Hundred Million Dollars ($100,000,000);

                           (ii) The expiry of the L/C or Banker's Acceptance is not later than the earlier of thirty (30) days prior to the Maturity Date or the following:

                                    (A) Standby's: One (1) year from initial
                  issuance (or in the case of renewal or extension thereof, one year after such renewal or extension), PROVIDED THAT each standby L/C may, upon the request of the Lead Borrower, include a provision whereby, subject to the approval of the Issuer, such standby L/C may be renewed for additional consecutive periods of twelve (12) months or



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



                  less (but not beyond the date that is thirty Business Days prior to the Maturity Date) unless the Issuer notifies the beneficiary thereof at least 30 days prior to the then applicable expiration date that such L/C will not be renewed.

                                    (B) Documentary's: Ninety (90) days from
                           issuance.

                                    (C) Banker's Acceptances: Ninety (90) days
                           from issuance.

                           (iii) If, notwithstanding the foregoing, the Administrative Agent causes the issuance of an L/C or Banker's Acceptance, the expiry of which is later than the Maturity Date, it shall be 105% cash collateralized at its issuance; and

                           (iv) An OverLoan will not result from the issuance of the subject L/C or Banker's Acceptance.

                  (c) Concurrently with requesting the issuance of a L/C or a Banker's Acceptance, the applicable Borrower shall execute and deliver to the Issuer in respect of such requested L/C or Banker's Acceptance a reimbursement or similar agreement in the Issuer's then standard form of application for and reimbursement agreement with respect to letters of credit and banker's acceptances; provided however that in the event of any conflict between the provisions of such reimbursement agreement and this Agreement, the provisions of this Agreement shall govern.

                  (d) Absent gross negligence, bad faith or willful misconduct, there shall not be any recourse to, nor liability of, the Administrative Agent or any Revolving Credit Lender on account of

                           (i) Any delay or refusal by an Issuer to issue an L/C or a Banker's Acceptance;

                           (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C or any Banker's Acceptance.

                  (e) Immediately upon the issuance of any L/C or any Banker's Acceptance by the Issuer (or the amendment of a L/C or Banker's Acceptance increasing the amount thereof), and without any further action on the part of the Issuer, the Issuer shall be deemed to have sold to each Revolving Credit Lender, and each such Revolving Credit Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's Revolving Credit Commitment Percentage, in such L/C and Banker's Acceptance, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. In consideration thereof, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent for the account of the

Issuer its Revolving Credit Commitment Percentage of each disbursement made by the Issuer with respect to a L/C or Banker's Acceptance which is not reimbursed by the Borrowers. Each Revolving Credit Lender acknowledges and agrees that its obligations hereunder are absolute and unconditional and shall not be effected by any event or circumstance whatsoever, including the existence of a Default or the suspension of the Revolving Credit. Any action taken or omitted by the Issuer under or in connection with a L/C or Banker's Acceptance, if taken or omitted in the absence of gross negligence, actual bad faith, or willful misconduct, shall not create for the Issuer any resulting liability to any Revolving Credit Lender.

                  (f) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C or Banker's Acceptance on the same day on which such honoring takes place in immediately available funds in U.S. dollars. The Administrative Agent, without the request of any Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C or Banker's Acceptance and other amount for which any Borrower, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C or Banker's Acceptance. Such advance shall be a Base Margin Loan and shall be made whether or not any Borrower is in Default or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Administrative Agent's rights under Section 2.11(b) hereof.

         2.19.    FEES FOR L/CS AND BANKER'S ACCEPTANCES.

                  (a) The applicable Borrowers shall pay the Administrative Agent, for the account of the Revolving Credit Lenders, on the first day of each calendar month, in arrears, a fee (each, an "L/C Fee") equal to the following per annum percentages of the average Stated Amount of the following categories of L/Cs outstanding during the subject month for such Borrowers' Division:

                           (i)  Standby Letters of Credit:  The Applicable
Margin for Eurodollar Loans.

                           (ii) Documentary Letters of Credit: The Applicable
Margin for Eurodollar Loans minus 0.50%.

                           (iii)  After the occurrence and during the
continuance of an Event of Default, at the option of the Administrative Agent (or at the instruction of the SuperMajority Lenders), the L/C Fee shall be increased for any L/Cs which from time to time are not cash collateralized in the amounts required in accordance with the provisions of this Agreement by an amount equal to two percent (2%) per annum.

                  (b) The applicable Borrowers shall pay the Administrative Agent, for the account of the Revolving Credit Lenders, on the first day of each month, in arrears, a fee (each, a "Banker's Acceptance Fee") equal to the Applicable Margin for Eurodollar Loans minus 0.50% of the average Stated Amount of the Banker's Acceptances outstanding during the subject month for such Borrowers' Division. After the occurrence and during the continuance of an Event of Default, at the option of the Administrative Agent (or at the instruction of the SuperMajority Lenders), the Banker's Acceptance Fee shall be increased for any Banker's Acceptances which from time to time are not cash collateralized in the amounts required in accordance with the provisions of this Agreement by an amount equal to two percent (2%) per annum.

                  (c) In addition to the fees to be paid as provided in Subsections 2.19(a) and 2.19(b), above, the Borrowers shall pay to the Administrative Agent (or to the Issuer, if so requested by Administrative Agent), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C or Banker's Acceptance issued for its Division.

                  (d)      If any change in Applicable Law shall either:

                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Revolving Credit Lender or any Issuer has an obligation to lend to fund drawings under any L/C or any Banker's Acceptance; or

                           (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit or banker's acceptance;

and the result of any event referred to in Section 2.19(d)(i) or 2.19(d)(ii), above, shall be to increase the cost to any Revolving Credit Lender or to any Issuer of issuing or maintaining any L/C or Banker's Acceptance (which increase in cost shall be the result of such Issuer's reasonable allocation among that Revolving Credit Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent and delivery by the Administrative Agent to the Lead Borrower of a certificate of an officer of the subject Revolving Credit Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Revolving Credit Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Administrative Agent, from time to time as specified by the Administrative Agent, such amounts as shall be sufficient to compensate the subject Revolving Credit Lender or the subject Issuer for such increased cost. Any Revolving Credit Lender's or any Issuer's determination of costs incurred under Section 2.19(d)(i) or 2.19(d)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Revolving Credit Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall, absent manifest error, be presumed to be accurate.

         2.20.    CONCERNING L/C'S AND BANKER'S ACCEPTANCES.

                  (a) None of the Issuer, the Issuer's correspondents, any Revolving Credit Lender, the Administrative Agent, or any advising, negotiating, or paying bank with respect to any L/C or Banker's Acceptance shall be responsible in any way for:

                           (i) The performance by any beneficiary under any L/C or Banker's Acceptance of that beneficiary's obligations to any Borrower.

                           (ii) The form, sufficiency, correctness, genuineness, authority of any Person signing; falsification; or the legal effect of; any documents called for under any L/C or Banker's Acceptance if (with respect to the foregoing) such documents on their face appear to be in order.

                  (b) The Issuer may honor, as complying with the terms of any L/C or any Banker's Acceptance and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C or Banker's Acceptance to draw or issue such drafts or other documents.

                  (c) The Issuer may reject any drafts and documents presented under any L/C or any Banker's Acceptance which are discrepant in any manner, notwithstanding any prior course of dealing by the Issuer in honoring drafts under L/Cs or Banker's Acceptances.

                  (d) Unless otherwise agreed to, in the particular instance, each Borrower hereby authorizes any Issuer to:

                           (i)      Select an advising bank, if any.

                           (ii)     Select a paying bank, if any.

                           (iii)    Select a negotiating bank.

                  (e) All directions, correspondence, and funds transfers relating to any L/C or any Banker's Acceptance are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C or Banker's Acceptance which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Administrative Agent, any Revolving Credit Lender, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

                  (f) The Administrative Agent's, each Revolving Credit Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

                  (g) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Lead Borrower, documentary L/Cs will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and standby L/Cs will be governed by International Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 6, 1998) and any respective subsequent revisions thereof.

                  (h) The obligations of the Borrowers under this Agreement with respect to L/Cs and Banker's Acceptances are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                           (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, any Banker's Acceptance, or any other agreement or instrument relating thereto.

                           (ii) Any Borrower's consent to any amendment or waiver of, or consent to the departure from, any L/C or any Banker's Acceptance.

                           (iii) The existence of any claim, set-off, defense, or other right which any Borrower may have at any time against the beneficiary of any L/C or Banker's Acceptance.

                           (iv) Any good faith honoring of a drawing under any L/C or Banker's Acceptance, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C or Banker's Acceptance.

         2.21.    CHANGED CIRCUMSTANCES.

                  (a) The Administrative Agent may advise the Lead Borrower that the Administrative Agent has made the good faith determination (which determination shall be final and conclusive) of any of the following:

                           (i) Adequate and fair means do not exist for ascertaining the rate for Eurodollar Loans.

                           (ii) The continuation of or conversion of any Revolving Credit Loan to a Eurodollar Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or the compliance by the Administrative Agent or any Revolving Credit Lender in good faith with any Applicable Law.



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

                           (iii) The indices on which the interest rates for Eurodollar Loans are based shall no longer represent the effective cost to the Administrative Agent or any Revolving Credit Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

                  (b) In the event that the Administrative Agent advises the Lead Borrower of an occurrence described in Section 2.21(a), then, until the Administrative Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply:

                           (i) The obligation of the Administrative Agent or each Revolving Credit Lender to make loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                           (ii) Any notice which the Lead Borrower had given the Administrative Agent with respect to any Eurodollar Loan, the time for action with respect to which has not occurred prior to the Administrative Agent's having given notice pursuant to Section 2.21(a), shall be deemed at the option of the Administrative Agent to not having been given.

         2.22.    DESIGNATION OF LEAD BORROWER AS BORROWERS' AGENT.

                  (a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower's agent to obtain loans and advances under the Revolving Credit, the proceeds of which shall be available to each Borrower for those uses as those set forth in Section 2.1(d) and to request the issuance of L/Cs and Banker's Acceptances for such Borrower. The Value City Entities and Filene's further irrevocably designate and appoint Value City Imports (a division of Schottenstein Stores Corporation) as their agent to request the issuance of L/Cs and Banker's Acceptances for such Borrower. As the disclosed principal for its agent, each Borrower shall be obligated to each Agent and each Revolving Credit Lender on account of loans and advances so made to, and L/Cs and Banker's Acceptances so issued for, its Division under the Revolving Credit as if made directly by the Revolving Credit Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Lead Borrower and of any Borrower.

                  (b) Each Borrower recognizes that credit available to it under the Revolving Credit is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor it is joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to fully, faithfully, and punctually discharge all Liabilities of all of the Borrowers and hereby guarantees the payment and performance of all Liabilities of all other Borrowers.

                  (c) The proceeds of each loan and advance provided under the Revolving



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

Credit which is requested by the Lead Borrower shall be deposited into the Operating Account of the applicable Division. Neither the Administrative Agent nor any Revolving Credit Lender shall have any obligation to see to the application of such proceeds.

         2.23.    REVOLVING CREDIT LENDERS' COMMITMENTS

                  (a) Subject to Section 16.1 (which provides for assignments and assumptions of commitments), each Revolving Credit Lender's "REVOLVING CREDIT COMMITMENT PERCENTAGE", and "REVOLVING CREDIT DOLLAR COMMITMENT" (respectively so referred to herein) is set forth on EXHIBIT 2.23, annexed hereto.

                  (b) The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to make any loan under the Revolving Credit in excess of either of the following:

                                    (i) That Revolving Credit Lender's Revolving
         Credit Commitment Percentage of the subject loan or advance or of Availability, DSW/Shonac Availability, Filene's Availability or VC Availability, as applicable.

                                    (ii) Any loan which, when aggregated with
         all other loans made by that Revolving Credit Lender under the Revolving Credit and then outstanding, exceed that Revolving Credit Lender's Revolving Credit Dollar Commitment.

                  (c) No Revolving Credit Lender shall have any liability to the Borrowers on account of the failure of any other Revolving Credit Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

                  (d) The Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities of the Revolving Credit Lenders may be changed, from time to time by the reallocation or assignment of Revolving Credit Dollar Commitments and Revolving Credit Commitment Percentages amongst the Revolving Credit Lenders or with other Persons who determine to become "Revolving Credit Lenders", provided, however unless an Event of Default has occurred and is continuing (in which event, no consent of any Borrower is required) any assignment to a Person shall be subject to the prior consent of the Lead Borrower (not to be unreasonably withheld or delayed), which consent will be deemed given unless the Lead Borrower provides the Administrative Agent with written objection, not more than five (5) Business Days after the Administrative Agent shall have given the Lead Borrower written notice of a proposed assignment), provided that the Lead Borrower's consent shall in no event be required with respect to the following: (i) an assignment to another Revolving Credit Lender; or (ii) an assignment to a transferee of a Revolving Credit Lender's rights in and to a material portion of such Revolving Credit Lender's portfolio of asset based credit facilities; or (iii) to any Eligible Assignee (A) in connection with the initial syndication of the loan arrangement and (B)


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


until a successful syndication as determined by the Syndication Agent and the Co-Lead Arrangers has occurred.

                  (e) Upon written notice given the Lead Borrower from time to time by the Administrative Agent, of any assignment or allocation referenced in
Section 2.23(d):

                           (i) Each Borrower shall execute one or more replacement Revolving Credit Notes to reflect such changed Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Administrative Agent (which promptly thereafter shall deliver to the Lead Borrower the Revolving Credit Notes so replaced) provided however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Administrative Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Administrative Agent's Certificate confirming the resulting Revolving Credit Dollar Commitments and Revolving Credit Percentage Commitments.

                           (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Revolving Credit Lender shall have all rights and privileges of a Revolving Credit Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Revolving Credit Lender is a signatory and any Person removed as a Revolving Credit Lender shall be relieved of any obligations or responsibilities of a Revolving Credit Lender hereunder thereafter.

         2.24     PAYMENTS.

                  (a) The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under L/Cs, Banker's Acceptances, or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the reasonable, good faith discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1965 East Sixth Street, Cleveland, Ohio (or such other address as to which the Lead Borrower shall have been advised by the Administrative Agent), except payments to be made directly to the Issuer as expressly provided herein. If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to Eurodollar Loans, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) If and to the extent that any payment owed by the Borrowers to the Administrative Agent, any Revolving Credit Lender or the Issuer is not made when due, each Borrower authorizes the Administrative Agent, the Revolving Credit Lenders and the Issuer, as the case may be, to charge from time to time against any or all of the deposit accounts of the Borrowers any amount so due. Notice of such charge shall be given promptly to the Lead Borrower.

ARTICLE 3 - CONDITIONS PRECEDENT:

         As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections
3.1 through and including 3.4, (each in form and substance satisfactory to the Administrative Agent) shall have been delivered to the Administrative Agent, and the conditions respectively described in Sections 3.5 through and including 3.19, shall have been satisfied:

         3.1.     CORPORATE DUE DILIGENCE.

                  (a) Certificates of corporate good standing for each Loan Party, respectively issued by the Secretary of State for the state in which that Loan Party is incorporated.

                  (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State for each Borrower reasonably required by the Administrative Agent.

                  (c) Certificates of each Loan Party's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

         3.2. OPINIONS. Opinions of counsel to the Loan Parties in form and substance satisfactory to the Administrative Agent.

         3.3. ADDITIONAL DOCUMENTS. Such additional instruments and documents as any Agent or its counsel may reasonably require or request including, without limitation, the documents described on EXHIBIT 3.3 hereto.

         3.4. OFFICERS' CERTIFICATES. Certificates executed by the Chief Executive Officer and the Chief Financial Officer of the Lead Borrower in form and substance satisfactory to the Administrative Agent.

         3.5. REPRESENTATIONS AND WARRANTIES. Each of the representations made by or on behalf of each Loan Party in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of each Loan Party shall be true and complete as of the date as of which such representation or warranty was made.

         3.6. MINIMUM DAY ONE AVAILABILITY. After giving effect to the first funding under the Revolving Credit, any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby, L/Cs and Banker's Acceptances to be issued at, or immediately subsequent to, such establishment, Excess Availability shall not be less than One Hundred Fifteen Million Dollars ($115,000,000.00).

         3.7. TERM LOANS; INTERCREDITOR AGREEMENT. The Term Loans shall be fully funded on the Closing Date. All documentation entered into with respect to the Term Loans shall be satisfactory to the Co-Lead Arrangers, in their sole reasonable, good faith discretion. The Agent shall have entered into the Intercreditor Agreement on terms reasonably satisfactory to the Co-Lead Arrangers.

         3.8 REPAYMENT OF EXISTING INDEBTEDNESS. The Administrative Agent shall have received a payoff letter from the Borrowers' existing lenders (including, without limitation, NCB, as agent, and Schottenstein Stores Corporation, but excluding the Senior Convertible Facility) as well as a tender of releases and discharges of all collateral security for the Borrowers' existing credit facilities, each in form and substance satisfactory to the Administrative Agent. Such Indebtedness shall be repaid contemporaneously with the making of the first Revolving Credit Loan hereunder.

         3.9 CONSENTS. All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be satisfactory to the Administrative Agent.

         3.10 APPRAISALS AND COMMERCIAL FINANCE EXAMINATIONS. The Collateral Agents shall have received (a) appraisals of the Borrowers' Inventory by a third party appraiser acceptable to the Collateral Agents, and (b) a commercial finance examination with respect to the Lead Borrower and its Subsidiaries, each in form and substance satisfactory to the Collateral Agents.

         3.11 MATERIAL AGREEMENTS. The consummation of the transactions contemplated hereby shall not (a) violate any applicable law, statute, rule or regulation or (b) conflict with, or result in a default or event of default under, any material agreement of any Loan Party. There shall not have occurred any default of any material contract or agreement of any Loan Party.

         3.12 LITIGATION. There shall not be pending any litigation or other proceeding, the result of which could reasonably be expected to have a Material Adverse Effect.

         3.13 PERFECTION OF ENCUMBRANCES.



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

                  (a) The Collateral Agents shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agents (in each case dated as of a date reasonably satisfactory to the Collateral Agents) indicating the absence of Encumbrances, except for Permitted Encumbrances, on the assets of the Loan Parties, except for which termination statements and releases reasonably satisfactory to the Collateral Agents are being tendered concurrently with such extension of credit.

                  (b) The Collateral Agents shall have received all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agents to be filed, registered or recorded to create or perfect the first priority Encumbrances intended to be created under the Loan Documents (subject to Permitted Encumbrances having priority over the Encumbrance of the Collateral Agents pursuant to operation of law) and all such documents and instruments shall have been so filed (or provision made therefor), registered or recorded to the satisfaction of the Collateral Agents.

         3.14. ALL FEES AND EXPENSES PAID. All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Agent and the Co-Lead Arrangers in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Agent and the Co-Lead Arrangers) shall have been paid in full.

         3.15 CASH MANAGEMENT. The Loan Parties shall have established cash management systems reasonably acceptable to the Agent, including, without limitation, compliance with the provisions of Sections 7.1(b), 7.2(b), and 7.3(a).

         3.16 INSURANCE. The Agent shall be reasonably satisfied with the insurance maintained by the Loan Parties and the Agent shall have received an endorsement to such insurance policies naming the Agent as loss payee and/or additional insured and otherwise satisfactory in form and substance to the Agent.

         3.17. NO LOAN PARTY IN DEFAULT. No Loan Party is in Default.

         3.18. NO ADVERSE CHANGE. Each Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Borrowers and their Subsidiaries, and that there has been no material adverse change in the assets, business, financial condition, or income of the Borrowers and their Subsidiaries since the March, 2002 financial information delivered to the Agent.

         3.19     CERTAIN CHANGES.

                  (a) No material changes in governmental regulations or policies affecting the Loan Parties, the Agents, the Co-Lead Arrangers or any Revolving Credit Lender involved in this



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

transaction shall have occurred prior to the Closing Date.

                  (b) There shall not have occurred prior to the Closing Date any disruption or material adverse change in the financial or capital markets in general that would, in the reasonable opinion of the Administrative Agent, have a material adverse effect on the market for loan syndications or adversely affecting the syndication of the Revolving Credit Loans.

         3.20. BENEFIT OF CONDITIONS PRECEDENT. The conditions set forth in this
Article 3 are for the sole benefit of the Agent and each Revolving Credit Lender and may be waived by the Administrative Agent in whole or in part without prejudice to the Agent or any Revolving Credit Lender.

No document shall be deemed delivered to the Agents or any Revolving Credit Lender until received and accepted by the Administrative Agent at its offices in Cleveland, Ohio. Under no circumstances shall this Agreement take effect until executed and accepted by the Agents.

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

         To induce each Revolving Credit Lender to establish the credit facility contemplated herein and to induce the Revolving Credit Lenders to provide loans and advances under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Loan Parties, in addition to all other representations, warranties, and covenants made by any Loan Party in any other Loan Document, make those representations, warranties, and covenants included in this Agreement.

         4.1. PAYMENT AND PERFORMANCE OF LIABILITIES. The Loan Parties shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         4.2.     DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS.

                  (a) Each Loan Party presently is and hereafter shall remain in good standing as a corporation or other entity under the laws of the State in which it is organized, and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of each Loan Parties' assets or operation of each of their respective business, such qualification may be necessary, except where the failure to so qualify would not have a Material Adverse Effect.

                  (b) Each Loan Party's respective organizational identification number assigned to it by the State of its incorporation and its respective federal employer identification number, as of the Closing Date, is listed on
EXHIBIT 4.2, annexed hereto.

                  (c) No Loan Party shall change its State of organization; any organizational


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

identification number assigned to that Loan Party by that State;
or that Loan Party's federal taxpayer identification number, without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

                  (d) Each Loan Party has all requisite power and authority to execute and deliver all Loan Documents to which that Loan Party is a party and has and will hereafter retain all requisite power to perform all Liabilities.

                  (e) The execution and delivery by each Loan Party of each Loan Document to which it is a party; each Loan Party's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by that Loan Party to secure the Liabilities); and each Loan Party's performance under those of the Loan Documents to which it is a party:

                           (i)  Have been duly authorized by all necessary
action.

                           (ii) Do not, and will not, contravene in any
material respect any provision of any Requirement of Law or obligation of that Loan Party.

                           (iii)  Will not result in the creation or imposition
of, or the obligation to create or impose, any Encumbrance upon any assets of that Loan Party pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

                  (f) Except where the failure to observe, maintain, or perform the following is not reasonably likely to have a Material Adverse Effect:

                           (i)   All customary formalities regarding the
corporate existence of each Loan Party will be observed.

                           (ii)   In accordance with its present practices, each
Loan Party will accurately maintain its organizational documents separate from those of any Affiliate of such Loan Party and any other Person.

                  (g) The Loan Documents have been duly executed and delivered by each Loan Party and are the legal, valid and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         4.3.     TRADE NAMES.

                  (a) EXHIBIT 4.3, annexed hereto, is a listing as of the Closing Date, of:



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

                  (i) All names under which, to the knowledge of the Lead Borrower, any Loan Party has conducted its business in the past five
         (5) years.

                  (ii) All Persons with whom any Loan Party has consolidated or merged, or from whom any Loan Party has acquired in a single transaction or in a series of related transactions substantially all of such Person's assets in the past five (5) years.

                  (b) The Lead Borrower will provide the Administrative Agent with not less than ten (10) days prior written notice (with reasonable particularity) of any change to any Loan Party's name from that under which that Loan Party is conducting its business at the execution of this Agreement and will not effect such change unless each Loan Party is then in compliance with all provisions of this Agreement.

         4.4.     INTELLECTUAL PROPERTY.

                  (a) Each Loan Party owns and possesses, or has the right to use all material patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for that Loan Party's conduct of that Loan Party's business.

                  (b) The conduct by each Loan Party of that Loan Party's business does not, to the knowledge of the Loan Parties, presently infringe (nor will any Loan Party conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person, except where such infringement is not reasonably likely to have a Material Adverse Effect.

         4.5.     LOCATIONS.

                  (a) The Collateral, and the books, records, and papers of the Loan Parties pertaining thereto, are kept and maintained and will be kept and maintained hereafter solely (i) at those locations which are listed on EXHIBIT 4.5, annexed hereto (or as supplemented pursuant to the terms of this Agreement), which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that a Loan Party owns the subject location) and of all service bureaus with which any such records are maintained or (ii) at such other locations as to which the Lead Borrower has provided ten (10) days prior written notice to the Administrative Agent of the intended location of the Collateral, books, records, and papers thereat.

                  (b) No Loan Party shall remove any of the Collateral from those locations described in Section 4.5(a) except for the following purposes:



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

                           (i) To accomplish sales of Inventory in the ordinary course of business.

                           (ii) To move Inventory or other Collateral from one such location to another such location.

                           (iii) To utilize such of the Collateral as is removed from such locations in the ordinary course of business.

                  (c)      No Loan Party will:

                           (i) Alter, modify, or amend any Lease in a manner which is reasonably likely to have a Material Adverse Effect.

                           (ii) Other than leased departments and similar arrangements with third parties, commit to open or close, or open or close, any location at which any Loan Party maintains, offers for sales, or stores any of the Collateral, in any fiscal year such that the actual number of stores of all Borrowers in the aggregate (A) exceeds by ten (10) the number of stores reflected on the Business Plan for such fiscal year, or (B) is more than ten (10) fewer than the number of stores reflected on the Business Plan for such fiscal year (without giving effect to any new stores which the Business Plan projected to be opened or closed, but which have not in fact been opened or closed)

                  (d) No tangible personal property of any Loan Party is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment, except (i) as otherwise disclosed pursuant to, or permitted by, this Section 4.5, or (ii) for Inventory in an amount not to exceed $1,000,000 at Cost in the aggregate at any time in the ordinary course of business.

         4.6.     ENCUMBRANCES.

                  (a) The Loan Parties are, and shall hereafter remain, the owners of the Collateral free and clear of all Encumbrances other than any Permitted Encumbrance.

                  (b) No Loan Party has, and none shall have, possession of any property on consignment to that Loan Party except (i) as of the Closing Date, those listed on EXHIBIT 4.6(b), annexed hereto and (ii) those as to which the Loan Parties notify the Administrative Agent in accordance with the provisions of Section 5.3 hereof.


         4.7. INDEBTEDNESS. The Loan Parties do not and shall not hereafter have any Indebtedness other than:

                  (a)      Permitted Indebtedness; and

                  (b) A Loan Party's guaranty of Permitted Indebtedness of another Loan Party.

         4.8.     INSURANCE.

                  (a) EXHIBIT 4.8, annexed hereto, is a schedule of all insurance policies owned by the Loan Parties or under which any Loan Party is the named insured as of the Closing Date. Each of such policies is in full force and effect. To the best of such Loan Party's knowledge, neither the issuer of any such policy nor any Loan Party is in default or violation of any such policy. The Lead Borrower shall provide the Administrative Agent with prompt written notice of any change in the insurance policies owned by the Loan Parties or under which any Loan Party is the named insured from those in effect as of the Closing Date.

                  (b) The Loan Parties shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by the companies presently providing such insurance, or such other companies as may be selected by the Lead Borrower and are satisfactory to the Agent (whose consent shall not be unreasonably withheld).

                  (c) All insurance carried by the Loan Parties shall provide for a minimum of thirty (30) days' prior written notice of cancellation to the Administrative Agent and all such insurance which covers the Collateral shall

                           (i) Include an endorsement in favor of the Collateral Agents, which endorsement shall provide that the insurance, to the extent of the Collateral Agents' interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Loan Party or by the failure of any Loan Party to comply with any warranty or condition of the policy.

                           (ii) Not include an endorsement in favor of any other Person (other than the agents for the holders of the Term Loans, those Persons intended as beneficiaries of any builder's risk insurance, and the holder of any Permitted Encumbrances).

                  (d) The Lead Borrower shall furnish the Collateral Agents from time to time, upon request of the Collateral Agents, with certificates or other evidence satisfactory to the Collateral Agents regarding compliance by the Loan Parties with the foregoing requirements.

                  (e) In the event of the failure by the Loan Parties to maintain insurance as required herein, any Agent, at its option and the Loan Parties' expense, may obtain such insurance at the expense of the Loan Parties, provided, however, an Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Loan Parties' failure to have maintained such insurance.



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

         4.9. LICENSES. Each material license, distributorship, franchise, and similar agreement issued to, or to which any Loan Party is a party is in full force and effect. Each material license agreement to which a Loan Party is a party as of the Closing Date is listed on EXHIBIT 4.9, annexed hereto. No party to any such license or agreement is in default or violation thereof, except where such default or failure is not reasonably likely to have a Material Adverse Effect. No Loan Party has received any notice or threat of cancellation of any such license or agreement. The Loan Parties shall (a) with respect to existing licensors and licensees, use its best efforts to, and (b) with respect to license agreements entered into after the Closing Date, shall, cause the licensors and licensees to enter into such tri-party or estoppel agreements as any Agent may reasonably request.

         4.10. LEASES. EXHIBIT 4.10, annexed hereto, is a schedule of all presently effective Capital Leases as of the Closing Date. (Exhibit 4.5 includes a list of all other presently effective Leases). Each of such Leases and Capital Leases is in full force and effect. No Loan Party, to the best of its knowledge, is in default or violation of any such Lease or Capital Lease, except where such violation is not reasonably likely to have a Material Adverse Effect. No Loan Party has received any notice or threat of cancellation of any such Lease or Capital Lease, which cancellation (together with all other similar cancellations) is reasonably likely to have a Material Adverse Effect.

         4.11. REQUIREMENTS OF LAW. Each Loan Party is and will cause its Subsidiaries to be in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure of such compliance will not have a Material Adverse Effect. No Loan Party has received any notice of any violation of any Requirement of Law (other than of a violation which does not have a Material Adverse Effect), which violation has not been cured or otherwise remedied.

         4.12.    LABOR RELATIONS.

                  (a) As of the Closing Date, no Loan Party is a party to any collective bargaining or other labor contract except as listed on EXHIBIT 4.12, annexed hereto. The Lead Borrower shall provide the Administrative Agent with prompt written notice of any additional or amended collective bargaining or other labor contract entered into after the Closing Date.

                  (b) There is not presently pending and, to any Loan Party's knowledge, there is not threatened any of the following except to the extent any of the following is not reasonably likely to have a Material Adverse Effect:

                           (i) Any strike, slowdown, picketing, work stoppage, or employee grievance process.

                           (ii) Any proceeding against or affecting any Loan Party relating to the alleged violation of any Applicable Law pertaining to labor relations or before National



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

         Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Loan Party, which, if determined adversely to that Loan Party is reasonably likely to have a Material Adverse Effect on that Loan Party.

                           (iii) Any lockout of any employees by any Loan Party (and no such action is contemplated by any Loan Party).

                           (iv) Any application for the certification of a collective bargaining agent.

                  (c) No event has occurred or circumstance exists which could provide the basis for any work stoppage or other labor dispute which would be reasonably likely to have a Material Adverse Effect.

                  (d) Each Loan Party:

                           (i) Has complied with all Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, except where such non-compliance is not reasonably likely to have a Material Adverse Effect.

                           (ii) Is not liable for the payment of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for that Loan Party's failure to comply with any Applicable Law referenced in Section 4.12(d)(i) which is reasonably likely to have a Material Adverse Effect.

         4.13.    MAINTAIN PROPERTIES. The Loan Parties shall:

                  (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

                  (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

                  (c) Not use any of the Collateral in violation of any policy of insurance thereon.

                  (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                      (i) The sale of Inventory in compliance with this Agreement.



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

                           (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, or no longer useful in the Loan Parties' businesses.

                           (iii) Permitted Dispositions.

                           (iv) The turning over to the Administrative Agent of all Receipts as provided herein.

                           (v) The use of the Collateral to pay Liabilities arising in the ordinary course.

         4.14.    TAXES.

                  (a) With respect to the Loan Parties' federal, state, and local tax liability and obligations:

                           (i) To the best of its knowledge, the Lead Borrower, in compliance with all Applicable Law, has properly filed all material returns due to be filed up to the date of this Agreement.

                           (ii) Except as described on EXHIBIT 4.14:

                                    (A) Currently, no Loan Party has received
                  from any taxing authority any request to perform any examination of or with respect to any Loan Party nor any other written or verbal notice in any way relating to any claimed failure by any Loan Party to comply with all Applicable Law concerning payment of any taxes or other amounts in the nature of taxes in excess of $500,000 in any one instance.

                                    (B) No agreement exists which waives or
                  extends any statute of limitations applicable to the right of any taxing authority to assert a deficiency or make any other claim for or in respect to federal income taxes.

                                    (C) No issue has been raised in any tax
                  examination of any Loan Party which reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any taxing authority in excess of $500,000 in the aggregate for all Loan Parties.

                  (b) The Loan Parties have and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Loan Party or the Collateral by any Person whose claim could result in an Encumbrance upon any asset of any Loan Party or by any governmental



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

authority, provided, however, that (i) no such taxes, contributions and charges are required to be paid if being contested in good faith by such Loan Party, by appropriate proceedings diligently instituted and conducted, without danger to any material risk to the Collateral, and adequate reserves or appropriate provision, if any, as shall be required in conformity with GAAP, shall have been made therefor, and provided that no Encumbrance has been filed on account thereof, and (ii) the inadvertent failure of a Loan Party to pay any such taxes, contributions, and other charges when due shall not constitute an Event of Default hereunder as long as (A) the aggregate amount thereof does not exceed $500,000, and (B) no Encumbrance has been filed on account thereof, and (C) promptly upon the date an Authorized Officer obtains knowledge or should have obtained knowledge thereof, the Borrowers make payment of such taxes, contributions or charges; properly exercise any trust responsibilities imposed upon any Loan Party by reason of withholding from employees' pay or by reason of any Loan Parties' receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by any Loan Party; and timely file all tax and other returns and other reports with each governmental authority to whom any Loan Party is obligated to so file, provided that the inadvertent failure of a Loan Party to file any such returns or reports when due shall not constitute an Event of Default hereunder as long as (A) the aggregate amount of taxes, assessments or charges with respect to such returns does not exceed $500,000, and (B) no Encumbrance has been filed on account thereof, and (C) promptly upon the date an Authorized Officer obtains knowledge or should have obtained knowledge thereof, the Borrowers file such returns and/or reports and make payment of any amounts required to be paid on account thereof.

         4.15. NO MARGIN STOCK. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         4.16. INVESTMENT AND HOLDING COMPANY STATUS. No Loan Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         4.17.ERISA.

                  (a) Except to the extent that such action is not reasonably likely to have a Material Adverse Effect, neither any Loan Party nor any ERISA Affiliate has within the past three (3) years:

                  (i) Violated or failed to be in full compliance with any Loan Party's Employee Benefit Plan.



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



                            (ii) Failed timely to file all reports and filings required by ERISA to be filed by any Loan Party.

                           (iii) Engaged in any nonexempt "prohibited transactions" or "reportable events" (respectively as described in ERISA).

                           (iv) Engaged in, or committed, any act such that a tax or penalty reasonably could be imposed upon any Loan Party on account thereof pursuant to ERISA.

                           (v) Incurred any material accumulated funding deficiency within the meaning of ERISA.

                           (vi) Terminated any Employee Benefit Plan such that a lien could be asserted against any assets of any Loan Party on account thereof pursuant to ERISA.

                           (vii) Failed to make any required contribution or payment to, or made a complete or partial withdrawal from, any Employee Benefit Plan which is a multiemployer plan within the meaning of
         Section 4001(a) of ERISA.

                  (b) Neither any Loan Party nor any ERISA Affiliate shall ever engage in any action of the type described in Section 4.17(a), if as a result thereof, such Loan Party or ERISA Affiliate will, or could reasonably be expected to, incur liability that could reasonably likely have a Material Adverse Effect.

         4.18.    HAZARDOUS MATERIALS.

                  (a) Except as set forth on EXHIBIT 4.18(a) hereto, (i) the operations of each Loan Party are in material compliance with all Environmental Laws; (ii) to the best of each Loan Party's knowledge, there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which is reasonably likely to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which is reasonably likely to have a Material Adverse Effect; (iv) no Loan Party has knowledge of any Environmental Actions that have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which are reasonably likely to have a Material Adverse Effect; (v) to the best of such Loan Party's knowledge, no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which is reasonably likely to have a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party's failure to maintain or comply with is not reasonably likely to have a Material Adverse

Effect; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as is not reasonably likely to have a Material Adverse Effect.

                  (b) Each Loan Party shall, except where a violation or failure is not reasonably likely to have a Material Adverse Effect: (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Collateral Agents any documentation of such compliance which the Collateral Agents may reasonably request; (iii) provide the Collateral Agents written notice within five (5) days of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any remedial actions required to abate said Release; (iv) provide the Collateral Agents with written notice within ten (10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which, to the extent that any of the foregoing are reasonably likely to have a Material Adverse Effect and
(v) defend, indemnify and hold harmless the Agent and the Revolving Credit Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the generation, presence, disposal, Release or threatened Release of any Hazardous Materials on, under, in, originating or emanating from any property at any time owned or operated by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the presence or Release of such Hazardous Materials, (C) any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority relating to the presence or Release of such Hazardous Materials, (D) any violation of any Environmental Law and/or (E) any Environmental Action filed against the Agent or any Revolving Credit Lender, to the extent that any of the foregoing is reasonably likely to have a Material Adverse Effect.

                  (c) No Loan Party shall knowingly or negligently permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials is not reasonably likely to result in a Material Adverse Effect.

         4.19. LITIGATION. Except as described in EXHIBIT 4.19, annexed hereto, there is not presently pending or threatened by or against any Loan Party any suit, action, proceeding, or investigation which, if determined adversely to any Loan Party, would have a Material Adverse Effect. As of the Closing Date, no Loan Party is the holder of any Commercial Tort Claim other than as described on
EXHIBIT 4.19.

         4.20.    DIVIDENDS. INVESTMENTS. CORPORATE ACTION.   No Loan Party
shall:

                  (a) Pay any cash dividend or make any other distribution in respect of any class of that Loan Party's capital stock, (other than dividends payable to another Loan Party or payable solely in the capital stock of such paying Loan Party).

                  (b) Own, redeem, retire, purchase, or acquire any of any Loan Party's capital stock; provided that the Loan Parties may make cash payments for any such purposes if:

                           (i) no Default or Event of Default shall have
occurred and be continuing at the time of declaration or payment thereof; and

                           (ii) after giving effect to the making any such cash
payment, the aggregate amount so expended for such purposes subsequent to the Closing Date does not exceed $1,500,000; and

                           (iii) after giving effect to the making any such
cash payment, the aggregate amount so expended for such purposes in any fiscal year of the Borrowers does not exceed $500,000.

                  (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any Person other than a Permitted Investment, or a Permitted Acquisition.

                  (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity, other than in connection with a Permitted Acquisition (provided that a Loan Party is the surviving, continuing or resulting corporation) or of one Loan Party into another Loan Party, or (ii) consolidate any Loan Party's operations with those of any other Person other than with another Loan Party; provided that, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the following shall be permitted:

                           (i) With the prior written consent of the agents
under the Term Loans, the merger, consolidation or amalgamation of any wholly-owned Subsidiary with or into a Borrower or with or into another wholly-owned Subsidiary of a Borrower, so long as in any merger, consolidation or amalgamation involving a Borrower, the Borrower is the surviving,



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

continuing or resulting corporation;

                           (ii)     The liquidation or dissolution of any
Unrestricted Subsidiary.

                           (iii)    Any acquisition which is a Permitted
Acquisition, provided that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied;

                  (e) Subordinate any debts or obligations owed to that Loan Party by any third party to any other debts owed by such third party to any other Person.

                  (f) Enter into leases of property or assets not constituting Permitted Acquisitions, unless such leases are not otherwise in violation of this Agreement.

                  (g) Organize or create any Affiliate other than in connection with a Permitted Acquisition.

                  (h) Acquire any assets other than in the ordinary course and conduct of that Loan Party's business as conducted at the execution of this Agreement, other than in connection with a Permitted Acquisition or as otherwise permitted in this Agreement.

                  4.21. LOANS. No Loan Party shall make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

                  (a) Advance payments made to that Loan Party's suppliers in the ordinary course;.

                  (b) Advances to that Loan Party's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of that Loan Party, which expenses are properly substantiated by the Person seeking such advance and properly reimbursable by that Loan Party;

                  (c) Loans and advances to employees for business-related moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business not to exceed (together with loans and advances under Section 4.21(d) and investments permitted under clause (m) of the definition of Permitted Investments) $6,000,000 in the aggregate outstanding to all employees at any one time;

                  (d) Loans and advances to that Loan Party's officers, employees, and salespersons in connection with any employment agreements or arrangements, or any stock options or option plans not to exceed $6,000,000 (together with loans and advances under Section 4.21(c) and investments permitted under clause (m) of the definition of Permitted Investments) in the aggregate outstanding to all employees at any one time;



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

                  (e) To the extent not permitted by the foregoing clauses, the existing loans and advances, described on EXHIBIT 4.21(e) hereto;

                  (f) Intercompany loans (i) existing on the date hereof and described on EXHIBIT 4.21(f) hereof, (ii) hereafter made amongst any Loan Parties within the same Division, (iii) hereafter made by DSW, Shonac, or Filene's to Value City, and (iv) hereafter made by Value City to any other Loan Party, PROVIDED THAT (x) such intercompany loans shall be evidenced by such documentation, as the Collateral Agents may require, and (y) after the occurrence of a Cash Control Event, (A) no such intercompany loans may be made under clause (iii) hereof unless there is no VC Availability immediately prior to the making of such loan, and (B) no such intercompany loans may be made under clause (iv) hereof to (1) Filene's unless there is no Filene's Availability immediately prior to the making of such loan, or (2) DSW and/or Shonac unless there is no DSW/Shonac Availability immediately prior to the making of such loan.

                  (g) Loans and advances of a Person outstanding at the time such Person becomes a Subsidiary as a result of a Permitted Acquisition, PROVIDED THAT any such loans or advances were not made at the time of or in contemplation of the acquisition of such Person by a Loan Party or any Subsidiaries.

                  (h) Any other loans and advances to or for the benefit of any Person which (i) is not itself a Loan Party, (ii) are not otherwise permitted by the foregoing clauses, and (iii) are made after the Closing Date, which loans and advances have been approved in advance by the Administrative Agent.

         4.22. PROTECTION OF ASSETS. The Administrative Agent, in the Administrative Agent's reasonable, good faith discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action which the Administrative Agent may deem reasonably necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Administrative Agent had acted in actual bad faith, in willful misconduct, or in a grossly negligent manner. The Loan Parties shall pay to the Administrative Agent, on demand, or the Administrative Agent, in its reasonable, good faith discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent pursuant to this Section 4.22.

         4.23.    LINE OF BUSINESS; CONDUCT OF BUSINESS.

                  (a) No Loan Party shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto, or any retail lease



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department operation.

                  (b) The Loan Parties shall conduct their business substantially in accordance with the Business Plan, or as otherwise approved by the Administrative Agent pursuant to Section 5.10, below. The foregoing shall not obligate the Borrowers to achieve any specific financial performance and no financial performance covenants are intended to be imposed thereby.

         4.24.    AFFILIATE TRANSACTIONS.

                  (a) Except as set forth in that certain confidential side letter from the Lead Borrower to the Administrative Agent and for loans which may be made between Loan Parties permitted pursuant to Section 4.21, above, no Loan Party shall make any payment, nor give any value to any Affiliate except for leases, goods and services with such Affiliate for a price and on terms which shall be in the ordinary course of business at prices and on terms and conditions no less favorable to that Loan Party than those which would have been charged and imposed in an arms length transaction from unrelated third parties, except (i) sales of goods to an Affiliate for use or distribution outside of the United States of America which complies with the any applicable legal requirements of the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended from time to time, PROVIDED THAT such sales shall not exceed $500,000 in the aggregate in any fiscal year of the Borrowers, (ii) loans, advances and other payments to officers and directors as part of their compensation which are entered into in the ordinary course of business and which are not otherwise prohibited under the Loan Documents, (iii) other dividends and distributions to officers, directors and shareholders otherwise permitted under this Agreement, or (iv) transactions between or among the Loan Parties not prohibited hereunder and not involving any other Affiliate.

                  (b) The Loan Parties shall not (i) without the prior written consent of the Administrative Agent, amend, modify or waive any of the provisions of the instruments, documents or agreements described in the confidential side letter referred to in clause (a) above, the effect of which is to increase the payments or value to be furnished by a Loan Party to any Affiliate (other than for ordinary increases under such instruments, documents and agreements in the ordinary course of business, for which the Loan Parties are presently obligated to make payment in such instrument, document or agreement as in effect on the Closing Date) or which would cause such instruments, documents or agreements to be at prices and on terms and conditions less favorable to that Loan Party than those which would have been charged and imposed in an arms length transaction from unrelated third parties, or (ii) make any payments under such instruments, documents or agreements in advance of the date when due (other than payments made to Affiliates to fund obligations or anticipated claims under workers' compensation, medical plans, employee benefit plans or agreements, and other similar plans, all in accordance with current practices).

                  (c) The Borrowers shall use their best efforts to cause their Affiliates to execute



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

and deliver to the Agent and the Revolving Credit Lenders such documentation as the Administrative Agent may reasonably require to evidence the Affiliates' agreement with the provisions of this Section 4.24.

         4.25 ADDITIONAL SUBSIDIARIES. If any additional Subsidiary is formed or acquired after the Closing Date, the Lead Borrower will notify the Collateral Agents thereof and (a) the Loan Parties will cause such Subsidiary to become a Borrower or Facility Guarantor hereunder, as determined by the Collateral Agents, within three (3) Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Encumbrances on such Subsidiary's assets to secure the Liabilities as the Collateral Agents or the Majority Lenders shall reasonably request and (b) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Loan Parties will cause such shares and promissory notes evidencing such Indebtedness to be pledged within three (3) Business Days after such Subsidiary is formed or acquired. Nothing contained herein shall be deemed a modification of any other provisions of this Agreement restricting the formation or acquisition of Subsidiaries by the Loan Parties.

         4.26.    FURTHER ASSURANCES.

                  (a) No Loan Party is the owner of, nor has it any interest in, any property or asset which is not subject to a Collateral Interest in favor of the Collateral Agents (subject only to Permitted Encumbrances) to secure the Liabilities.

                  (b) No Loan Party will hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Collateral Agents to secure the Liabilities (subject only to Permitted Encumbrances).

                  (c) Each Loan Party shall execute and deliver to the Collateral Agents such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Collateral Agents may reasonably request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Collateral Agents' Collateral Interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. Each Loan Party shall execute all such instruments as may be reasonably required by the Collateral Agents with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

                  (d) Each Loan Party hereby designates the Collateral Agents as and for that Loan Party's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Collateral Agents' Collateral Interests in the Collateral.

                  (e) This Agreement constitutes an authenticated record which authorizes the Collateral Agents to file such financing statements as the Collateral Agents determine as



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appropriate to perfect or protect the Collateral Interests created by this
Agreement.

         4.27.    ADEQUACY OF DISCLOSURE.

                  (a) All quarterly and annual financial statements furnished to the Administrative Agent and to each Revolving Credit Lender by the Loan Parties on a consolidated basis have been prepared in accordance with GAAP consistently applied (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). All financial statements furnished to the Administrative Agent and to each Revolving Credit Lender by the Loan Parties present fairly the condition of the Loan Parties at the date(s) thereof and the results of operations and cash flows for the period(s) covered (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the Consolidated financial condition, results of operations, or cash flows of the Loan Parties since the date(s) of such financial statements, other than changes which are not reasonably likely to have a Material Adverse Effect.

                  (b) No Loan Party has any material contingent obligation or material obligation under any Lease or Capital Lease which is not noted in the Loan Parties' annual Consolidated financial statements furnished to the Administrative Agent and to each Revolving Credit Lender prior to the execution of this Agreement.

                  (c) No document, instrument, agreement, or paper now or hereafter given to the Agents or to any Revolving Credit Lender by or on behalf of each Loan Party or any guarantor of the Liabilities in connection with the execution of this Agreement by the Agents and to each Revolving Credit Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to any Loan Party which has, or which, in the foreseeable future is reasonably likely to have a Material Adverse Effect.

         4.28. NO RESTRICTIONS ON LIABILITIES. No Loan Party shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, any Loan Party's:

                  (a) Creation of, and granting of Collateral Interests in favor of the Collateral Agents.

                  (b) Incurrence of Liabilities.

         4.29.    RESTRICTIONS ON PAYMENT OF TERM LOANS.

                  (a) The Term Loans may be paid only as follows:

                           (i)(A)  Except as permitted pursuant to clause (i)(B)
hereof, interest and fees on the Term Loans may be paid in cash in the ordinary course in accordance with the terms



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

of the documents evidencing the Term Loans as long as (A) no Specified Event of Default has occurred and is continuing, and (B) Average Excess Availability for the thirty (30) day period prior to the making of such payment is equal to or greater than Thirty-Five Million Dollars ($35,000,000.00), plus the amount of the proposed payment, and Excess Availability immediately after giving effect to such payment is equal to or greater than Thirty-Five Million Dollars ($35,000,000.00). If such Excess Availability requirements are not satisfied, no interest or fee payments may be made on the Term Loans in cash (i.e. partial payments of interest or fees on the Term Loans in cash shall not be permitted).

                           (B)    Notwithstanding the provisions of Section
4.29(a)(i)(A) hereof, the Borrowers may pay cash interest on the Term Loans after the second anniversary of the Closing Date but only up to an amount equal to fifty percent (50%) of the interest accruing from and after the second anniversary of the Closing Date.

                           (ii)   Subject to the terms of the Intercreditor
Agreement, principal on the Term Loans may be paid only as follows:

                                    (A)     In the case of the CCM Term Loan
                                            Facilities only, from the net cash
                                            proceeds of the Term Loan Senior
                                            Collateral;

                                    (B)     Upon satisfaction of each of the
                                            following conditions and only to the
                                            extent that the following conditions
                                            are not breached as a result of such
                                            payment:

                                            (I)      The Administrative Agent's
                                                     receipt of the financial
                                                     statements required
                                                     pursuant to Section 5.7
                                                     hereto for the fiscal year
                                                     ending on or about January
                                                     31, 2003; and
                                            (II)     The Borrowers shall have
                                                     achieved at least 85% of
                                                     Consolidated EBITDA set
                                                     forth in the most receipt
                                                     forecasts furnished
                                                     pursuant to Section 5.10(b)
                                                     hereof for the twelve
                                                     months ending on the last
                                                     day of the month
                                                     immediately preceding such
                                                     payment; and
                                            (III)    After giving effect to such
                                                     payment, Excess
                                                     Availability shall be at
                                                     least $160,000,000, as
                                                     determined by the
                                                     Collateral Agents;
                                            (IV)     After giving effect to such
                                                     payment, pro forma
                                                     projected Excess
                                                     Availability for each of
                                                     the ninety (90) days
                                                     subsequent to the date of
                                                     such payment must be at
                                                     least $160,000,000, as
                                                     determined by the
                                                     Collateral Agents; and

                                            (V)      Prior to, at the time of,
                                                     and after giving effect to



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


                                                     such payment, no Specified
                                                     Event of Default then
                                                     exists; or


                                    (C)     On the scheduled maturity date of
                                            the Term Loans (but not any
                                            accelerated maturity date).

                           (iii)   All payments on account of the Term Loans
shall first be applied to the CCM Term Loan Facilities prior to the application to the Senior Convertible Facility.

                  (b) The Borrowers shall not hereafter effect or permit any changes in or amendment to (i) the terms relating to the repayment of the Term Loans, or (ii) except as provided in the Intercreditor Agreement, any of the instruments, documents or agreements evidencing the Term Loans. If, notwithstanding the foregoing, CCM, as agent under any Term Loan, hereafter imposes any additional or more restrictive covenants (financial or otherwise) or events of default with respect to the Term Loans (including by amendment or an existing covenant or event of default, by waiver, consent or otherwise) than is imposed on the Closing Date under this Agreement or any Loan Party grants to CCM, as agent under any Term Loan, a new covenant or event of default that is not contained in this Agreement as of the Closing Date, the Lead Borrower shall promptly notify, and furnish a copy thereof to the Administrative Agent.

         4.30 UNRESTRICTED SUBSIDIARIES. Each of the Unrestricted Subsidiaries is inactive or in the process of being liquidated or dissolved. The Unrestricted Subsidiaries shall not at any time have assets in excess of $500,000 in the aggregate.

         4.31 NO BANKRUPTCY FILING. No Loan Party is contemplating, or has any knowledge of any other Person contemplating, taking any of the actions described in Section 10.11 or 10.12 hereof. No Loan Party is contemplating the liquidation of all or a major portion of such Loan Party's assets.


ARTICLE 5      FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

         5.1.     MAINTAIN RECORDS.   The Loan Parties shall:

                  (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Loan Parties' financial transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Loan Parties at the close of, and its results of operations for, the periods in question.

                  (b) Timely provide the Administrative Agent with those financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the



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

Loan Parties at the close of, and the results of operations for, the period(s) covered therein.

                  (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory for each Division, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                  (d) At all times, retain (i) Deloitte and Touche, LLP, or such other nationally recognized independent certified public accountants who are reasonably satisfactory to Schottenstein Stores Corporation (as long as it remains in Control of the Borrowers) or (ii) or such other independent certified public accountants who are reasonably satisfactory to Schottenstein Stores Corporation (as long as it remains in Control of the Borrowers) and the Administrative Agent, and instruct such accountants, subject to the terms of such accountants' internal policies, and subject to the confidentiality provisions of this Agreement, to fully cooperate with, and be available to, the Administrative Agent to discuss the Loan Parties' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent.

                  (e) Not change any Loan Party's fiscal year.

         5.2.     ACCESS TO RECORDS.

                  (a) Each Loan Party shall accord each Agent with reasonable access during normal business hours from time to time as each Agent may require to all properties owned by or over which any Loan Party has control. Each Agent shall have the right, and each Loan Party will permit each Agent from time to time as such Agent may request, to examine, inspect, copy, and make extracts from any and all of the Loan Parties' books, records, electronically stored data, papers, and files. Each Loan Party shall make that Loan Party's copying facilities available to the Agent.

                  (b) Each Loan Party hereby authorizes each Agent to:

                           (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Loan Party. Each Loan Party shall request full cooperation with each Agent from any service bureau, contractor, accountant, or other Person.

                           (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with each Loan Party's computer billing companies, collection agencies, and accountants.

                  (c) Any Agent from time to time may designate one or more representatives to exercise such Agent's rights under this Section 5.2 as fully as if such Agent were doing so, PROVIDED THAT the Agent shall not designate a Person which is in a Competitive Business.

         5.3. PROMPT NOTICE TO ADMINISTRATIVE AGENT.

                  (a) The Lead Borrower shall provide the Administrative Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                           (i) Any change in any Loan Party's President, chief executive officer, chief operating officer, and chief financial officer (without regard to the title(s) actually given to the Persons discharging the duties customarily discharged by officers with those titles).

                           (ii) Any ceasing of any Loan Party's payment of the debts of that Loan Party generally as they mature, in the ordinary course, to its creditors (other than its ceasing of making of such payments on account of a dispute which, if adversely determined to the Loan Parties is not reasonably likely to have a Material Adverse Effect).

                           (iii) Any failure by any Loan Party to pay rent at any of that Loan Party's locations, which failure continues for more than three (3) days following the last day on which such rent was payable unless such failure is not reasonably likely to have a Material Adverse Effect.

                           (iv) Any material adverse change in the business, operations, or financial affairs of any Borrower.

                           (v)  The occurrence of any Default.

                           (vi) Any intention on the part of any Loan Party to discharge that Loan Party's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5.1(d)).

                           (vii) Any litigation which, if determined adversely to any Loan Party, is reasonably likely to have a Material Adverse Effect.

                           (viii) Any intention of a Borrower to enter into a consignment arrangement or licensing or other similar agreement (whether for intellectual property, leased departments in stores or otherwise) with any other Person.

                           (ix) Any Material Accounting Changes.

                           (x) Any event, occurrence or circumstance not specifically described herein which is reasonably likely to have a Material Adverse Effect.

                           (xi) Any Loan Party's entering into a license agreement after the Closing Date.

                           (xii) Any Loan Party's entering into a Capital Lease after the Closing Date.

                  (b) The Lead Borrower shall:

                           (i) Provide the Administrative Agent, when so distributed, with copies of any materials distributed to all shareholders of the Lead Borrower (qua such shareholders).

                           (ii) Provide the Administrative Agent:

                                   (A) When filed, copies of all filings with
                  the SEC. Such copies may be provided in electronic format.

                                   (B) When received, copies of all
                  correspondence from the SEC, other than routine general communications from the SEC.

                                   (C) Should any of the information on any of
                  the Exhibits hereto become misleading in any material respect, the Borrower shall promptly advise the Administrative Agent in writing with such revisions or updates as may be necessary or appropriate to update or correct the same; provided however that no such Exhibit shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of representation or warranty resulting from the inaccuracy or incompleteness of such Exhibit be deemed to have been cured or waived, unless and until the Administrative Agent, in its discretion shall have accepted in writing such revisions.

                           (iii) At the request of the Administrative Agent, from time to time, provide the Administrative Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                           (iv) Provide the Administrative Agent, when received by any Loan Party, with a copy of any management letter or similar communications from any independent accountant of any Loan Party.

         5.4. WEEKLY REPORTS.   Weekly, on Friday of each week (as of the then
immediately preceding Saturday) the Lead Borrower shall provide the Administrative Agent with Borrowing Base Certificates (in the form of EXHIBIT
5.4 annexed hereto, as such form may be revised from time to time by the Administrative Agent) prepared separately for each Division and combined for all Borrowers, and sales audit reports and flash collateral reports (each in such form as may be specified from time to time by the Collateral Agents) prepared separately for each Division and combined for all Borrowers. Such reports may be sent to the Administrative Agent by facsimile transmission, provided that the original thereof is forwarded to the Administrative Agent on the date of such transmission.

         5.5. MONTHLY REPORTS. Monthly, the Lead Borrower shall provide the Administrative Agent with those financial statements and reports described in
EXHIBIT 5.5, annexed hereto, at the times set forth in such exhibit.

         5.6. QUARTERLY REPORTS. Quarterly, within forty-five (45) days following the end of each of the Loan Parties' fiscal quarters, the Lead Borrower shall provide the Administrative Agent with the following:

                  (a) An original counterpart of a management prepared financial statement (which shall be prepared in the same manner and using the same assumptions as set forth in the forecasts furnished to, and approved by, the Administrative Agent pursuant to the provisions of Section 5.10(c) hereof) for
(i) the Loan Parties on a consolidated basis, (ii) the DSW/Shonac Business,
(iii) the Filene's Business, and (iv) the Value City Business, in each case for the fiscal quarter most recently ended, and for the period from the beginning of the Loan Parties' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include a balance sheet, statement of operations, and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Loan Party's forecast.

                  (b) The officer's compliance certificate described in
Section 5.8.

         5.7.  ANNUAL REPORTS.

                  (a) Annually, within ninety (90) days following the end of the Loan Parties' fiscal year, the Lead Borrower shall furnish the Administrative Agent with the following:

                           (i) An original signed counterpart of the Loan Parties' Consolidated annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Lead Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, statement of operations, statement of changes in shareholders' equity, and cash flows.

                           (ii) A consolidating annual financial statement for
         (i) the DSW/Shonac Business, (ii) the Filene's Business, and (iii) the Value City Business which shall include (with comparative information for the then prior fiscal year) a balance sheet and statement of operations.

                           (iii) The officer's compliance certificate described in Section 5.8.

                  (b) No later than fifteen (15) days prior to the end of each of the Loan Parties' fiscal years, the Lead Borrower shall give written notice to such independent certified accountants (with a copy of such notice, when sent, to the Administrative Agent) that such annual financial statement will be delivered by the Lead Borrower to the Administrative Agent (for subsequent distribution to each Revolving Credit Lender), and that the Lead Borrower has been advised that the Administrative Agent and each Revolving Credit Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

         5.8. OFFICERS' CERTIFICATES. The Lead Borrower shall cause either the Lead Borrower's Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Controller, or Treasurer (collectively, an "Authorized Officer"), in each instance, to provide such Person's Certificate with the monthly, quarterly and annual financial statements to be provided pursuant to this Agreement, which Certificate shall:

                  (a) Indicate that (i) with respect to the Consolidated financial statement, the subject statement was prepared in accordance with GAAP consistently applied, and (ii) with respect to all financial statements, presents fairly the financial condition of the applicable Loan Parties at the close of, and the results of the applicable Loan Parties' operations and cash flows (where such cash flows are required to be provided) for, the period(s) presented, subject, however to the following:

                           (A) Usual year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).

                           (B) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change.

                  (b) Indicate either that (i) no Default has occurred and is continuing, or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Loan Parties to be taken on account thereof.



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         5.9.  INVENTORIES, APPRAISALS, AND AUDITS.

                  (a) The Collateral Agents, at the reasonable expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party.

                  (b) The Loan Parties, at their own expense, shall cause not less than one (1) physical inventory of each of Division to be undertaken in each twelve (12) month period during which this Agreement is in effect conducted by such inventory takers as are reasonably satisfactory to the Collateral Agents and following such methodology as may be reasonably satisfactory to the Collateral Agents.

                           (i) The Lead Borrower, within forty-five (45) days following the completion of such inventory, shall provide the Collateral Agents with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Loan Party) and shall post such results to the Loan Parties' stock ledger and, as applicable to the Loan Parties' other financial books and records.

                           (ii) The Collateral Agents, in their reasonable, good faith discretion, if any Event of Default has occurred and is continuing, may cause such additional inventories to be taken as the Collateral Agents determine (each, at the expense of the Loan Parties).

                  (c) The Collateral Agents may obtain appraisals of the Collateral (copies of which, subject to the approval of the appraiser, shall be provided to the Lead Borrower promptly upon receipt thereof), from time to time (in all events, at the Loan Parties' expense) conducted by Hilco Appraisal Services, LLC or such appraisers as are satisfactory to the Collateral Agents. The Collateral Agents may conduct up to four (4) appraisals (in each event, at the Loan Parties' expense) of the Collateral during any twelve (12) month period during which this Agreement is in effect, but in their reasonable, good faith discretion, during the occurrence and continuance of an Event of Default, may undertake additional such appraisals (likewise at the Loan Party's expense) during such period.

                  (d) The Collateral Agents may conduct up to four (4) commercial finance field examinations (in each event, at the Loan Parties' expense) of the Loan Parties' books and records during any twelve (12) month period during which this Agreement is in effect, but in their reasonable, good faith discretion during the occurrence and continuance of an Event of Default, may undertake additional such audits (likewise at the Loan Party's expense) during such period.

                  (e) Notwithstanding anything to the contrary herein contained, upon the occurrence of any event or circumstance which is reasonably likely to have a material adverse effect on the business, operations, property, assets, or financial condition of any Division, the


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limitations set forth in clauses (c) and (d) on the number of appraisals and commercial finance examinations which the Agent may cause to be undertaken for such Division only shall be inapplicable and the Agent may undertake as many appraisals and commercial finance examinations of such Division with such frequency as the Agent may deem reasonably appropriate and necessary (none of which shall be included in determining the number of appraisals and commercial finance examinations the Agent may undertake with respect to other Divisions).

                  (f) Pursuant to the terms of the Intercreditor Agreement, CCM, as agent under the Term Loans, may require the Collateral Agents to undertake appraisals of the Collateral by appraisers selected in accordance with the provisions of Section 5.9(c) hereof. Any such appraisals undertaken by the Collateral Agents at the requirement of any Term Lender shall not reduce the number of appraisals permitted to be undertaken by the Collateral Agents under
Section 5.9(c) hereof. To the extent that the results of any such appraisal reflect a reduction in the Appraised Inventory Liquidation Value, the Collateral Agents may in their reasonable, good faith discretion reduce the Inventory Advance Rates in a manner consistent with the reduced Appraised Inventory Liquidation Value. In no event shall such Inventory Advance Rates be subject to increase as a result of such appraisals, provided that nothing contained herein shall impair the right of the Collateral Agents to increase the Inventory Advance Rate as set forth in the definition of such term.

                  (g) The Collateral Agents from time to time may undertake "mystery shopping" (so-called) visits to all or any of the Loan Parties' business premises.

         5.10. ADDITIONAL FINANCIAL INFORMATION.

                  (a) In addition to all other information required to be provided pursuant to this Article 5, the Lead Borrower promptly shall provide the Agent with such other and additional information concerning the Loan Parties, the Collateral, the operation of the Loan Parties' business, and the Loan Parties' financial condition, including original counterparts of financial reports and statements, as any Agent may from time to time reasonably request from the Lead Borrower.

                  (b) The Lead Borrower shall, upon the Administrative Agent's request, provide the Administrative Agent, from time to time hereafter, with updated forecasts of the Loan Parties' anticipated performance and operating results for the current fiscal year. Such forecasts shall be in a format consistent with the format previously provided to the Administrative Agent.

                  (c) In all events, the Lead Borrower, no sooner than ninety
(90) nor later than sixty (60) days prior to the end of each of the Loan Parties' fiscal years, shall provide the Administrative Agent with an updated and extended forecast which shall go out at least through the end of the then next fiscal year and shall include a statement of operations, balance sheet, and


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statement of cash flow, by month, each Consolidated (with consolidating schedules by Division) and each prepared in conformity with GAAP and consistent with the Loan Parties' then current accounting practices.

                  (d) When available the "Annual Budget", as approved by the Lead Borrowers' Board of Directors, shall be provided to the Administrative Agent. The Annual Budget shall be subject to the approval of the Administrative Agent (whose approval shall not be unreasonably withheld) only if the Annual Budget varies in a material way from the Business Plan for such fiscal year.

                  (e) Each Loan Party recognizes that all commercial finance examinations, inventories, analysis, financial information, and other materials which the Agent may obtain, develop, or receive with respect to the Loan Parties (other than appraisals and inventories received from third parties) are confidential to the Agent and that, except as otherwise provided herein, no Loan Party is entitled to receipt of any of such commercial finance examinations, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

         5.11.    INFORMATION DELIVERED PURSUANT TO ARTICLE 5.

                  All information required to be delivered pursuant to Article 5 may be delivered by and in electronic format.

ARTICLE 6 - USE OF COLLATERAL:

         6.1. USE OF INVENTORY COLLATERAL.

                  (a) No Loan Party shall engage in any of the following with respect to its Inventory:

                           (i) Any sale other than for fair consideration in the conduct of the Loan Parties' business in the ordinary course.

                           (ii) Sales or other dispositions to creditors, except returns in the ordinary course of business.

                           (iii) Sales or other dispositions in bulk except in the ordinary course of business consistent with past practices.

                           (iv) Sales in breach of any provision of this Agreement.

                           (v) Sales in connection with Permitted Dispositions.


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

                  (b) No sale of Inventory shall be on consignment (other than between Loan Parties), approval, or under any other circumstances such that, with the exception of the Loan Parties' customary return policy applicable to the return of inventory purchased by the Loan Parties' retail customers in the ordinary course, such Inventory may be returned to a Loan Party without the consent of the Collateral Agents.

         6.2. INVENTORY QUALITY. All Inventory now owned or hereafter acquired by each Loan Party is and will be of good and merchantable quality, consistent with past practices.

         6.3. ADJUSTMENTS AND ALLOWANCES. Each Loan Party may grant such allowances or other adjustments to that Loan Party's Account Debtors as that Loan Party may reasonably deem to accord with sound business practice and which are normal and customary extensions and adjustments in the ordinary course of business, provided, however, the authority granted the Loan Parties pursuant to this Section 6.3 may be limited or terminated by the Administrative Agent at any time in the Administrative Agent's reasonable, good faith discretion after the occurrence and during the continuance of an Event of Default.

         6.4. VALIDITY OF ACCOUNTS.

                  (a) Except for adjustments and disputes in the ordinary course of business, the amount of each Account shown on the books, records, and invoices of the Loan Parties represented as owing by each Account Debtor is the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Loan Parties.

                  (b) No Loan Party has any knowledge of any impairment of the validity or collectibility of any of the Accounts, other than returns, reserves, unauthorized use of credit cards, bad checks, adjustments and disputes which occur in the ordinary course of business. The Lead Borrower shall notify the Administrative Agent of any such impairment immediately after any Loan Party becomes aware of any such impairment.

                  (c) No Loan Party shall post any bond to secure any Loan Party's performance under any agreement to which any Loan Party is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of any Loan Party (other than to the Collateral Agents) in the event of any Loan Party's failure so to perform, if, as a result of the surety, guarantor or third party obligee's performance, such Person would obtain a Encumbrance on any Collateral having priority to the Encumbrance of the Collateral Agents.

         6.5. NOTIFICATION TO ACCOUNT DEBTORS. The Collateral Agents shall have the right (after the occurrence of a Cash Control Event) to notify any of the Loan Parties' Account Debtors to make payment directly to the Administrative Agent and to collect all amounts due on account of the Collateral.



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ARTICLE 7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

         7.1. DEPOSITORY ACCOUNTS.

                  (a) Annexed hereto as EXHIBIT 7.1 is a listing of all present DDA's, which listing includes, with respect to each depository of the Loan Parties, the following: (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

                  (b) The Lead Borrower shall deliver the following to the Administrative Agent, as a condition to the effectiveness of this Agreement:

                           (i) Notifications, executed on behalf of each Borrower, to each depository institution with which any DDA is maintained (other than any Exempt DDA and the Collection Accounts), in form satisfactory to the Administrative Agent of the Collateral Agents' interest in such DDA. Such Notifications shall be held in escrow by the Administrative Agent until the occurrence of a Cash Control Event at which time they may be delivered to the applicable depositary institutions.

                           (ii) A Collection Account Agreement with any depository institution at which a Collection Account is maintained, including those listed on EXHIBIT 7.1.

                  (c) No Borrower will establish any DDA hereafter (other than an Exempt DDA) unless, contemporaneous with such establishment, the Lead Borrower delivers the following to the Administrative Agent:

                           (i) A notification for the depository at which such DDA is established if the same would have been required pursuant to
         Section 7.1(b)(i) if the subject DDA were open at the execution of this Agreement.

                           (ii) A Collection Account Agreement executed on behalf of the depository at which such DDA is established if the same would have been required pursuant to Section 7.1(b)(ii) if the subject DDA were open at the execution of this Agreement.

         7.2. CREDIT CARD RECEIPTS.

                  (a) Annexed hereto as EXHIBIT 7.2, is a Schedule which describes all arrangements to which any Borrower is a party with respect to the payment to that Borrower of the proceeds of credit card charges for sales by that Borrower.

                  (b) The Lead Borrower shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement, an agreement executed on behalf of each


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

Borrower with each of each Borrower's credit card clearinghouses and processors (in form satisfactory to the Administrative Agent), which agreement provides that, during the existence of a Cash Control Event, payment of all credit card charges submitted by that Borrower to that clearinghouse or other processor and any other amount payable to that Borrower by such clearinghouse or other processor shall be directed to the Administrative Agent's Account or as otherwise designated from time to time by the Administrative Agent. No Borrower shall change such direction or designation except upon and with the prior written consent of the Administrative Agent and no Borrower will enter into any agreements with a new credit card clearinghouse or processor hereafter unless, contemporaneous with such establishment, the Lead Borrower delivers to the Administrative Agent an agreement with such credit card clearinghouse or processor of like terms to those required hereunder on the Closing Date.

         7.3. THE ADMINISTRATIVE AGENT'S, COLLECTION, AND OPERATING ACCOUNTS.

                  (a) The following checking accounts have been or will be established (and are so referred to herein):

                           (i) The "ADMINISTRATIVE AGENT'S ACCOUNT(S)" (so
                  referred to herein): Established by the Administrative Agent with NCB for each Division as more specifically described on
                  EXHIBIT 7.3 hereto.

                           (ii) The "COLLECTION ACCOUNTS" (so referred to
                  herein): Established by the Lead Borrower with those financial institutions described on EXHIBIT 7.3 hereof.

                           (iii) The "OPERATING ACCOUNTs" (so referred to
                  herein): Established by each Division with NCB as more specifically described on EXHIBIT 7.3 hereto.

                  (b) The contents of each DDA and of each Collection Account constitutes Collateral and Proceeds of Collateral. The contents of each Administrative Agent's Account constitutes the Administrative Agent's property.

                  (c) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Agent).

         7.4.  PROCEEDS AND COLLECTIONS.

                  (a) All Receipts constitute Collateral and proceeds of Collateral.

                  (b) Absent a Cash Control Event, the Borrowers may collect all Receipts and use such Receipts in the ordinary course of business.

                  (c) During a Cash Control Event, the Borrowers for each Division shall cause


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
all Receipts to be deposited or transferred to the Administrative Agent's Account for such Division.

                  (d) Subject to this Section 7.4, upon notice from the Administrative Agent to the Lead Borrower that a Cash Control Event has occurred:

                           (i) All Receipts:

                                  (A) Shall be held in trust by the Borrowers
                  for the Collateral Agents.

                                   (B) Shall not be commingled with any of any
                  Borrower's other funds.

                                   (C) Shall be deposited and/or transferred
                  only to a Collection Account or the applicable Administrative Agent's Accounts, and the Borrowers shall not have any authority to withdraw any amounts from such accounts and the Administrative Agent shall have no obligation to deposit such Receipts in the applicable Operating Account.

                           (ii) The Lead Borrower shall cause the ACH transfer or wire transfer to the Collection Account or the applicable Administrative Agent's Account (except in those instances in which such transfer is not within the control of the Lead Borrower or any other Borrower), no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of the following:

                                   (A) The then contents of each DDA (other than
                  any Exempt DDA), each such transfer to be net of any minimum balance, not to exceed $2,000.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained.

                                   (B) The proceeds of all credit card charges
                  not otherwise provided for pursuant hereto.

                           (iii) In the event that, notwithstanding the provisions of this Section 7.4(d), any of the Borrowers receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by that Borrower for the Agent and shall not be commingled with any of that Borrower's other funds or deposited in any account of any Borrower other than as instructed by the Administrative Agent.

                           (iv) The Borrowers shall not disburse any funds in

         the DDAs,


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

         Collection Accounts or other deposit accounts (other than Exempt DDAs and the Operating Accounts in the ordinary course of business consistent with past practices) other than in accordance with the provisions of this Section 7.4.

         7.5.  PAYMENT OF LIABILITIES.

                  (a) On each Business Day after the occurrence and during the continuance of a Cash Control Event, the Administrative Agent shall apply the then collected balance of each Administrative Agent's Account (net of fees charged, and of such impressed balances as may be required by the bank at which such Administrative Agent's Account is maintained) First, towards the SwingLine Loans of the applicable Division, Second, towards the unpaid balance of the Loan Account for such Division, and Third, to all other Liabilities in such order as the Administrative Agent may determine.

                  (b) The following rules shall apply to deposits and payments under and pursuant to this Section 7.5:

                           (i) Funds shall be deemed to have been deposited to
                  an Administrative Agent's Account on the Business Day on which deposited, provided that notice of such deposit is available to the Administrative Agent by 1:00PM on that Business Day.

                           (ii) Funds paid to the Administrative Agent, other
                  than by deposit to an Administrative Agent's Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Administrative Agent by 1:00PM on that Business Day.

                           (iii) If notice of a deposit to an Administrative
                  Agent's Account (Section 7.5(b)(i)) or payment (Section 7.5(b)(ii)) is not available to the Administrative Agent until after 1:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

                           (iv) All deposits to an Administrative Agent's
                  Account and other payments to the Administrative Agent are subject to clearance and collection.

                  (c) The Administrative Agent shall transfer to the Operating Account of the applicable Division any surplus in the Administrative Agent's Account for such Division remaining after the application towards the Liabilities referred to in Section 7.5(a), above (less those amounts which are to be netted out, as provided therein) provided, however, in the event that


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                           (i) any Default has occurred and is continuing; and

                           (ii) one or more L/Cs and Banker's Acceptances are
                  then outstanding,

then the Administrative Agent may, and at the direction of the SuperMajority Lenders shall, establish a funded reserve of up to 105% of the aggregate Stated Amounts of such L/C's and such Banker's Acceptances. Such funded reserve shall either be (i) returned to the applicable Borrower provided that no Borrower is in Default or (ii) applied towards the Liabilities in the manner set forth herein following the occurrence of any Event of Default described in Section
10.12 or acceleration following the occurrence of any other Event of Default.

         7.6. THE OPERATING ACCOUNT.

                  (a) Except as otherwise specifically provided in, or permitted by, this Agreement, funds in the Operating Account of each Division shall be utilized to fund disbursements made by such Division, including, without limitation, from any expense accounts maintained by such Division, PROVIDED THAT funds in the Operating Account for the Filene's Business may be distributed to the Lead Borrower in the ordinary course to the extent necessary in order that the Lead Borrower may pay the expenses of the Filene's Business consistent with the parties' prior practices.

                  (b) After the occurrence and during the continuance of any Event of Default or at any time that Average Excess Availability for any five
(5) consecutive Business Days is less than $60,000,000, NCB shall not be obligated to permit any outgoing ACH transfers unless the amount of the proposed transfer is fully prefunded in accordance with the requirements and practices of NCB.


ARTICLE 8 - GRANT OF SECURITY INTEREST:

         8.1. GRANT OF SECURITY INTEREST. To secure the Borrowers' prompt, punctual, and faithful performance of all and each of the Liabilities, each Borrower hereby grants to the Collateral Agents, for the ratable benefit of the Revolving Credit Lenders, the Issuer, the Agents, and the Affiliates of each of them, a continuing security interest in and to, and assigns to the Collateral Agents, for the ratable benefit of the Revolving Credit Lenders, the following, and each item thereof, whether now owned or now due, or in which that Borrower has an interest, or hereafter acquired, arising, or to become due, or in which that Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following, but excluding the Excluded Property (all of which, together with any other property in which the Collateral Agents may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

                  (a)      All Accounts.
                  (b)      All Inventory.




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                  (c)      All General Intangibles.
                  (d)      All Equipment.
                  (e)      All Goods.
                  (f)      All Farm Products.
                  (g)      All Fixtures.
                  (h)      All Chattel Paper.
                  (i)      All Letter-of-Credit Rights.
                  (j)      All Payment Intangibles.
                  (k)      All Supporting Obligations.
                  (l) The Commercial Tort Claim described on EXHIBIT 4.19 hereto.
                  (m) All books, records, and information relating to the Collateral and/or to the operation of each Borrowers' business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.
                  (n)      All Leasehold Interests.
                  (o) All Investment Property, Instruments, Documents, Deposit Accounts, money, policies and certificates of insurance, deposits, impressed accounts, compensating balances, cash, or other property.
                  (p) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing. (8.1(a) through 8.1(o)) or otherwise.
                  (q) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (8.1(a) through 8.1(p)), including the right of stoppage in transit.

         8.2.   EXTENT AND DURATION OF SECURITY INTEREST.

                  (a) The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by any Borrower to the Collateral Agents (including, without limitation, under any mortgages and deeds of trust) and shall continue in full force and effect applicable to all Liabilities until

                           (i)  the Termination Date has occurred; and

                           (ii) all Liabilities have been paid or satisfied in
                  full in cash and satisfactory arrangements with respect to L/Cs and Banker's Acceptances as provided in Section 18.2 hereof have been made; and

                           (iii) the security interest created herein is
                  specifically terminated in writing by duly authorized officers of the Collateral Agents as provided in Section 18.2(d) hereof.


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

                  (b) It is intended that the Collateral Interests created herein extend to and cover all assets of each Borrower, except for Excluded Property.

                  (c) If a Borrower shall at any time acquire a Commercial Tort Claim, the Lead Borrower shall promptly notify the Administrative Agent in writing of the details thereof and the Borrowers shall take such actions as the Collateral Agents shall request in order to grant to the Collateral Agents, for the ratable benefit of the Revolving Credit Lenders, the Issuer, the Agents, and the Affiliates of each of them, a perfected and first priority security interest therein and in the Proceeds thereof.

ARTICLE 9 - COLLATERAL AGENTS AS BORROWERS' ATTORNEY-IN-FACT:

         9.1. APPOINTMENT AS ATTORNEY-IN-FACT. Each Borrower hereby irrevocably constitutes and appoints the Collateral Agents (acting through any officer of the Collateral Agents) as that Borrower's true and lawful attorney, with full power of substitution, following the occurrence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of that Borrower, but for the sole benefit of the Agent and the Revolving Credit Lenders. The rights and powers granted the Collateral Agents by this appointment include but are not limited to the right and power to:

                  (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

                  (b) Sign change of address forms to change the address to which each Borrowers' mail is to be sent to such address as the Collateral Agents shall designate (after which copies of all such mail shall be promptly furnished to the Lead Borrower); receive and open each Borrowers' mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Lead Borrower or to any trustee in bankruptcy or receiver of the Lead Borrower, or other legal representative of a Borrower whom the Collateral Agents determine to be the appropriate Person to whom to so turn over such mail.

                  (c) Endorse the name of the relevant Borrower in favor of the Collateral Agents upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the relevant Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                  (d) Sign the name of the relevant Borrower on any notice to that Borrowers' Account Debtors or verification of the Receivables Collateral; sign the relevant Borrowers' name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.



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
                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Borrower is a beneficiary.

                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of each Borrower.

                  (g) Use, license or transfer any or all General Intangibles of each Borrower.

         9.2. NO OBLIGATION TO ACT. The Collateral Agents shall not be obligated to do any of the acts or to exercise any of the powers authorized by
Section 9.1 herein, but if the Collateral Agents elect to do any such act or to exercise any of such powers, they shall not be accountable for more than they actually receive as a result of such exercise of power, and shall not be responsible to any Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Collateral Agents have had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith, or willful misconduct.


ARTICLE 10 - EVENTS OF DEFAULT:

         The occurrence of any event described in this Article 10 respectively shall constitute an "EVENT OF DEFAULT" herein. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent or any Revolving Credit Lender and any Loan Party and instruments and papers heretofore, now, or hereafter given the Agent or any Revolving Credit Lender by any Loan Party in connection with any of the Loan Documents.

         10.1. FAILURE TO PAY THE REVOLVING CREDIT. The failure by any Loan Party to pay when due any principal of, interest on, or fees in respect of, the Revolving Credit.

         10.2. FAILURE TO MAKE OTHER PAYMENTS. The failure by any Loan Party to pay when due (or upon demand, if payable on demand) any payment Liability other than any payment liability on account of the principal of, or interest on, or fees in respect of, the Revolving Credit.

         10.3. FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD). The failure by any Loan Party to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability included in any of the following provisions hereof:

                        SECTION             RELATES TO            :
                        ------------------------------------------
                        4.7                    Indebtedness

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

                        4.14                   Pay taxes
                        4.20                   Dividends. Investments. Other
                                               Corporate Actions
                        4.21                   Loans and Advances
                        4.24                   Affiliate Transactions
                        Article 5 Reporting Requirements (except as set forth in Section 10.4, below)
                        Article 7              Cash Management

         10.4. FINANCIAL REPORTING REQUIREMENTS. The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with the financial reporting requirements included in Section 5.4, subject, however, to the following limited number of grace periods applicable to certain of those requirements:

-------------------------- ------------------ -------------------------- ----------------------------

REPORT / STATEMENT         REQUIRED BY        GRACE PERIOD               NUMBER OF GRACE
                           SECTION                                       PERIODS
-------------------------- ------------------ -------------------------- ----------------------------
Weekly Report              5.4                Two (2) Business Days      Twice in any twelve (12)
                                              Days                       consecutive months
-------------------------- ------------------ -------------------------- ----------------------------

         10.5. FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD). The failure by any Loan Party, within twenty (20) days following the earlier of any Authorized Officer's knowledge of a breach of any covenant or Liability not described in any of Sections 10.1, 10.2, 10.3, or 10.4 or of its receipt of written notice from the Administrative Agent of the breach of any of such covenants or Liabilities, provided that if such failure cannot be reasonably cured within such twenty (20) day period and the Loan Parties have diligently proceeded, and continue to diligently proceed, to effectuate a cure of such failure, such failure shall not be an Event of Default hereunder unless (a) such failure is not cured within twenty (20) days after the expiration of such initial twenty (20) day period, or (b) such failure, in the reasonable judgment of the Collateral Agents, is reasonably likely to have a Material Adverse Effect.

         10.6. MISREPRESENTATION. The determination by the Administrative
Agent that any representation or warranty at any time made by any Loan Party to any Agent or any


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

Revolving Credit Lender was not true or complete in all material respects when given.

         10.7. ACCELERATION OF OTHER DEBT. BREACH OF LEASE. The occurrence and continuance of any event of default or other event, which with the giving of notice, the passage of time or both, would be an event of default under (i) the CCM Term Loan Facilities, (ii) the Senior Convertible Facility, or (iii) any other Indebtedness of any Loan Party equal to or in excess of One Million Dollars ($1,000,000.00) to any creditor other than the Agent or any Revolving Credit Lender, (whether or not such Indebtedness has been accelerated), or, Leases aggregating more than five percent (5%) of all Leases of the Loan Parties existing from time to time could be terminated due to a default by a Loan Party thereunder (whether or not the subject creditor or lessor takes any action on account of such occurrence).

         10.8. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach of any covenant or Liability imposed by, or of any default under, any agreement between any Agent or any Revolving Credit Lender and any Loan Party or instrument given by any Loan Party to any Agent or any Revolving Credit Lender relating to Indebtedness of any Loan Party in excess of $1,000,000 in the aggregate and the expiration, without cure, of any applicable grace period (notwithstanding that the subject Agent or Revolving Credit Lender may not have exercised all or any of its rights on account of such breach or default).

         10.9. UNINSURED CASUALTY LOSS. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

         10.10. ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS.

                  (a) The entry of any judgment in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00) against any Loan Party, which judgment
(i) is not covered by insurance (as to which the insurer has not notified the applicable Loan Party of the insurer's reservation of rights) or (ii) is not satisfied, stayed (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

                  (b) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain the conduct by any Borrower of its business in the ordinary course and which is reasonably likely to have a Material Adverse Effect.

         10.11. BUSINESS FAILURE. Any act by, against, or relating to any Loan Party, or its property or assets, which act constitutes the determination, by any Loan Party, to initiate a program of substantial or total self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other Person, pursuant to court action or otherwise, over all, or any part of any Loan Party's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Loan Party, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Loan Party; the offering by or entering into by any Loan Party of any composition, extension, or any other


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
arrangement seeking relief generally from or extension of the debts of any Loan Party; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Loan Party which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Loan Party of the liquidation or winding up of all or any part of any Loan Party's business or operations except that any of the foregoing actions which are commenced against a Loan Party shall not be deemed an Event of Default hereunder as long as such action is timely contested in good faith by that Loan Party by appropriate proceedings and is dismissed within sixty (60) days of the institution of the foregoing.

         10.12. BANKRUPTCY. The failure by any Loan Party to generally pay the debts of that Loan Party as they mature; adjudication of bankruptcy or insolvency relative to any Loan Party; the entry of an order for relief or similar order with respect to any Loan Party in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Loan Party initiating any matter in which any Loan Party is or may be granted any relief from the debts of that Loan Party pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Loan Party initiating any matter in which that Loan Party is or may be granted any relief from the debts of that Loan Party pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by that Loan Party by appropriate proceedings or, if so contested, is not dismissed within sixty (60) days of when filed.

         10.13. TERMINATION OF GUARANTY. The termination or attempted termination of any Facility Guarantee by any Facility Guarantor.

         10.14.   CHALLENGE TO LOAN DOCUMENTS

                  (a) Any challenge by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

                  (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         10.15. CHANGE IN CONTROL. Any Change in Control.


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

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT:

         11.1 ACCELERATION. Upon the occurrence of any Event of Default as described in Section 10.12, all Indebtedness of the Loan Parties to the Revolving Credit Lenders shall be immediately due and payable. Upon the occurrence and continuance of any Event of Default other than as described in
Section 10.12, the Administrative Agent may (and on the issuance of Acceleration Notice(s) requisite to the causing of Acceleration, the Administrative Agent shall) declare all Indebtedness of the Borrowers to the Revolving Credit Lenders to be immediately due and payable and the Agent may exercise all of the Agents' Rights and Remedies as the applicable Agent from time to time thereafter determine as appropriate.

         11.2. RIGHTS OF ENFORCEMENT. Subject to the terms of the Intercreditor Agreement, the Collateral Agents shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Collateral Agents shall have all and each of the following rights and remedies:

                  (a) To give notice to any bank at which any DDA or Collection Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Agent.

                  (b) To give notice to any customs broker of any of the Borrowers to follow the instructions of the Collateral Agents as provided in any written agreement or undertaking of such broker in favor of the Collateral Agents.

                  (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

                  (d) To take possession of all or any portion of the Collateral.

                  (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Collateral Agents deems advisable and with or without the taking of possession of any of the Collateral.

                  (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

                  (g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

                  (h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

         11.3. SALE OF COLLATERAL.


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

         After the occurrence and during the continuance of an Event of Default:

                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Collateral Agents deem advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Collateral Agents' disposition of the Collateral.

                  (b) The Collateral Agents, in the exercise of the Collateral Agents' rights and remedies upon default, may conduct one or more going out of business sales, in the Collateral Agents' own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower. The Collateral Agents and any such agents or contractors, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agents or such agents or contractors). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agents or such agents or contractors and neither any Borrower nor any Person claiming under or in right of any Borrower shall have any interest therein. Upon request of the Lead Borrower, the Collateral Agents shall promptly furnish, or cause to be furnished, to the Lead Borrower a reconciliation of the amounts received from the augmentation of the Inventory and the allocation of costs and expenses thereto.

                  (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agents shall provide the Lead Borrower such notice as may be practicable under the circumstances), the Collateral Agents shall give the Lead Borrower at least ten (10) days prior notice, by authenticated record, of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Borrower agrees that such written notice shall satisfy all requirements for notice to that Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Collateral Agents' rights and remedies upon default.

                  (d) The Agent and any Revolving Credit Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

                  (e) The Collateral Agents shall deliver the proceeds of the Collateral Agents' exercise of its rights and remedies upon default to the Administrative Agent for application pursuant to Section 13.6 hereof.

         11.4. OCCUPATION OF BUSINESS LOCATION. In connection with the Collateral Agents' exercise of the Collateral Agents' rights under this Article 11, the Collateral Agents may enter upon, occupy, and use any premises owned or occupied by each Borrower, and may exclude each Borrower from such premises or portion thereof as may have been so entered upon,


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

occupied, or used by the Collateral Agents. The Collateral Agents shall not be required to remove any of the Collateral from any such premises upon the Collateral Agents' taking possession thereof, and may render any Collateral unusable to the Borrowers. In no event shall the Collateral Agents be liable to any Borrower for use or occupancy by the Collateral Agents of any premises pursuant to this Article 11, nor for any charge (such as wages for any Borrowers' employees and utilities) incurred in connection with the Collateral Agents' exercise of the Agent's Rights and Remedies.

         11.5. GRANT OF NONEXCLUSIVE LICENSE. In connection with the Collateral Agents' exercise of the Collateral Agents' rights under this Article 11, each Borrower hereby grants to the Collateral Agents a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which any Borrower now or hereafter has rights, such license being with respect to the Collateral Agents' exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         11.6. ASSEMBLY OF COLLATERAL. In connection with the Collateral Agents' exercise of the Collateral Agents' rights under this Article 11, the Collateral Agents may require any Borrower to assemble the Collateral and make it available to the Collateral Agents at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agents and the Lead Borrower.

         11.7. RIGHTS AND REMEDIES. The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the "AGENTS' RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agents' Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agents' Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any Person, at any time, shall preclude the other or further exercise of the Agents' Rights and Remedies. No waiver by any Agent of any of the Agents' Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agents' Rights and Remedies may be exercised at such time or times and in such order of preference as the Agent may determine. The Agents' Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.


ARTICLE 12 - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:

         12.1. REVOLVING CREDIT FUNDING PROCEDURES. Subject to Section 12.2:


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

                  (a) The Administrative Agent shall advise each Revolving Credit Lender, no later than 12:30 p.m. on a date on which any Revolving Credit Loan (other than a SwingLine Loan) is to be made on that date. Such advice, in each instance, may be by telephone or facsimile transmission, provided that if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan.

                  (b) Subject to that Revolving Credit Lender's Revolving Credit Dollar Commitment, each Revolving Credit Lender, by no later than 3:00 p.m. on the day on which the subject Revolving Credit Loan is to be made, shall Transfer that Revolving Credit Lender's Revolving Credit Commitment Percentage of the subject Revolving Credit Loan to the Administrative Agent in immediately available funds.

         12.2. SWINGLINE LOANS.

                  (a) In the event that, when a Base Margin Rate Revolving Credit Loan is requested, the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender may advise the Administrative Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall Transfer the amount of the requested Revolving Credit Loan to the Administrative Agent.

                  (b) The SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate as follows:

                           (i) At any time and from time to time, but no less frequently than once during each five (5) Business Day period, the SwingLine Lender may advise the Administrative Agent that all, or any part of the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

                           (ii) At the times set forth in Section 12.4, the then entire unpaid principal balance of the SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

                           (iii) At the initiation of a Liquidation, the then entire unpaid principal balance of the SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

In either such event, the Administrative Agent shall advise each Revolving Credit Lender of such conversion as if, and with the same effect as if such conversion were the making of a Revolving Credit Loan as provided in Section 12.1.

                  (c) The SwingLine Lender, in separate capacities, may also be the Administrative Agent and a Revolving Credit Lender.



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

                  (d) The SwingLine Lender, in its capacity as SwingLine Lender, is not a "Revolving Credit Lender" for any of the following purposes:

                           (i) Except as otherwise specifically provided in the relevant Section, any distribution pursuant to Section 13.6.

                           (ii) Determination of whether the requisite Loan Commitments have Consented to action requiring such Consent.

         12.3. ADMINISTRATIVE AGENT'S COVERING OF FUNDINGS:

                  (a) Each Revolving Credit Lender shall make available to the Administrative Agent, as provided herein, that Revolving Credit Lender's Revolving Credit Commitment Percentage of the following:

                           (i) Each Revolving Credit Loan, up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of the Revolving Credit Loans.

                           (ii) Up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of each drawing under a L/C and Banker's Acceptance (to the extent that such drawing under a L/C or Banker's Acceptance is not "covered" by a Revolving Credit Loan as provided herein).

                  (b) In all circumstances, the Administrative Agent may:

                           (i) Assume that each Revolving Credit Lender, subject to Section 12.3(a), timely shall make available to the Administrative Agent that Revolving Credit Lender's Revolving Credit Commitment Percentage of each Revolving Credit Loan, notice of which is provided pursuant to Section 12.1 and shall make available, to the extent not "covered" by a Revolving Credit Loan, that Revolving Credit Lender's Revolving Credit Commitment Percentage of any honoring of an L/C or a Banker's Acceptance.

                           (ii) In reliance upon such assumption, make available the corresponding amount to the Borrowers (but the Administrative Agent shall not be obligated to make such amount available to the Borrowers until actual receipt thereof from the Revolving Credit Lenders).

                           (iii) Assume that each Revolving Credit Lender timely shall pay, and shall make available, to the Administrative Agent all other amounts which that Revolving Credit Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.


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

                  (c) In the event that, in reliance upon any of such assumptions, the Administrative Agent makes available a Revolving Credit Lender's Revolving Credit Commitment Percentage of one or more Revolving Credit Loans, or any other amount to be made available hereunder or under any of the Loan Documents, which amount a Revolving Credit Lender (a "DELINQUENT REVOLVING CREDIT LENDER") fails to provide to the Administrative Agent within one (1) Business Day of written notice of such failure, then:

                           (i) The amount which had been made available by the Administrative Agent is an "ADMINISTRATIVE AGENT'S COVER" (and is so referred to herein).

                           (ii) All interest paid by the Borrowers on account of the Revolving Credit Loan or coverage of the subject drawing of a L/C or Banker's Acceptance which consist of the Administrative Agent's Cover shall be retained by the Administrative Agent until the Administrative Agent's Cover, with interest, has been paid.

                           (iii) The Delinquent Revolving Credit Lender shall pay to the Administrative Agent, on demand, interest at a rate equal to the prevailing Federal Funds Effective Rate on any Administrative Agent's Cover in respect of that Delinquent Revolving Credit Lender.

                           (iv) The Administrative Agent shall have succeeded to all rights to payment to which the Delinquent Revolving Credit Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrowers on account of the Administrative Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Administrative Agent's Cover was provided and only then towards amounts in which the Delinquent Revolving Credit Lender is then participating. For purposes of distributions to be made pursuant to
         Section 12.4(a) (which relates to ordinary course distributions) or
         Section 13.6 (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Revolving Credit Lender (and consequently, to the Administrative Agent to the extent to which the Administrative Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Revolving Credit Lender would otherwise have been entitled to a distribution.

                           (v) Subject to Subsection 12.3(c)(iv), the Delinquent Revolving Credit Lender shall be entitled to receive any payments from the Borrowers to which the Delinquent Revolving Credit Lender is then entitled, provided however there shall be deducted from such amount and retained by the Administrative Agent any interest to which the Administrative Agent is then entitled on account of Section 12.3(c)(ii), above.

                  (d) A Delinquent Revolving Credit Lender shall not be relieved of any obligation of such Delinquent Revolving Credit Lender hereunder (all and each of which shall


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

constitute continuing obligations on the part of any Delinquent Revolving Credit Lender).

                  (e) A Delinquent Revolving Credit Lender may cure its status as a Delinquent Revolving Credit Lender by paying the Administrative Agent the aggregate of the following:

                           (i) The Administrative Agent's Cover (to the extent not previously repaid by the Borrowers and retained by the Administrative Agent in accordance with Subsection 12.3(c)(iv), above) with respect to that Delinquent Revolving Credit Lender.

                           Plus

                           (ii) The aggregate of the amount payable under Subsection 12.3(c)(iii), above (which relates to interest to be paid by that Delinquent Revolving Credit Lender).

                           Plus

                           (iii) All such costs and expenses as may be incurred by the Administrative Agent in the enforcement of the Administrative Agent's rights against such Delinquent Revolving Credit Lender.

         12.4. ORDINARY COURSE DISTRIBUTIONS. (This Section 12.4 applies unless the provisions of Section 13.6 (which relates to distributions in the event of a Liquidation) becomes operative).

                  (a) Weekly, on each Thursday (or more frequently at the Administrative Agent's option) the Administrative Agent and each Revolving Credit Lender shall settle up on amounts advanced under the Revolving Credit and payments received on account of the Revolving Credit (including, without limitation, collected funds received in the Administrative Agent's Accounts and not released to the Operating Accounts as provided herein).

                  (b) The Administrative Agent shall distribute to the SwingLine Lender and to each Revolving Credit Lender, such Person's respective pro-rata share of payments of interest and fees on account of the Revolving Credit when actually received and collected by the Administrative Agent. For purposes of calculating interest due to a Revolving Credit Lender, that Revolving Credit Lender shall be entitled to receive interest on the actual amount contributed by that Revolving Credit Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Revolving Credit Lender, until the Administrative Agent has distributed to that Revolving Credit Lender its pro-


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

rata share thereof.

                  (c) No Revolving Credit Lender shall have any interest in, or right to receive any part of, the Underwriting Fee or the Collateral Monitoring Fee to be paid by the Borrowers to the Administrative Agent pursuant to this Agreement.

                  (d) Any amount received by the Administrative Agent as reimbursement for any cost or expense (including without limitation, reasonable attorneys' fees) shall be distributed by the Administrative Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Commitment Percentages at the date on which the expense, in respect of which such reimbursement is being made, was incurred).

                  (e) Each distribution pursuant to this Section 12.4 is subject to Section 12.3(c), above.


ARTICLE 13 - ACCELERATION AND LIQUIDATION:

         13.1. ACCELERATION NOTICES

                  (a) The Administrative Agent may give the Revolving Credit Lenders an Acceleration Notice at any time following the occurrence of an Event of Default.

                  (b) The SuperMajority Lenders may give the Administrative Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, provided that counterparts executed by the requisite Revolving Credit Lenders are received by the Administrative Agent within a period of five (5) consecutive Business Days.

         13.2. ACCELERATION Unless stayed by judicial or statutory process, the Administrative Agent shall Accelerate the Liabilities on account of the Revolving Credit within a commercially reasonable time following:

                  (a) The Administrative Agent's giving of an Acceleration Notice to the Revolving Credit Lenders as provided in Section 13.1(a).

                  (b) The Administrative Agent's receipt of an Acceleration Notice from the SuperMajority Lenders, in compliance with Section 13.1(b) .

         13.3. INITIATION OF LIQUIDATION Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Administrative Agent within a commercially reasonable time


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

following Acceleration of Liabilities on account of the Revolving Credit.

         13.4. ACTIONS AT AND FOLLOWING INITIATION OF LIQUIDATION

                  (a) At the initiation of a Liquidation:

                           (i) The unpaid principal balance of the SwingLine Loan (if any) shall be converted, pursuant to Section 12.2(b)(iii), to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

                           (ii) The Administrative Agent and the Revolving Credit Lenders shall "net out" each Revolving Credit Lender's respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans and advances.

                  (b) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C and Banker's Acceptance thereafter honored and not immediately reimbursed by the Borrowers, that Revolving Credit Lender's Revolving Credit Commitment Percentage of such honoring.

         13.5. COLLATERAL AGENTS' CONDUCT OF LIQUIDATION

                  (a) Any Liquidation shall be conducted by the Collateral Agents, subject to the direction of the SuperMajority Lenders.

                  (b) The Collateral Agents may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.

                  (c) The Collateral Agents shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Collateral Agents and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Collateral Agents determine as appropriate under the circumstances.

                  (d) The Collateral Agents may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by the Collateral Agents or any Revolving Credit Lender) unless indemnified to the Collateral Agents' satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Collateral Agents by reason of taking or continuing to take that course of action or action plan.

                  (e) Each Revolving Credit Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Collateral Agents and/or the Nominee reasonably may request with respect to the creation and governance of any


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
Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

         13.6. DISTRIBUTION OF LIQUIDATION PROCEEDS:

                  (a) The Collateral Agents may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by the Collateral Agents in the exercise of rights as a secured creditor of the Borrowers and prior claims which the Collateral Agents anticipate may need to be paid.

                  (b) The Collateral Agents shall distribute the net proceeds of Liquidation to the Administrative Agent for application in accordance with the relative priorities set forth in Section 13.7, but subject to the terms of the Intercreditor Agreement.

                  (c) Each Revolving Credit Lender, on the written request of the Collateral Agents and/or any Nominee, not more frequently than once each month, shall reimburse the Collateral Agents and/or any Nominee, pro-rata, for any cost or expense reasonably incurred by the Collateral Agents and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Collateral Agents.

         13.7. RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION

                  (a) All distributions of proceeds of a Liquidation shall be net of payment over to the Collateral Agents as reimbursement for all reasonable third party costs and expenses incurred by the Collateral Agents and to Lenders' Special Counsel and to any funded reserve established pursuant to Section 13.6(a).

                  (b) Subject to the terms of the Intercreditor Agreement and the provisions of Section 13.7(c) below, the proceeds of a Liquidation, net of those amounts described in Section 12.3(c)(iv), shall be distributed based on the following priorities:

                           (i) To the SwingLine Lender, on account of any SwingLine loans not converted to Revolving Credit Loans pursuant to Section 13.4(a)(i); and then

                           (ii) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to the unpaid principal balance of the Revolving Credit; and then

                           (iii) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to accrued interest on the



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                                   Revolving Credit; and then

                           (iv) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to those fees distributable hereunder to the Revolving Credit Lenders; and then

                           (v) To any Delinquent Revolving Credit Lenders, pro-rata to amounts to which such Delinquent Revolving Credit Lenders otherwise would have been entitled pursuant to Sections 13.7(b)(ii), 13.7(b)(iii), 13.7(b)(iv); and
                                   then

                           (vi) To the Revolving Credit Lenders, pro-rata, to the extent of the Revolving
                                   Credit Early Termination Fee; and then

                           (vii) To any other Liabilities, including any obligations due on account of Hedge Agreements.

                  (c) Notwithstanding anything to the contrary herein contained, all proceeds received from the Collateral of a Division shall first be applied to the Revolving Credit Loans, L/Cs, Banker's Acceptances, interest, fees and other Liabilities of such Division before application to any other Liabilities.

ARTICLE 14 - THE AGENT:

         14.1. APPOINTMENT OF THE AGENT

                  (a) Each Lender appoints and designates NCCF as the "Administrative Agent" hereunder and under the Loan Documents.

                  (b) Each Lender appoints and designates NCCF and FRF as the "Collateral Agents" hereunder and under the Loan Documents.

                  (c) Each Revolving Credit Lender authorizes the Agent:

                           (i) To execute those of the Loan Documents and all other instruments relating thereto to which any Agent is a party.

                           (ii) To take such action on behalf of the Revolving Credit Lenders and to exercise all such powers as are expressly delegated to such Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

         14.2. RESPONSIBILITIES OF AGENT



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                  (a) The Agent shall not have any duties or responsibilities to, or any fiduciary relationship with, any Revolving Credit Lender except for those expressly set forth in this Agreement.

                  (b) No Agent or any of their respective Affiliates shall be responsible to any Revolving Credit Lender for any of the following:

                           (i) Any recitals, statements, representations or warranties made by any Borrower or any other Person.

                           (ii) Any appraisals or other assessments of the assets of any Borrower or of any other Person responsible for or on account of the Liabilities.

                           (iii) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.

                           (iv) Any failure by any Borrower or any other Person (other than the applicable Agent) to perform its respective obligations under the Loan Documents.

                  (c) Each Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the Agent with reasonable care. No such attorney, accountant, other professional, agents, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.

                  (d) No Agent, or any of their respective directors, officers, or employees shall be responsible for any action taken or omitted to be taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of its counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

                  (e) No Agent shall have any responsibility in any event for more funds than such Agent actually receives and collects.

                  (f) Each Agent, in its separate capacity as a Lender, shall have the same rights and powers hereunder as any other Lender.

         14.3. CONCERNING DISTRIBUTIONS BY THE AGENT

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                  (a) The Administrative Agent in its reasonable discretion
based upon any Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

                  (b) The Administrative Agent may disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to any Agent. If and to the extent that the Administrative Agent does disburse funds and it later becomes apparent that an Agent did not then receive a payment in an amount equal to the sum paid out, then any Revolving Credit Lender to whom the Administrative Agent made the funds available, on demand from the Administrative Agent, shall refund to the Administrative Agent the sum paid to that Person.

                  (c) If, in the opinion of the Agent, the distribution of any amount received by the Agent might involve any Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then the Administrative Agent may refrain from making distribution until the Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.

                  (d) The proceeds of any Revolving Credit Lender's exercise of any right of, or in the nature of, set-off shall be deemed, First, to the extent that a Revolving Credit Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Revolving Credit Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section 13.7.

                  (e) Each Revolving Credit Lender recognizes that the crediting of the Borrowers with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Administrative Agent to any Revolving Credit Lender.

                  (f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agents is to be repaid or disgorged or (y) those Lenders adversely affected thereby determine to effect such repayment or disgorgement, then each Revolving Credit Lender to which any such distribution shall have been made shall repay, to the Agents which had made such distribution, that Revolving Credit Lender's pro-rata share of the amount so adjudged or determined to be repaid or disgorged.

         14.4. DISPUTE RESOLUTION   Any dispute among the Revolving Credit
Lenders and/or any Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Ohio, sitting in Cleveland, Ohio, or in the courts of Cuyahoga County, Ohio, to the jurisdiction of which courts each Revolving


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Credit Lender hereto hereby submits.

         14.5. DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS The Administrative Agent will forward to each Revolving Credit Lender, promptly after the Administrative Agent's receipt thereof, a copy of each notice or other document furnished to the Administrative Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Lead Borrower pursuant to Article 5 of this Agreement, other than any of the following:

         (a) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/Cs and Banker's Acceptances.

         (b) Routine or nonmaterial communications.

         (c) Any notice or document required by any of the Loan Documents to be furnished directly to the Revolving Credit Lenders by the Lead Borrower.

         (d) Any notice or document of which the Administrative Agent has knowledge that such notice or document had been forwarded to the Revolving Credit Lenders other than by the Administrative Agent.

         14.6. CONFIDENTIAL INFORMATION

               (a) Each Revolving Credit Lender will maintain, as confidential, all of the following:

                           (i) Proprietary approaches, techniques, and methods of analysis which are applied by the Agent in the administration of the credit facility contemplated by this Agreement.

                           (ii) Proprietary forms and formats utilized by the Agent in providing reports to the Revolving Credit Lenders pursuant hereto, which forms or formats are not of general currency.

               (b) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

         14.7. RELIANCE BY AGENT   Each Agent shall be entitled to rely upon any
certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by such Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of attorneys, accountants and other experts selected by the Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, the



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Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Revolving Credit Lenders.

         14.8. NON-RELIANCE ON AGENT AND OTHER REVOLVING CREDIT LENDERS

                  (a) Each Revolving Credit Lender represents to all other Revolving Credit Lenders and to each Agent that such Revolving Credit Lender:

                           (i) Independently and without reliance on any representation or act by any Agent or by any other Revolving Credit Lender, and based on such documents and information as that Revolving Credit Lender has deemed appropriate, has made such Revolving Credit Lender's own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement.

                           (ii) Has relied upon that Revolving Credit Lender's review of the Loan Documents by that Revolving Credit Lender and by counsel to that Revolving Credit Lender as that Revolving Credit Lender deemed appropriate under the circumstances.

                  (b) Each Revolving Credit Lender agrees that such Revolving Credit Lender, independently and without reliance upon any Agent or any other Revolving Credit Lender, and based upon such documents and information as such Revolving Credit Lender shall deem appropriate at the time, will continue to make such Revolving Credit Lender's own appraisals of the financial condition and affairs of the Borrowers when determining whether to take or not to take any discretionary action under this Agreement.

                  (c) Each Agent, in the discharge of that Agent's duties hereunder, shall not be required to make inquiry of, or to inspect the properties or books of, any Person.

                  (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Revolving Credit Lenders by the Administrative Agent hereunder (as to which, see Section 14.5), no Agent shall have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person, which information may come into the possession of the Agent or any Affiliate of any Agent.

                  (e) Each Revolving Credit Lender, at such Revolving Credit Lender's request, shall have reasonable access to all nonprivileged documents in the possession of any Agent, which documents relate to the Agent's performance of their respective duties hereunder.

         14.9. INDEMNIFICATION   Without limiting the liabilities of the
Borrowers under this Agreement or any of the other Loan Documents, each Revolving Credit Lender shall indemnify each Agent, pro-rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including


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attorneys' reasonable fees and expenses and other out-of-pocket expenditures)
which may at any time be imposed on, incurred by, or asserted against such Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Revolving Credit Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by an Agent as to which a final judicial determination has been or is made (in a proceeding in which such Agent has had an opportunity to be heard) that such Agent had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

         14.10. RESIGNATION OF AGENT

                  (a) Any Agent may resign at any time by giving 30 days prior written notice thereof to the Revolving Credit Lenders. Upon receipt of any such notice of resignation, the SuperMajority Lenders shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred and is continuing, with the consent of the Lead Borrower, not to be unreasonably withheld and, in any event, deemed given by the Lead Borrower if no written objection is provided by the Lead Borrower to the (resigning) Agent within ten
(10) Business Days notice of such proposed appointment). If a successor Agent shall not have been so appointed and accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $100,000,000. The consent of the Lead Borrower otherwise required by this Section 14.10(a) shall not be required if an Event of Default has occurred and is continuing.

                  (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner or in bad faith, or in willful misconduct.

                  (c) After any retiring Agent's resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         14.11 CO-LEAD ARRANGERS, DOCUMENTATION AGENT AND SYNDICATION AGENT

         Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Co-Lead Arrangers, the Documentation Agent, and the Syndication Agent shall have no


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powers, rights, duties, responsibilities or liabilities with respect to this
Agreement and the other Loan Documents other than confidentiality provisions contained herein.

ARTICLE 15 - ACTION BY AGENT - CONSENTS - AMENDMENTS - WAIVERS:

         15.1. ADMINISTRATION OF CREDIT FACILITIES

                  (a) Except as otherwise specifically provided in this Agreement, each Agent may take any action with respect to the credit facility contemplated by the Loan Documents as the applicable Agent determines to be appropriate, provided, however, no Agent is under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

                  (b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agent's reasonable, good faith discretion, the Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Revolving Credit
Lenders:


                  ACTIONS DESCRIBED IN SECTION     TYPE OF CONSENT REQUIRED
                  -------------------------------------------------------------
                           15.2             Majority Lenders
                           15.3             SuperMajority Lenders
                           15.4             Certain Consent
                           15.5             Unanimous Consent
                           15.6             Consent of SwingLine Lender
                           15.7             Consent of the Agent

                  (c) The rights granted to the Revolving Credit Lenders in those sections referenced in Section 15.1(b) shall not otherwise limit or impair any Agent's exercise of its reasonable, good faith discretion under the Loan Documents.

         15.2. ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS

         Except as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

         15.3. ACTIONS REQUIRING OR ON DIRECTION OF SUPERMAJORITY LENDERS

         The Consent or direction of the SuperMajority Lenders is required as follows:

                  (a) The SuperMajority Lenders may direct the Administrative Agent to permit Protective OverAdvances to be outstanding for more than 45 consecutive Business Days or more than twice in any twelve month period (the Revolving Credit Lenders recognizing that, except as


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described in this Section 15.3(a), any loan or advance under the Revolving
Credit which results in a Protective OverAdvance may be made by the Administrative Agent in its reasonable, good faith discretion without the Consent of the Revolving Credit Lenders, whether or not a Default exists, and that each Revolving Credit Lender shall be bound thereby).

                  (b) The SuperMajority Lenders may direct the Administrative Agent to suspend the Revolving Credit, if any Default is then occurring, following which direction, and for as long as a Default is then occurring, the only Revolving Credit Loans which may be made are the following:

                           (i) Protective OverAdvances not otherwise prohibited as provided in 15.3(a).

                           (ii) Revolving Credit Loans made to "cover" the honoring of L/C's and Banker's Acceptances.

                           (iii) Revolving Credit Loans made with Consent of the SuperMajority Lenders.

                  (c) The SuperMajority Lenders may undertake the following if an Event of Default has occurred and is continuing:

                           (i) Give the Administrative Agent an Acceleration Notice in accordance with Section 13.1(b).

                           (ii) Direct the Administrative Agent to increase the rate of interest to the default rate of interest as provided in, and to the extent permitted by, this Agreement.

         15.4.  ACTION REQUIRING CERTAIN CONSENT   The Consent or direction of
the following is required for the following actions:

                  (a)  Any forgiveness of all or any portion of any payment
Liability: All Revolving Credit Lenders whose payment Liability is being so forgiven: (other than any Delinquent Revolving Credit Lender).

                  (b) Any decrease in any interest rate or fee payable under any of the Loan Documents (other than any fee payable to the Administrative Agent (for which the consent of the Administrative Agent shall be required): All Revolving Credit Lenders adversely affected thereby (other than any Delinquent Revolving Credit Lender).

                  (c) Any postponement of the scheduled time for payment of any amount payable under any of the Loan Documents: All Revolving Credit Lenders adversely affected thereby (other than any Delinquent Revolving Credit Lender).


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                  (d) Volitional Disgorgement as described in 14.3(f):  Each
Revolving Credit Lender (other than any Delinquent Revolving Credit Lender) which is adversely affected thereby.

                  (e) Increase in the SwingLine Ceiling: The consent of the SwingLine Lender and the Majority Lenders.

         15.5. ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT None of the following may take place except with Unanimous Consent:

                  (a) Any release of a material portion of the Collateral, but such Consent to such release is not required if any of the following conditions is satisfied:

                           (i) Such release is otherwise required or provided for in the Loan Documents.

                           (ii) Such release is being made to facilitate a Liquidation.

                           (iii) No OverLoan exists immediately after giving effect to the application to the Loan Account of the net proceeds received on account of the transaction in which such release is made.

                  (b) Any amendment of the Definitions of "Borrowing Base", "DSW/Shonac Borrowing Base", "Filene's Borrowing Base", "VC Borrowing Base", "Excess Availability Reserve", "Availability", "DSW/Shonac Availability", "Filene's Availability" or "VC Availability" or of any Definition of any component thereof, such that more credit would be available to a Borrower, based on the same assets, as would have been available to such Borrower immediately prior to such amendment, it being understood, however, that:

                           (i) The foregoing shall not limit the adjustment by the Collateral Agents of any Reserve or the Inventory Advance Rate in the Collateral Agents' administration of the Revolving Credit as otherwise permitted by this Agreement.

                           (ii) The foregoing shall not prevent the Administrative Agent, in its administration of the Revolving Credit, from restoring any component of the Borrowing Base, DSW/Shonac Borrowing Base, Filene's Borrowing Base, or VC Borrowing Base which had been lowered by the Administrative Agent back to the value of such component, as stated in this Agreement or to an intermediate value.

                  (c) Any waiver, amendment, or modification which has the effect of increasing any Revolving Credit Dollar Commitment, Revolving Credit Commitment Percentage, or the Revolving Credit Ceiling, except that no Consent shall be required for


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any such increase which is the result of the application of the following
Sections of this Agreement:

                           (i) Section 15.10 (which relates to NonConsenting Revolving Credit Lenders).

                           (ii) Section 16.1 (which relates to assignments and assumptions).

                  (d) Any release of any Person obligated on account of the Liabilities.

                  (e) The making of any Revolving Credit Loan which, when made, exceeds Availability and is not a Protective OverAdvance, subject, however, to the following:

                           (i) No Consent is required in connection with the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C or any Banker's Acceptance.

                           (ii) Each Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Protective OverAdvance, the unpaid principal balance of the Loan Account may exceed Borrowing Base on account of changed circumstances beyond the control of the Agent (such as a drop in collateral value).

                  (f) Any amendment which has the effect of limiting the Administrative Agent's right or ability to make Protective OverAdvances.

                  (g) The waiver of the obligation of the Borrowers to reduce the unpaid principal balance of loans under the Revolving Credit to an amount so that no OverLoan (other than a Protective OverAdvance) is outstanding.

                  (h) Any amendment of this Article 15.

                  (i) Any subordination of the Liabilities to any material obligation of any Borrower, unless such subordination is otherwise required pursuant to this or is permitted by this Agreement.

                  (j) Amendment of any of the following Definitions:

                                   "Majority Lender"
                                   "Maturity Date"
                                   "Protective OverAdvance"
                                   "SuperMajority Lenders
                                   "Unanimous Consent"


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         15.6.  ACTIONS REQUIRING SWINGLINE LENDER CONSENT  No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.

         15.7.  ACTIONS REQUIRING AGENT'S CONSENT

                  (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects any Agent in its capacity as Agent may be undertaken without the written consent of such Agent.

                  (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of any Agent shall be effective without the written consent of such Agent.

         15.8.  MISCELLANEOUS ACTIONS

                  (a) Notwithstanding any other provision of this Agreement, no single Revolving Credit Lender independently may exercise any right of action or enforcement against or with respect to any Borrower.

                  (b) Each Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Revolving Credit Lender unless such Agent shall first

                           (i) receive such clear, unambiguous, written instructions as such Agent deem appropriate; and

                           (ii) be indemnified to such Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by such Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

                  (c) The Agent may establish reasonable procedures for the providing of direction and instructions from the Revolving Credit Lenders to the Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Lenders have provided their direction, Consent, or instructions.

         15.9.  ACTIONS REQUIRING LEAD BORROWER'S CONSENT

                  (a) The Lead Borrower's consent is required for any amendment of this Agreement, except that each of the following Articles of this Agreement may be amended


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 without the consent of the Lead Borrower:

         ARTICLE        TITLE OF ARTICLE
         -------------------------------
         12             Revolving Credit Fundings and Distributions
         13             Acceleration and Liquidation (other than any
                        modifications to the requisite percentage of Revolving Credit Lenders which may furnish an Acceleration Notice under Section 13.1(b))
         14             The Agent (PROVIDED THAT the provisions of
                        Section 14.10(a) relating to the Lead Borrower's consent to a successor Agent in certain circumstances may not be amended without the Lead Borrower's consent).
         15             Action By Agents - Consents - Amendments - Waivers
                        (other than as provided in Section 15.9(b))
         16             Assignments and Participations (PROVIDED THAT the
                        provisions of Section 16.1(a)(i) relating to the Lead
                        Borrower's consent to an assignment in certain circumstances may not be amended without the Lead
                        Borrower's consent).

                  (b) Subject to  Section 15.9(c), the following Sections of
Article 15 may not be amended without the consent of the Lead Borrower:

         ACTIONS DESCRIBED IN SECTION     TYPE OF CONSENT REQUIRED
         ---------------------------------------------------------
                  15.3     SuperMajority Lenders
                  15.5     Unanimous Consent
                  15.9     Actions Requiring Lead Borrower's Consent

and further provided that no provision of any Article listed in Section 15.9(a) that (i) obligates any of the Agents to exercise reasonable, good faith discretion, or (ii) imposes liability on any Person for acting in a grossly negligent manner, in actual bad faith or willful misconduct, or (iii) imposes any confidentiality obligation under this Agreement on any Person, may be amended without the consent of the Lead Borrower.

                  (c) The Lead Borrower's consent to the amendment of those provisions referenced in Section 15.9(b)

                           (i) Shall be deemed given unless written objection is made, within seven (7) Business Days following the Administrative Agent's giving notice to the Lead Borrower of the proposed amendment; and

                           (ii) shall not be required following the occurrence of any Event of Default.

         15.10. NONCONSENTING REVOLVING CREDIT LENDER

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

                  (a) In the event that a Revolving Credit Lender (in this
Section 15.10, a "NONCONSENTING REVOLVING CREDIT LENDER") does not provide its Consent to a proposal by an Agent to take action which requires consent under this Article 15, then one or more Revolving Credit Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 16.1, below, of the NonConsenting Revolving Credit Lender's Loan Commitment hereunder on fifteen (15) days written notice to the Administrative Agent and to the NonConsenting Revolving Credit Lender.

                  (b) At the end of such fifteen (15) days, and provided that the NonConsenting Revolving Credit Lender delivers the Revolving Credit Note held by the NonConsenting Revolving Credit Lender to the Administrative Agent (or a lost note affidavit and indemnity reasonably acceptable to the Administrative Agent), the Revolving Credit Lenders who have given such written notice shall Transfer the following to the NonConsenting Revolving Credit
Lender:

                           (i) Such NonConsenting Revolving Credit Lender's pro-rata share of the principal and interest of the Revolving Credit Loans to the date of such assignment.

                           (ii) All fees distributable hereunder to the NonConsenting Revolving Credit Lender to the date of such assignment.

                           (iii) Any out-of-pocket costs and expenses for which the NonConsenting Revolving Credit Lender is entitled to reimbursement from the Borrowers.

                  (c) In the event that the NonConsenting Revolving Credit Lender fails to deliver to the Administrative Agent the Revolving Credit Note held by the NonConsenting Revolving Credit Lender (or a lost note affidavit and indemnity) as provided in Section 15.10(b), then:

                           (i) The amount otherwise to be Transferred to the NonConsenting Revolving Credit Lender shall be Transferred to the Administrative Agent and held by the Administrative Agent, without interest, to be turned over to the NonConsenting Revolving Credit Lender upon delivery of the Revolving Credit Note held by that NonConsenting Revolving Credit Lender or a lost note affidavit and indemnity.

                           (ii) The Revolving Credit Note held by the
         NonConsenting Revolving Credit Lender shall have no force or effect whatsoever.

                           (iii) The NonConsenting Revolving Credit Lender shall cease to be a "Revolving Credit Lender".

                           (iv) The Revolving Credit Lender(s) which have Transferred the amount to the Administrative Agent as described above shall have succeeded to all rights and


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         become subject to all of the obligations of the NonConsenting Revolving
         Credit Lender as "Revolving Credit Lender".

                  (d) In the event that more than one (1) Revolving Credit Lender wishes to require such assignment, the NonConsenting Revolving Credit Lender's Loan Commitment hereunder shall be divided among such Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Commitment Percentages, with the Administrative Agent coordinating such transaction.

                  (e) The Administrative Agent shall coordinate the retirement of the Revolving Credit Note held by the NonConsenting Revolving Credit Lender and the issuance of Revolving Credit Notes to those Revolving Credit Lenders which "take-out" such NonConsenting Revolving Credit Lender, provided, however, no processing fee otherwise to be paid as provided in Section 16.2(b) shall be due under such circumstances.

ARTICLE 16 - ASSIGNMENTS BY REVOLVING CREDIT LENDERS:

         16.1.    ASSIGNMENTS AND ASSUMPTIONS:

                  (a) Except as provided herein, each Revolving Credit Lender (in this Section 16.1(a), an "ASSIGNING REVOLVING CREDIT LENDER") may assign to one or more Eligible Assignees (in this Section 16.1(a), each an "ASSIGNEE REVOLVING CREDIT LENDER") all or a portion of that Revolving Credit Lender's interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Revolving Credit Dollar Commitment) and the same portion of the Revolving Credit Loans at the time owing to it, and of the Revolving Credit Note held by the Assigning Revolving Credit Lender, provided that:

                           (i) The Administrative Agent and, subject to the provisions of Section 2.23(d) hereof, the Lead Borrower, shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any resulting Revolving Credit Lender's having a Revolving Credit Dollar Commitment of less than the "minimum hold" amount specified in Section 16.1(a)(iii).

                           (ii) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Revolving Credit Lender's rights and obligations under this Agreement.

                           (iii) Following the effectiveness of such assignment, the Assigning Revolving Credit Lender's Revolving Credit Dollar Commitment (if not an assignment of all of the Assigning Revolving Credit Lender's Loan Commitment) shall not be less than $5,000,000.00.


         16.2. ASSIGNMENT PROCEDURES. (This Section 16.2 describes the procedures to be


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followed in connection with an assignment effected pursuant to this Article 16 and permitted by Section 16.1).

                  (a) The parties to such an assignment shall execute and deliver to the Administrative Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT 16.1, annexed hereto.

                  (b) The Assigning Revolving Credit Lender shall deliver to the Administrative Agent, with such Assignment and Acceptance, the Revolving Credit Note held by the subject Assigning Revolving Credit Lender and the Administrative Agent's processing fee of $3,500.00, provided, however, no such processing fee shall be due where the Assigning Revolving Credit Lender is one of the Revolving Credit Lenders at the initial execution of this Agreement.

                  (c) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Revolving Credit Lenders and of the Revolving Credit Dollar Commitment and Revolving Credit Commitment Percentage of each Revolving Credit Lender. The Register shall be available for inspection by the Revolving Credit Lenders at any reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Revolving Credit Lenders. The Administrative Agent and the Revolving Credit Lenders may treat each Person whose name is recorded in the Register as a "Revolving Credit Lender" hereunder for all purposes of this Agreement.

                  (d) The Assigning Revolving Credit Lender and Assignee Revolving Credit Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

         16.3.  EFFECT OF ASSIGNMENT.

                           (a) From and after the effective date specified in
an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Administrative Agent may delay by up to five (5) Business Days after the delivery of such Assignment and Acceptance):

                           (i) The Assignee Revolving Credit Lender:

                                   (A) Shall be a party to this Agreement and
                  the Loan Documents (and to any amendments thereof) as fully as if the Assignee Revolving Credit Lender had executed each..

                                   (B) Shall have the rights of a Revolving
                  Credit Lender



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                  hereunder to the extent of the Revolving Credit Dollar
                  Commitment and Revolving Credit Commitment Percentage assigned by such Assignment and Acceptance.

                           (ii) The Assigning Revolving Credit Lender shall be released from the Assigning Revolving Credit Lender's obligations under this Agreement and the Loan Documents to the extent of the Loan Commitment assigned by such Assignment and Acceptance.

                           (iii) The Administrative Agent shall undertake to obtain and distribute replacement Revolving Credit Notes to the subject Assigning Revolving Credit Lender and Assignee Revolving Credit Lender.

                  (b) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.

ARTICLE 17 - NOTICES:

         17.1. NOTICE ADDRESSES. All notices, demands, and other communications made in respect of any Loan Document (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Administrative Agent:
                                   National City Commercial Finance, Inc.
                                   1965 E. Sixth Street
                                   Cleveland, Ohio 44114
                                   Attention:  Kathryn Ellero
                                   Fax:        (216) 222-9555

         With a copy to:
                                   Riemer & Braunstein LLP
                                   Three Center Plaza
                                   Boston, Massachusetts  02108
                                   Attention:   David S. Berman, Esquire
                                   Fax:         (617) 880-3456

If to the Lead Borrower
And All Borrowers:
                                   Value City Department Stores, Inc.
                                   3241 Westerville Road


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
                                   Columbus, Ohio 43224
                                   Attention:   James. A. McGrady
                                   Fax:         (614) 473-2721

         With a copy to:
                                   Schottenstein Stores Corporation
                                   1800 Moler Road
                                   Columbus, Ohio 43207
                                   Attention:   Irwin A. Bain, Esquire
                                   Fax:         (614) 443-0972


         With a copy to:
                                   Porter, Wright, Morris & Arthur LLP
                                   41 S. High Street
                                   Columbus, Ohio 43215
                                   Attention:   Robert J. Tannous, Esquire
                                                and Timothy E. Grady, Esquire
                                   Fax:         (614) 227-2100


         17.2.  NOTICE GIVEN.

                  (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                           (i) By certified mail, return receipt requested: the date when actually received.

                           (ii) By recognized overnight express delivery: the Business Day following the day when sent.

                           (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                           (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, one
         (1) hour after being sent. Otherwise, at the opening of the then next Business Day.


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

         17.3. WIRE INSTRUCTIONS. NOTICE GIVEN. Subject to change in the same manner that a notice address may be changed (as to which, see Section 17.1), wire transfers to the Administrative Agent shall be made in accordance with the following wire instructions:

                  National City Bank.
                  ABA Number: 041000124
                  Account Name     : National City Commercial Finance, Inc.
                  Account Number   : 3790116
                  Reference        : Value City


ARTICLE 18 - TERM:

         18.1. TERMINATION OF REVOLVING CREDIT.   The Revolving Credit
shall remain in effect (subject to suspension as provided in Section 2.6 hereof) until the Termination Date.

         18.2. ACTIONS ON TERMINATION.
                  (a) On the Termination Date, the Borrowers shall pay the Administrative Agent (whether or not then due), in immediately available funds, all Liabilities including, without limitation: the following:

                           (i) The entire balance of the Loan Account (including the unpaid principal balance of the Revolving Credit Loans, and the SwingLine Loan ).

                           (ii) Any then remaining installments of the Collateral Monitoring Fee.

                           (iii) Any payments due on account of the indemnification obligations included in Section 2.11(f).

                           (iv) Any accrued and unpaid Unused Line Fee.

                           (v) Any applicable Revolving Credit Early Termination Fee.

                           (vi) All unreimbursed costs and expenses of each Agent and of Lenders' Special Counsel for which each Borrower is responsible.

                           (vii) All other Liabilities.

                  (b) On the Termination Date, the Borrowers shall also shall make such arrangements concerning any L/Cs and Banker's Acceptances then outstanding as are reasonably satisfactory to the Administrative Agent.

                  (c) Until such payment (Section 18.2(a)) and arrangements concerning L/Cs


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

and Banker's Acceptances (Section 18.2(b)), all provisions of this Agreement, other than those included in Article 2 which place any obligation on the Administrative Agent or any Revolving Credit Lender to make any loans or advances or to provide any financial accommodations to any Borrower shall remain in full force and effect until all Liabilities shall have been paid in full.

                  (d) On the Termination Date, and upon satisfaction by the Loan Parties of the terms of Section 18.2(a) and (b), above, the Collateral Agents shall release the Collateral Interests granted the Collateral Agents by the Borrowers hereunder, which may be upon such conditions and indemnifications as the Collateral Agents may reasonably require.


ARTICLE 19 - GENERAL:

         19.1. PROTECTION OF COLLATERAL. No Agent has any duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of such Agent.

         19.2. PUBLICITY. Subject to the prior approval of the Lead Borrower (which approval shall not be unreasonably withheld or delayed), the Administrative Agent may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to each Borrower (and may utilize any logo or other distinctive symbol associated with each Borrower) in connection with any advertising, promotion, or marketing (including reference in any "case study" of the creditor facility contemplated hereby) undertaken by the Administrative Agent.

         19.3. CONFIDENTIALITY. Each of the Agents, the Issuer, the Co-Lead Arrangers, the Syndication Agent, the Revolving Credit Lenders, the SwingLine Lender, and any Person subject to this Section 19.3 by the terms of this Agreement (or behalf of itself, and each of its directors, officers, and employees) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and any actual or prospective counterparty or advisors to any swap or derivative transactions relating to the Loan Parties and the Liabilities (subject to an agreement executed for the benefit of the Lead Borrower which contains provisions substantially the same as those of this Section 19.3, (g) with the consent of the Loan Parties or (h) to the extent such Information (i) becomes publicly available other than as


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

a result of a breach of this Section or (ii) becomes legally available to the Agents, the Issuer, the Co-Lead Arrangers or any Revolving Credit Lender on a nonconfidential basis from a source other than the Loan Parties. For the purposes of this Section, the term "INFORMATION" means all information received from the Loan Parties relating to their business, other than any such information that is available to the Agents, the Issuer, the Co-Lead Arrangers or any Revolving Credit Lender on a nonconfidential basis prior to disclosure by the Loan Parties, PROVIDED that, in the case of information received from the Loan Parties after the date hereof, such information is identified at the time of delivery as confidential or of the type of information, such as business plans or financial information as is customarily confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information that is of a similar nature. The confidentiality provisions contained in this Agreement shall survive the termination, assignment or invalidation of this Agreement, or of any of the rights and obligations contained herein or therein.

         19.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrowers and their respective representatives, successors, and assigns and shall enure to the benefit of each Agent and each Revolving Credit Lender and their respective successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to any Borrower shall have any rights hereunder. In the event that any Agent or any Revolving Credit Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

         19.5. SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         19.6.  AMENDMENTS. COURSE OF DEALING.

                  (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between each Borrower and each Agent and each Revolving Credit Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions hereof or thereof. No failure by any Agent or any Revolving Credit Lender to give notice to the Lead Borrower of any Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by any Agent to the manner by which Borrowing Base is determined shall obligate the Agent to continue to determine Borrowing Base in that manner.


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

                  (b) Each Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Administrative Agent. Subject to Article 15, no consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Administrative Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Administrative Agent shall be in reliance upon all representations and warranties theretofore made to the Administrative Agent by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         19.7. POWER OF ATTORNEY. In connection with all powers of attorney included in this Agreement (which may be exercised only after the occurrence and during the continuance of an Event of Default), each Borrower hereby grants unto the Administrative Agent (acting through any of its officers) full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as that Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Borrower and each shall survive the same. All powers conferred upon each Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of each Agent. The Administrative Agent, as agent for the Borrowers under any power of attorney included in this Agreement and the other Loan Documents, is not a fiduciary for any Borrower, but instead, in exercising any one or more rights with respect to such powers of attorney, may do so for the sole and exclusive benefit of the Revolving Credit Lenders, and not for the benefit of any Borrower. The Borrowers acknowledge and agree that the provisions of Title 20, Pennsylvania Consolidated Statutes Section 5601 ET SEQ., as amended (including, without limitation, Act 39 of 1999) shall not be applicable to any one or more powers of attorney contained in any Loan Document previously, concurrently or in the future executed and delivered by the Borrowers.

         19.8. APPLICATION OF PROCEEDS. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Administrative Agent determines in its sole reasonable, good faith discretion, consistent, however, with Sections 13.6 and 13.7 and any other applicable provisions of this Agreement. The Borrowers shall remain liable for any deficiency remaining following such application.

         19.9. INCREASED COSTS. If, after the date hereof, as a result of any change in any Requirement of Law, or change of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not



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having the force of law, which:

                  (a) subjects any Revolving Credit Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any Borrower to any Agent or any Revolving Credit Lender under this Agreement (except for taxes on any Agent or any Revolving Credit Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of such Agent or that Revolving Credit Lender are located);

                  (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Revolving Credit Lender;

                  (c) imposes on any Revolving Credit Lender any other condition with respect to any Loan Document; or

                  (d) imposes on any Revolving Credit Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in such Revolving Credit Lender's reasonable opinion, is to increase the cost to that Revolving Credit Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Revolving Credit Lender in respect of any loan, advance or financial accommodation by an amount which that Revolving Credit Lender deems to be material, then upon written notice from the Administrative Agent, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Administrative Agent, for the benefit of the subject Revolving Credit Lender, upon receipt of such notice, that amount which shall compensate the subject Revolving Credit Lender for such additional cost or reduction in income.

         19.10. REPLACEMENT OF REVOLVING CREDIT LENDER. If (a) any Revolving Credit Lender incurs increased costs and requests compensation under Section 2.19(d) or Section 19.9, (b) any Revolving Credit Lender is a Delinquent Revolving Credit Lender, then the Lead Borrower may

                  (a) request such Revolving Credit Lender or Issuer to use reasonable efforts to designate a different lending office for funding or booking its loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches, or Affiliates, if in the judgment of such Revolving Credit Lender or Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.19(d) or Section 19.9 hereof, and (ii) would not subject such Revolving Credit Lender or Issuer to any unreimbursed cost or expense, and would not otherwise be disadvantageous to such Revolving Credit Lender or Issuer. The


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Lead Borrower shall pay all reasonable costs and expenses incurred by such
Revolving Credit Lender or Issuer in connection with any such designation of assignment; and

                  (b) at its sole expense and effort, upon notice to such Revolving Credit Lender and the Administrative Agent, require such Revolving Credit Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Article 16), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Revolving Credit Lender, if a Revolving Credit Lender accepts such assignment), PROVIDED that (i) if such assignee is not an existing Revolving Credit Lender, the Lead Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Revolving Credit Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans and participations in unreimbursed drawings under L/Cs and Banker's Acceptances and SwingLine Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Lead Borrower (in the case of all other amounts) and (iii) such assignment will result in a reduction in such compensation, payments or costs. A Revolving Credit Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Revolving Credit Lender or otherwise, the circumstances entitling the Lead Borrower to require such assignment and delegation cease to apply.

         19.11. COSTS AND EXPENSES OF THE AGENT AND ISSUER.

                  (a) The Borrowers shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements (including reasonable attorneys' fees and expenses) which are incurred by each Agent or the Issuer in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred in connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

                  (b) The Borrowers shall pay from time to time on demand all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred, following the occurrence of any Event of Default, by the Revolving Credit Lenders to Lenders' Special Counsel.

                  (c) Each Borrower authorizes the Administrative Agent to pay all such fees and expenses and in the Administrative Agent's reasonable, good faith discretion, to add such fees and expenses to the Loan Account.

                  (d) The undertaking on the part of each Borrower in this
Section 19.11 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by any Agent in favor of any Borrower, other than a termination, release, or discharge which makes


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specific reference to this Section 19.11.

         19.12. COPIES AND FACSIMILES. Each Loan Document and all documents and papers which relates thereto which have been or may be hereinafter furnished any Agent or any Revolving Credit Lender may be reproduced by that Revolving Credit Lender or by any Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         19.13. NEW YORK LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of State of New York.

         19.14.   CONSENT TO JURISDICTION.

                  (a) Each Borrower agrees that any legal action, proceeding, case, or controversy against any Borrower with respect to any Loan Document may be brought in the courts of Franklin County, Ohio or in the United States District Court, District of Ohio, sitting in Columbus, Ohio, as the Administrative Agent may elect in the Administrative Agent's sole reasonable, good faith discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

                  (b) Each Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

                  (c) Nothing herein shall affect the right of any Agent to bring legal actions or proceedings in any other competent jurisdiction.

                  (d) Each Borrower agrees that any action commenced by any Borrower asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the courts of Franklin County, Ohio or in the United States District Court, District of Ohio, sitting in Columbus, Ohio, and that such Courts shall have exclusive jurisdiction with respect to any such action.

         19.15. INDEMNIFICATION. Each Borrower shall indemnify, defend, and hold each


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Agent, the Issuer, and each Revolving Credit Lender and any Participant and any of their respective employees, officers, agents, Subsidiaries, and Affiliates (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by any Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from reasonable attorneys' fees, expenses, and disbursements in connection therewith) on account of the relationship of the Borrowers or of any guarantor or endorser of the Liabilities, including all costs, expenses, liabilities, and damages as may be suffered by any Indemnified Person in connection with (x) the Collateral; (y) the occurrence of any Event of Default; or (z) the exercise of any rights or remedies under any of the Loan Documents (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith or in willful misconduct. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by any Agent in favor of the Borrowers, other than a termination, release, or discharge duly executed on behalf of the Agent which makes specific reference to this
Section 19.15.

         19.16. RULES OF CONSTRUCTION. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                  (a) Unless otherwise specifically provided for herein (and then only to the extent so provided), interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

                  (b) Words in the singular include the plural and words in the plural include the singular.

                  (c) Unless otherwise specifically provided for herein or in a specific Loan Document (and then only to the extent so provided), as between the parties hereto or to any Loan Document, the definitions of the following terms, as included in the UCC, are deemed to be as follows for purposes of the performance of obligations arising under or in respect of any Loan Document:

                           (i)  "Authenticate" means "signed".

                           (ii) "Record" means written information in a
                tangible form.

                  (d) Titles, headings (indicated by being UNDERLINED or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning,


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
construction, or effect.

                  (e) The words "includes" and "including" are not limiting.

                  (f) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

                  (g) Text which is shown in italics (except for parenthesized italicized text), shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

                  (h) The words "may not" are prohibitive and not permissive.

                  (i) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

                  (j) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

                  (k) The term "Dollars" and the symbol "$" each refers to United States Dollars.

                  (l) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

                  (m) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

                  (n) Except as otherwise specifically provided, all references to time are to Cleveland, Ohio time.

                  (o) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                           (i) Unless otherwise provided (A) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (B) the period so computed shall end at 5:00 PM on the relevant Business Day.

                           (ii) The word "from" means "from and including".

                           (iii) The words "to" and "until" each mean "to, but excluding".

                           (iv) The word "through" means "to and including".

                  (p) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 19.17 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

         19.17. AGENT'S CONSENT. Unless otherwise explicitly provided herein, any Agent's consent to any action of any Borrower which is prohibited unless such consent is given may be given or refused by such Agent in its sole reasonable, good faith discretion and without reference to Section 2.17 hereof.

         19.18. PARTICIPATIONS. Each Revolving Credit Lender may sell participations to one or more financial institutions (each, a "PARTICIPANT") in that Revolving Credit Lender's interests herein provided that no such participation shall include any provision which accords that Participant with any rights, vis a vis any Agent, with respect to any requirement herein for approval by a requisite number or proportion of the Revolving Credit Lenders. No such sale of a participation shall relieve a Revolving Credit Lender from that Revolving Credit Lender's obligations hereunder nor obligate any Agent to any Person other than a Revolving Credit Lender.

         19.19. RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to any Borrower from any Agent or any Revolving Credit Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of any Borrower in the possession of any of the foregoing (other than in Exempt DDA accounts), whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of each Borrower to such Agent and such Revolving Credit Lender or any Participant or such Affiliate, and (a) after the occurrence and during the continuance of an Event of Default, or (b) after the service of process upon any Agent or any Revolving Credit Lender or any Participant seeking to attach, by trustee, mesne, or other process, any funds of any Loan Party on deposit with, or assets of any Loan Party in the possession of, such Agent or that Revolving Credit or such Participant, in excess of Five Hundred Thousand Dollars ($500,000.00), may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Agent or that Revolving Credit Lender.

         19.20. PLEDGES TO FEDERAL RESERVE BANKS. Nothing included in this Agreement shall prevent or limit any Revolving Credit Lender, to the extent that such Revolving Credit

Lender is subject to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act (12 U.S.C. ss.341) from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Revolving Credit Lender from any of its obligations hereunder or under any of the Loan Documents.

         19.21. MAXIMUM INTEREST RATE. Regardless of any provision of any Loan Document, neither any Agent nor any Revolving Credit Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by Applicable Law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         19.22. WAIVERS.

                  (a) Each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 19.22(b), below, knowingly, voluntarily, and intentionally, and understands that each Agent and each Revolving Credit Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.

                  (b) EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                           (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                           (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to any Agent's exercising of the Agent's rights upon default.

                           (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY AGENT OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY AGENT OR ANY REVOLVING CREDIT LENDER OR IN WHICH ANY AGENT OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER OR ANY OTHER PERSON AND EACH AGENT AND EACH REVOLVING CREDIT LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                           (iv) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of any Agent, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                           (v) Any claim to consequential, special, or punitive damages.

         19.23. ADDITIONAL WAIVERS.

                  (a) The Liabilities are the joint and several obligations of each Loan Party. To the fullest extent permitted by applicable law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Agent or any Revolving Credit Lender to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other Borrower of the Liabilities, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agents or any Revolving Credit Lender.

                  (b) The obligations of each Loan Party hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Liabilities), including any claim of waiver, release, surrender, alteration or compromise of any of the Liabilities, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Liabilities or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any Revolving Credit Lender to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Liabilities, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Liabilities).

                  (c) To the fullest extent permitted by applicable law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Liabilities or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Liabilities. Each Agent and the Revolving Credit Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any


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
part of the Liabilities, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Liabilities have been indefeasibly paid in full in cash. Pursuant to applicable law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

                  (d) Upon payment by any Loan Party of any Liabilities, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Liabilities, as more particularly set forth in an Indemnity, Subrogation and Contribution Agreement to be entered into amongst the Loan Parties. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior payment in full of the Liabilities. None of the Loan Parties will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Agent and the Revolving Credit Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Liabilities, whether matured or unmatured, in accordance with the terms of the Loan Documents.



                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

                                   VALUE CITY DEPARTMENT STORES, INC.
                                                      ("LEAD BORROWER")

                                   By:   /s/ James A. McGrady
                                      ----------------------------------
                                   Name: James A. McGrady
                                   Title: Chief Financial Officer


                                   "OTHER BORROWERS":

                                   SHONAC CORPORATION


                                   By:   /s/ James A. McGrady
                                      ----------------------------------
                                   Name: James A. McGrady
                                   Title: Chief Financial Officer


                                   DSW SHOE WAREHOUSE, INC.


                                   By:   /s/ James A. McGrady
                                      ----------------------------------
                                   Name: James A. McGrady
                                   Title: Chief Financial Officer


                                   GRAMEX RETAIL STORES, INC.


                                   By:   /s/ James A. McGrady
                                      ----------------------------------
                                   Name: James A. McGrady
                                   Title: Chief Financial Officer


                                   FILENE'S BASEMENT, INC.


                                   By:   /s/ James A. McGrady
                                      ----------------------------------
                                   Name: James A. McGrady

                                   Title: Chief Financial Officer



                                   VALUE CITY LIMITED PARTNERSHIP

                                   By: Westerville Road GP, Inc., its General
                                       Partner


                                   By:   /s/ James A. McGrady
                                      ----------------------------------
                                   Name: James A. McGrady
                                   Title: Chief Financial Officer


                                   VALUE CITY OF MICHIGAN, INC.


                                   By:   /s/ James A. McGrady
                                      ----------------------------------
                                   Name: James A. McGrady
                                   Title: Chief Financial Officer


                                   GB RETAILERS, INC.


                                   By:   /s/ James A. McGrady
                                      ----------------------------------
                                   Name: James A. McGrady
                                   Title: Chief Financial Officer


                                   VCM, LTD.

                                   By: GB Retailers, Inc., its Sole Member


                                   By:   /s/ James A. McGrady
                                      ----------------------------------
                                   Name: James A. McGrady
                                   Title: Chief Financial Officer

                             NATIONAL CITY COMMERCIAL FINANCE, INC.
                             (ADMINISTRATIVE AGENT, COLLATERAL AGENT AND
                              REVOLVING CREDIT LENDER)
                             By:  /s/ Carla Kehres
                                --------------------------------------------
                             Name: Carla Kehres
                             Title: Vice President

                           NATIONAL CITY BANK
                           (ISSUER)

                           By:
                              ----------------------------------------------
                           Name:
                                --------------------------------------------
                           Title:
                                 -------------------------------------------

                          FLEET RETAIL FINANCE INC.
                          (COLLATERAL AGENT AND REVOLVING CREDIT LENDER)


                          By:
                             -------------------------------------------
                          Name: James R. Dore
                          Title: Vice President

                            WELLS FARGO RETAIL FINANCE LLC


                           By:
                              ----------------------------------------------
                           Name:
                                --------------------------------------------
                           Title:
                                 -------------------------------------------

                           THE CIT GROUP/BUSINESS CREDIT, INC.


                           By:
                              ----------------------------------------------
                           Name:
                                --------------------------------------------
                           Title:
                                 -------------------------------------------

                           AMSOUTH BANK

                           By:
                              ----------------------------------------------
                           Name:
                                --------------------------------------------
                           Title:
                                 -------------------------------------------

                           GENERAL ELECTRIC CAPITAL CORPORATION


                           By:
                              ----------------------------------------------
                           Name:
                                --------------------------------------------
                           Title:
                                 -------------------------------------------

                           HSBC BUSINESS CREDIT (USA), INC.

                           By:
                              ----------------------------------------------
                           Name:
                                --------------------------------------------
                           Title:
                                 -------------------------------------------

                         IBJ WHITEHALL RETAIL FINANCE,
                         A Division of IBJ Whitehall Business Credit Corporation


                         By:
                            ----------------------------------------------
                         Name:
                              --------------------------------------------
                         Title:
                               -------------------------------------------

                         LASALLE BANK NATIONAL ASSOCIATION


                         By:
                            ----------------------------------------------
                         Name:
                              --------------------------------------------
                         Title:
                               -------------------------------------------

                         PNC BANK, National Association


                         By:
                            ----------------------------------------------
                         Name:
                              --------------------------------------------
                         Title:
                               -------------------------------------------

                         THE PROVIDENT BANK


                         By:
                            ----------------------------------------------
                         Name:
                              --------------------------------------------
                         Title:
                               -------------------------------------------

                         SIEMENS FINANCIAL SERVICES, INC.


                         By:
                            ----------------------------------------------
                         Name:
                              --------------------------------------------
                         Title:
                               -------------------------------------------